Registration No. 333-147950
As Filed With the Securities and Exchange Commission January 4, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
AMENDMENT NO. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	6022	20-8420347

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
2 West Liberty Boulevard, Suite 104
Malvern, Pennsylvania 19355
(610) 280-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David E. Sparks
Chairman and Chief Executive Officer
First Priority Financial Corp.
2 West Liberty Boulevard, Suite 104
Malvern, Pennsylvania 19355
(610) 280-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Jeffrey P. Waldron, Esquire Stevens & Lee, P.C. 620 Freedom Business Center Suite 200 King of Prussia, PA 19406 (610) 205-6000	Charles J. Ferry, Esquire Rhoads & Sinon LLP M&T Bank Building, Twelfth Floor One South Market Square Harrisburg, PA 17108-1146 (717) 233-5731

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	registered (1)	Unit	Price	Registration Fee
Common Stock, $1.00 par value per share	976,137	$10.00 (2)	$9,761,370	$299.67
Warrants	195,227	$12.50 (3)	$2,440,338	$74.92

(1)	Based upon the maximum number of shares and warrants of First Priority Financial Corp. that may be issued in respect of the same number of outstanding shares of common stock and related warrants of Prestige Community Bank. In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant’s common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the merger agreement.

(2)	Pursuant to Rule 457(f) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the price per share ($10.00) and the number of shares of First Priority Financial Corp. to be issued in the merger transaction.

(3)	Pursuant to Rule 457(g), the proposed maximum offering price per unit is based on the price at which the warrants may be exercised.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
     The boards of directors of First Priority Financial Corp., First Priority Bank, and Prestige Community Bank each have unanimously approved a merger transaction in which First Priority Financial Corp., referred to as First Priority, will acquire Prestige Community Bank, referred to as Prestige. Pursuant to the Agreement and Plan of Merger, dated as of October 19, 2007, Prestige will merge with and into First Priority Bank, the wholly-owned subsidiary of First Priority.
     In the merger, Prestige shareholders will receive one share of common stock and one warrant of First Priority for each share of common stock and each warrant of Prestige held immediately prior to the closing of the transaction. First Priority shareholders will continue to own their existing shares of First Priority common stock. First Priority will issue 976,137 shares of common stock and 195,227 warrants in the merger transaction.
     First Priority common stock and Prestige common stock are not publicly traded on any national securities exchange.
     We expect the merger to qualify as a reorganization for tax purposes and Prestige shareholders should not recognize any gain on the exchange of Prestige common stock and warrants for the First Priority common stock and warrants they receive.
     We cannot complete the merger unless the shareholders of Prestige approve it. Prestige will hold a special meeting of shareholders to vote on this merger proposal. YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Prestige special shareholders’ meeting, please take the time to vote your shares in accordance with the instructions contained in this document. The date, time and place of the Prestige special meeting is as follows:
February 7, 2008
10:00 a.m.
Middletown Country Club
420 North Bellevue Avenue
Langhorne, Pennsylvania 19047
     The attached document provides you with detailed information about the proposed transaction, First Priority, Prestige and certain related matters. Please read this document carefully. Please see page 16 for risk factors relating to the transaction that you should consider.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. These securities are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of any of the parties, and they are not insured by any federal or state governmental agency.
     This document is dated January 4, 2008, and was first mailed to Prestige shareholders on or about January 8, 2008

Prestige Community Bank
104 Pheasant Run, Suite 130
Newtown, Pennsylvania 18940

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Prestige Community Bank will be held at 10:00 a.m., local time, on February 7, 2008, at the Middletown Country Club, 420 North Bellevue Avenue, Langhorne, Pennsylvania 19047 for the following purposes:
•	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 19, 2007, by and among First Priority Financial Corp., First Priority Bank, and Prestige Community Bank, that provides, among other things, for the acquisition of Prestige by First Priority Financial Corp. through the merger of Prestige with and into First Priority Bank, a wholly-owned subsidiary of First Priority Financial Corp.

•	To consider and vote upon a proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
     The Board of Directors of Prestige has fixed the close of business on January 4, 2008, as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting.
     Your vote is important regardless of the number of shares you own. The merger agreement cannot be completed unless the holders of at least two-thirds of the outstanding shares of Prestige common stock vote in favor of the proposed transaction. Whether or not you plan to attend the special meeting, the Board of Directors of Prestige urges you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting but will assure that your vote is counted if you are unable to attend. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the special meeting.
     If Prestige shareholders approve the merger agreement at the special meeting and the transaction is completed, any shareholder of Prestige entitled to vote on the merger agreement who does not vote in favor of the transaction has the right to dissent from the merger and receive payment of the “fair value” of his or her shares of Prestige common stock upon compliance with the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, a copy of which is included as Annex C to this document.

By Order of the Board of Directors,
Brent Kreiser
Secretary

Newtown, Pennsylvania
January 4, 2008

(i)

(ii)

ANNEXES

Page

A.	Agreement and Plan of Merger, dated as of October 19, 2007, by and among First Priority Financial Corp., First Priority Bank, and Prestige Community Bank	A-1

B.	Opinion of Curtis Financial Group, LLC	B-1

C.	Statutory Provisions Relating to Dissenters’ Rights	C-1

(iii)

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

Q:	Why am I receiving this document?

A:	We are delivering this document to you because it is serving as both a proxy statement of Prestige and a prospectus of First Priority. It is a proxy statement because it is being used by the board of directors of Prestige to solicit the proxies of its common shareholders. It is a prospectus because First Priority is offering shares of its common stock and warrants in exchange for shares of Prestige common stock and warrants if the transaction is completed.

Q:	What matters will be considered at the special meeting?

A:	Prestige shareholders will be asked to vote in favor of adopting the merger agreement at the Prestige special meeting, to vote upon a proposal to adjourn the meeting, if necessary, if more time is needed to solicit proxies, and to transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Q.	How does the Board of Directors of Prestige recommend I vote on the merger proposal?

A:	The board of directors of Prestige unanimously recommends that you vote “FOR” the proposal to approve the merger agreement.

Q.	What vote of Prestige shareholders is required in connection with the transaction?

A:	The affirmative vote of at least two-thirds of the outstanding shares of Prestige common stock is required to approve the merger agreement and the merger transaction.

Q:	Why is my vote important?

A:	If you do not return your proxy card or vote in person at the special meeting, it will be more difficult for Prestige to obtain the necessary quorum to hold the special meeting of shareholders. In addition, because a vote of at least two-thirds of outstanding Prestige shares is required to approve the merger agreement, if you do not vote it will have the same effect as a vote against the merger proposal.

Q:	How do I vote?

A:	If your shares are registered in your own name, you may vote in person at the special meeting or by returning your completed proxy card in the enclosed postage-paid envelope. If you return your signed proxy card, your shares will be voted in accordance with your instructions. If you return your signed proxy card, but do not designate how you wish to vote, your shares will be voted “FOR” each proposal.

Q:	If my shares are held in “street name” by my broker or similar custodian, will they vote my shares for me?

A:	Maybe. Your broker or custodian will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker or custodian. Without instructions, your shares will not be voted on the merger agreement.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. You may revoke your signed proxy card at any time before it is voted by signing and returning a proxy card with a later date, delivering a written revocation letter to Brent Kreiser, Chief Financial Officer of Prestige, or by attending the special meeting in person, notifying Mr. Kreiser, and voting by ballot at the special meeting. Mr. Kreiser’s mailing address is Prestige Community Bank, 104 Pheasant Run, Suite 130, Newtown, Pennsylvania 18940. Any shareholder entitled to vote in person at the special meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying Mr. Kreiser) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q:	Should I send in my Prestige stock and warrant certificates now?

A:	No. Shortly after the transaction is completed, First Priority will send you written instructions for exchanging your stock and warrant certificates. We will request that you return your Prestige stock and warrant certificates at that time.

Q:	How much of First Priority will Prestige shareholders own?

A:	After the transaction is completed and based upon the number of shares of common stock of First Priority and Prestige currently outstanding, Prestige shareholders will own approximately 31.7% of First Priority common stock outstanding.

Q:	What are the tax consequences of the transaction to Prestige shareholders?

A:	The exchange of shares of Prestige common stock and warrants for shares of First Priority common stock and warrants generally will not cause Prestige shareholders to recognize any gain or loss for federal income tax purposes. Prestige shareholders will, however, have to recognize income or gain in connection with any cash received in connection with the exercise of dissenters’ rights.

Q:	When do you expect to complete the transaction?

A:	We expect to complete the transaction in the first quarter of 2008. In addition to the approval of Prestige shareholders, we must also obtain regulatory approvals from the FDIC and the Pennsylvania Department of Banking. We expect to receive all necessary approvals no later than March 2008.

Q:	Whom should I call with questions or to obtain additional copies of this document?

A:	You should contact either:
First Priority Financial Corp.
2 West Liberty Boulevard, Suite 104
Malvern, Pennsylvania 19355
Attention: Lawrence E. Donato
Telephone: (484) 527-4022
or
Prestige Community Bank
104 Pheasant Run, Suite 130
Newtown, Pennsylvania 18940
Attention: Brent Kreiser
Telephone: (215) 867-2400

SUMMARY
     This summary highlights selected information from this document. It does not contain all of the information that may be important to you. We urge you to read carefully this entire document and the attached annexes and the other documents to which we refer you for a more complete understanding of the transaction. Each item in this summary includes a page reference directing you to a more complete description of that item.
The Special Meeting
Date, Time and Place (Page 22)
     Prestige will hold a special meeting of shareholders on February 7, 2008 at 10: a.m., local time at the Middletown Country Club, 420 North Bellevue Avenue, Langhorne, Pennsylvania 19047.
Matters to be Considered at the Special Meeting (Page 22)
     At the special meeting, Prestige shareholders will vote on a proposal to approve and adopt the merger agreement, and on a proposal to adjourn the meeting to solicit additional proxies, if necessary, in the event there are not sufficient votes at the time of the meeting to approve the merger agreement.
Record Date (Page 22)
     The record date for the Prestige special meeting is the close of business on January 4, 2008. Prestige shareholders will have one vote at the special meeting for each share of common stock they own on the record date for the special meeting. On January 4, 2008, there were 972,658 shares of Prestige common stock outstanding.
Votes Required to Approve Merger Agreement (Page 23)
     Approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Prestige common stock. A Prestige shareholder’s failure to vote will have the effect of a vote against the merger agreement. Brokers who hold shares of Prestige common stock as nominees will not have authority to vote such shares on the transaction unless shareholders provide voting instructions. As of the date of this proxy statement/prospectus, the directors and executive officers of Prestige own in the aggregate 41.1% of the outstanding shares of common stock of Prestige entitled to vote at the special meeting, and all of these directors and officers have indicated their intention to vote for the proposal to approve the merger agreement.
     The approval of the shareholders of First Priority is not required in connection with the merger of Prestige with and into First Priority Bank. First Priority, as the sole shareholder of First Priority Bank, approved the merger transaction.

The Merger
The Parties to the Merger
First Priority
First Priority Financial Corp.
First Priority Bank
2 West Liberty Boulevard, Suite 104
Malvern, Pennsylvania 19355
(484) 527-4022
www.fpbk.com
     First Priority Financial Corp. a Pennsylvania business corporation, is the holding company for First Priority Bank, a Pennsylvania state-chartered commercial bank that has been in operation since November 2005. First Priority Bank, which shares the same corporate offices as First Priority Financial Corp., has one branch located in Chester County and one branch located in Berks County. First Priority Bank offers a wide range of commercial and retail banking services, including personal and business checking and savings accounts, certificates of deposit, residential mortgages, consumer, and commercial loans. At September 30, 2007, First Priority had total consolidated assets of $126.2 million, deposits of $106.5 million and shareholders’ equity of $15.9 million.
Prestige Community Bank
Prestige Community Bank
104 Pheasant Run, Suite 130
Newtown, Pennsylvania 18940
(215) 867-2400
www.prestigecommunitybank.com
     Prestige, a Pennsylvania state-chartered commercial bank, was incorporated on April 4, 2007, and opened for business on October 16, 2007. In connection with its formation, Prestige sold or has received subscriptions for 976,137 shares of its common stock resulting in gross proceeds of approximately $9.8 million. Prestige has one branch located in Newtown, Bucks County, Pennsylvania which also serves as its corporate headquarters and one branch located in Pipersville, Bucks County, Pennsylvania. Both branches are full-service branches. Prestige offers a wide range of commercial and retail banking services, including personal and business checking and savings accounts, certificates of deposit, residential mortgages, consumer, and commercial loans.
We Propose that Prestige Merge with and into First Priority Bank (Page 25)
     First Priority, First Priority Bank, and Prestige entered into a merger agreement on October 19, 2007. The merger agreement provides for the merger of Prestige with and into First Priority Bank, a wholly-owned subsidiary of First Priority, with First Priority Bank as the surviving corporation. A copy of the merger agreement is attached to this document as Annex A and is incorporated herein by reference.
What Prestige Shareholders Will Receive in the Transaction (Page 40)
     Each Prestige shareholder will receive one share of First Priority common stock and one warrant to purchase First Priority common stock for each share of Prestige common stock and each Prestige warrant that they own.
The Prestige Board of Directors Unanimously Recommends Shareholder Approval (Page 28)
     The Prestige board of directors believes that the merger transaction is in the best interests of Prestige and unanimously recommends that Prestige shareholders vote “FOR” approval of the transaction.
The Merger Consideration is Fair to Prestige Shareholders from a Financial Point of View According to Prestige’s Financial Advisor (Page 30)
     Curtis Financial Group, LLC, referred to as Curtis Financial, delivered a written opinion to the board of directors of Prestige as to the fairness, from a financial point of view, of the consideration to be received in the merger by Prestige shareholders. The opinion is attached to this document as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations of the review undertaken by Curtis Financial. The opinion of Curtis Financial is directed to the board of directors of Prestige and does not constitute a recommendation to you or any other shareholder as to how to vote with respect to the merger or any other matter relating to the proposed transaction. Curtis Financial will receive a fee for its services, including rendering the fairness opinion, in connection with the merger.
Prestige Directors and Officers May Have Interests in the Transaction That Differ from The Interests of Prestige Shareholders (Page 60)
     When considering the recommendation of the Prestige board of directors, Prestige shareholders should be aware that some directors and officers of Prestige have interests in the transaction other than their interests as shareholders. These interests include the following:
•	First Priority will increase the size of the board of directors of First Priority to include four individuals designated by Prestige and First Priority Bank will increase the size of its board of directors to include five individuals designated by Prestige, in each case reasonably acceptable to First Priority; and

•	For a period of three years following the merger transaction, Prestige will continue to operate as a separate division of First Priority Bank under the name Prestige Community Bank Division of First Priority Bank, and the officers of Prestige will continue as officers of such division. The Prestige Community Bank Division of First Priority Bank will have a separate board of advisors comprised of the current Prestige board of directors and three additional persons designated by First Priority.

Prestige Shareholders Will Have Dissenters’ Rights (Page 40)
     You have the right under Pennsylvania law to dissent from the transaction, and to demand and receive cash for the “fair value” of your Prestige common stock. In order to assert dissenters’ rights, you must:
•	file a written notice of intent to dissent with Prestige prior to the shareholder vote at the Prestige special meeting of shareholders;

•	not vote in favor of the transaction;

•	file a written demand for payment and deposit the certificates representing the Prestige shares for which dissenters’ rights are being asserted as requested by the notice that will be sent by Prestige or First Priority after receipt of your notice of intent to dissent from the transaction; and

•	comply with certain other statutory procedures set forth in Pennsylvania law.
     If you sign and return your proxy without voting instructions, we will vote your proxy in favor of the transaction and you will lose any dissenters’ rights that you may have. A copy of the relevant provisions of Pennsylvania law related to dissenters’ rights are attached to this proxy statement as Annex C.
Important Federal Income Tax Consequences of the Transaction (Page 43)
     We have structured the transaction to be treated as a reorganization for U.S. federal income tax purposes. The conversion of Prestige common stock and warrants for First Priority common stock and warrants generally will not cause a Prestige shareholder to recognize any gain or loss for federal income tax purposes. Prestige shareholders will, however, recognize income or gain in connection with any cash received in connection with the exercise of dissenters’ rights.
     Tax matters are complicated and the tax consequences of the transaction to you will depend on your individual circumstances. We urge you to contact your tax advisor to understand fully the transaction’s tax consequences to you.
     The closing of the transaction is conditioned upon the receipt by First Priority and Prestige of the opinion of Stevens & Lee, P.C., counsel to First Priority, dated as of the closing date of the transaction, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in those opinions (including factual representations contained in certificates of officers of First Priority and Prestige), which are consistent with the state of facts existing as of the closing date of the transaction, the transaction will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The tax opinion to be delivered in connection with the transaction is not binding on the IRS or the courts, and neither First Priority nor Prestige intends to request a ruling from the IRS, which could take a different view with respect to the United States federal income tax consequences of the transaction.

Certain Conditions Must Be Satisfied for the Transaction to Occur (Page 49)
     The following conditions must be met for us to complete the transaction in addition to other customary conditions:
•	approval of the merger agreement by the shareholders of Prestige;

•	receipt of all required regulatory approvals for the transaction and any waiting periods required by law must have expired or been terminated;

•	the absence of legal restraints that prevent the completion of the transaction; and

•	receipt of a legal opinion that the transaction will constitute a reorganization for federal income tax purposes.
We Must Obtain Regulatory Approvals to Complete the Transaction (Page 45)
     We cannot complete the transaction unless First Priority obtains the approval of the FDIC and the Pennsylvania Department of Banking. On December 17, 2007, First Priority filed the required application with the FDIC and on December 19, 2007, First Priority filed the required application with the Pennsylvania Department of Banking seeking approval of the transaction. Although we believe regulatory approvals will be received in a timely manner, we cannot be certain at this time when or if First Priority will obtain them.
We Can Terminate or Amend the Merger Agreement Under Certain Circumstances (Page 56)
     First Priority, First Priority Bank, and Prestige can mutually agree at any time to terminate the merger agreement without completing the transaction. Either First Priority or Prestige can terminate the merger agreement in the following circumstances:
•	the transaction is not completed on or prior to June 30, 2008, if the failure to complete the transaction by that date is not due to a breach of the merger agreement by the party seeking to terminate it;

•	a final denial of a required regulatory approval, if the failure to obtain regulatory approval is not due to a breach of the merger agreement by the party seeking to terminate it;

•	a party has materially breached any representation, warranty or covenant in the merger agreement and such breaching party has not cured the breach by the earlier of 30 days of the date the non-breaching gives written notice of the breach to the breaching party or the effective time of the merger; or

•	if Prestige’s shareholders do not approve the merger agreement at the special meeting.

     First Priority may terminate the merger agreement:
•	if Prestige violates certain covenants relating to the solicitation, response, or initiation of an acquisition proposal with a party other than First Priority or an affiliate of First Priority;

•	if the Prestige board of directors withdraws, modifies or qualifies its recommendation of the transaction to Prestige shareholders or takes any other action in connection with the special meeting inconsistent with such recommendation; or

•	if the Prestige board of directors fails to call, give notice of, convene or hold a special meeting of Prestige shareholders to consider the transaction within six months of the date of the merger agreement.
     Prestige may terminate the merger agreement if, prior to the adoption of the merger agreement by Prestige’s shareholders, its board of directors determines that an unsolicited acquisition proposal is more financially favorable to Prestige’s shareholders than the transactions contemplated by the merger agreement; provided that the board of directors follows specific procedures set forth in the merger agreement and pays a $500,000 termination fee to First Priority.
     Generally, the company seeking to terminate cannot itself be in violation of the merger agreement.
     First Priority and Prestige can agree to amend the merger agreement, in any way, except that after the Prestige special meeting no amendment shall be made that by law requires further approval by the shareholders of Prestige.
Prestige Must Pay a Termination Fee to First Priority if the Merger Agreement is Terminated Under Certain Circumstances (Page 57)
     A termination fee in the amount of $500,000 must be paid by Prestige to First Priority if:
•	First Priority terminates the merger agreement because Prestige’s board of directors has done any of the following: (1) violated certain covenants relating to the initiation or solicitation of an acquisition proposal with a party other than First Priority or an affiliate of First Priority; (2) withdrawn, modified or qualified its recommendation of the transaction to Prestige shareholders; or (3) failed to call, give notice of, convene or hold a special meeting of shareholders within six months of the date of the merger agreement;

•	Prestige terminates the merger agreement because Prestige has determined that an unsolicited acquisition proposal is more financially favorable to Prestige’s shareholders than the transactions contemplated by the merger agreement;

•	First Priority or Prestige terminates the merger agreement because Prestige’s shareholders have failed to approve the merger agreement, and (1) prior to the special

•	First Priority or Prestige terminates the merger agreement because the transaction has not been completed by June 30, 2008, and within six months following such termination Prestige enters into a definitive agreement with respect to or consummates a separate merger transaction or other business combination.
Your Rights As a Prestige Shareholder Will Change After the Completion of the Transaction (Page 123)
     Upon completion of the transaction, Prestige shareholders will become shareholders of First Priority. First Priority’s articles of incorporation and bylaws and Pennsylvania law determine the rights of First Priority’s shareholders. The rights of shareholders of First Priority differ in certain respects from the rights of shareholders of Prestige.
Market Prices And Dividends Declared
     Neither First Priority common stock nor Prestige common stock is traded on a national securities exchange or the OTC Bulletin Board. There currently is not an active or liquid trading market for First Priority common stock or Prestige common stock. Shareholders wishing to sell First Priority common stock after the merger may have to seek buyers and negotiate a transaction price by themselves.
     First Priority and Prestige have no history of paying dividends, and no assurance can be given that dividends will be declared on First Priority common stock in the foreseeable future. Federal and state laws also limit the payment of dividends.
Market Value of Securities
     The following table sets forth the market value per share of First Priority common stock, the market value per share of Prestige common stock and the equivalent market value per share of Prestige common stock on October 23, 2007 (the date preceding public announcement of the transaction) and January 3, 2008 (the date preceding printing of this document).
     Because the common stock of First Priority and Prestige are not publicly traded, the historical market value per share of First Priority common stock and Prestige common stock and the historical market value of First Priority common stock used to determine the equivalent market value per share of Prestige common stock are the per share price at which First Priority common stock and Prestige common stock were sold in their respective initial offerings.

			Equivalent Market
	First Priority	Prestige	Value Per Share
	Historical	Historical	of Prestige

October 23, 2007	$10.00	$10.00	$10.00
January 3, 2008	10.00	10.00	10.00
Comparative Unaudited Per Share Data
     The following summary presents per share information for First Priority and Prestige on a historical, pro forma combined and pro forma diluted equivalent basis for the periods and as of the dates indicated below. The pro forma information gives effect to the Prestige merger accounted for using the purchase method of accounting. This information should be read in conjunction with First Priority’s historical financial statements and related notes and pro forma condensed financial information included elsewhere herein. The pro forma information should not be relied upon as being indicative of the historical results the companies would have had if the merger had occurred before such periods or the future results that the companies will experience after the merger.
     The pro forma combined loss per diluted share has been computed based on the diluted average number of shares of common stock of First Priority adjusted for the additional shares to be issued in connection with the acquisition of Prestige. The merger equivalent loss per diluted share of First Priority is the same as the pro forma combined results due to the exchange ratio of one share of First Priority to be issued for each outstanding share of Prestige and one warrant of First Priority to be issued for each outstanding warrant to purchase a share of Prestige.
     The pro forma combined book value per share is based upon the pro forma combined equity of First Priority divided by the pro forma number of common shares of the combined companies after the merger. The merger equivalent book value per share of First Priority is the same as the pro forma combined results due to the exchange ratio of one share of First Priority to be issued for each outstanding share of Prestige and one warrant of First Priority to be issued for each outstanding warrant to purchase a share of Prestige. The foregoing assumes that the shares of First Priority common stock to be issued will have a value of $10.00 per share, which was the value assigned to the First Priority common stock in the merger agreement.

	Nine months ended	Year ended
	September 30, 2007	December 31, 2006
Net Loss per common share:
Loss per basic and diluted share:
First Priority	$(0.84)	$(1.16)
Prestige	N/A	N/A

Pro forma combined	(0.84)	(1.16)
First Priority merger equivalent(1)	(0.84)	(1.16)

Cash dividends per share:
First Priority	$0.00	$0.00
Prestige	N/A	N/A

Balance Sheet date:
Net book value per share:
First Priority	$7.55	$8.37
Prestige	9.39	N/A

Pro forma combined	8.11	8.37
First Priority merger equivalent(1)	8.11	8.37

(1)	Calculated based on the exchange ratio of one share of First Priority common stock issued for each share of Prestige common stock outstanding and one warrant to purchase one share of First Priority common stock issued for each warrant outstanding to purchase one share of Prestige common stock.
Selected Financial Data
     The following tables show certain historical consolidated summary financial data for First Priority. The information relating to First Priority was derived from the consolidated financial statements of First Priority for the period from May 25, 2005 (date of inception) to December 31, 2005, and for the year ended December 31, 2006 and the nine months ended September 30, 2007 and 2006. First Priority commenced operations in November 2005.
     Because Prestige commenced operations on October 16, 2007, there is no selected financial data for Prestige at the dates or for the periods indicated.

FIRST PRIORITY SELECTED FINANCIAL DATA

				At or for the
				period from
	At or for the nine months		At or for the	May 25, 2005
	ended September 30,		year ended	(date of inception)
	(unaudited)		December 31,	to December 31,
	2007	2006	2006	2005
	(Dollars in thousands, except per share data)
Selected Financial Data:
Total assets	$126,168	$73,756	$105,748	$30,841
Securities available for sale	8,030	37,999	52,994	29,987
Loans receivable	89,264	34,552	50,423	111
Allowance for loan losses	958	437	634	2
Deposits	106,485	40,249	64,417	789
Short-term borrowings	154	14,787	22,965	9,547
Long-term debt	380	—	—	—
Shareholders’ equity	15,909	18,262	17,638	20,050

Book value per share	$7.55	$8.66	$8.37	$9.51

Selected Operating Data:
Interest income	$5,037	$1,605	$2,793	$276
Interest expense	3,028	631	1,314	5

Net interest income before provision for loan losses	2,009	974	1,479	271
Provision for loan losses	324	435	632	2

Net interest income after provision for loan losses	1,685	539	847	269
Non-interest income	198	201	278	—
Non-interest expense	3,649	2,544	3,561	1,238

Net loss	$(1,766)	$(1,804)	$(2,436)	$(969)

Loss per share —
—basic and diluted	$(0.84)	$(0.86)	$(1.16)	$(0.46)
Cash dividends per share	$—	$—	$—	$—
Return on average assets	-2.35%	-6.39%	-5.21%	-34.60%
Return on average shareholders’ equity	-14.08%	-12.57%	-12.89%	-35.99%
Average equity to average assets	16.68%	50.80%	40.45%	96.13%

SUMMARY SELECTED CONSOLIDATED CONDENSED COMBINED COMPANY
UNAUDITED PRO FORMA FINANCIAL INFORMATION
     On October 19, 2007, First Priority Financial Corp. (“First Priority”), First Priority Bank (“First Priority Bank”), and Prestige Community Bank (“Prestige”) signed a definitive agreement to merge Prestige with and into First Priority Bank, a wholly owned subsidiary of First Priority. The following selected unaudited pro forma condensed financial information presents the impact of the acquisition of Prestige on First Priority. Upon completion of the merger, Prestige shareholders will receive one share of common stock and one warrant of First Priority for each share of common stock and each warrant of Prestige held immediately prior to the closing of the transaction.
     Under the purchase method of accounting, First Priority will record the assets and liabilities of Prestige at their fair values on the closing date of the merger. Prestige opened for business on October 16, 2007. The Selected Unaudited Pro Forma Condensed Statements of Financial Condition assumes that for First Priority, the merger was completed on September 30, 2007; and for Prestige, the merger was completed when the bank opened for business on October 16, 2007.
     Prestige did not open for business until October 16, 2007, and accordingly, the pro forma results of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 are the same as those presented for First Priority on a stand-alone basis.
     The selected unaudited pro forma condensed financial information is presented for illustrative purposes only, and does not indicate either future results of operations or financial condition. The selected unaudited pro forma condensed financial information is based upon assumptions and adjustments that First Priority believes are reasonable. No assumptions have been applied to the selected pro forma condensed financial statements regarding possible revenue enhancements, expense efficiencies or asset dispositions. The selected unaudited pro forma condensed financial statements should be read in conjunction with First Priority’s consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are both included in this document.

Selected Unaudited Pro Forma Condensed Statements of Financial Condition
As of September 30, 2007

	First Priority	Prestige (1)
	Stand-Alone	Stand-Alone		Purchase		Pro Forma
	September 30, 2007	October 16, 2007		Adjustments		Combined
	(Dollars in thousands)
Assets
Cash and cash equivalents	$28,396	$8,931		$(250)		$37,077
Securities available for sale	8,005	0		0		8,005
Loans receivable, net of allowance for loan losses	88,306	0		0		88,306
Goodwill	0	0		250	(2)	250
Other assets	1,461	267		0		1,728

Total Assets	$126,168	$9,198		$0		$135,366

Liabilities and Shareholders’ Equity
Liabilities
Deposits	$106,485	$0		$0		$106,485
Short-term borrowings	154	0		0		154
Long-term debt	380	0		0		380
Other liabilities	3,240	0		0		3,240

Total Liabilities	110,259	0		0		110,259

Shareholders’ Equity
Common equity	15,909	9,198	(3)	0		25,107

Total Shareholders’ Equity	15,909	9,198		0		25,107

Total Liabilities and Shareholders’ Equity	$126,168	$9,198		$0		$135,366

(1)	Prestige Community Bank was formed and opened for business on October 16, 2007.

(2)	To record estimate of cash paid for transaction costs.

(3)	Shareholders’ equity for Prestige resulted from initial pro-forma capital raised of $9.29 million, $436,210 raised shortly after opening and $34,790 for which subscriptions have been executed but funds have not yet been received, less $681 thousand of pre-opening organizational expenses, partially offset by interest earned on escrow funds of $118 thousand.

RISK FACTORS RELATING TO THE TRANSACTION
     In addition to the other information included in this document, you should carefully read and consider the following factors in deciding whether to vote in favor of the transaction.
Neither First Priority nor Prestige is profitable.
     First Priority commenced operations in November 2005 and Prestige commenced operations in October 2007. First Priority has not yet achieved profitability, and in connection with its application for a bank charter, Prestige did not project achieving profitability until the third year of operations.
First Priority may fail to realize the anticipated benefits of the transaction.
     The success of the merger will depend on, among other things, First Priority’s ability to realize anticipated cost savings and revenue enhancements and to combine the businesses of First Priority Bank and Prestige in a manner that permits growth opportunities to occur and that does not materially disrupt the existing customer relationships of First Priority Bank and Prestige or result in decreased revenues resulting from any loss of customers. If First Priority is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.
     First Priority and Prestige operate and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process, including possible relocation of systems, personnel, business units or operations, could result in the loss of key employees, the disruption of First Priority’s or Prestige’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect First Priority’s or Prestige’s ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.
First Priority may require additional capital to continue its growth.
     First Priority’s management believes that it must continue growing in order to achieve economies of scale and ultimately profitable operations. This growth will require additional capital. The combination with Prestige provides approximately $9.2 million of incremental capital, net of pre-opening expenses to the combined organization, most of which is not yet committed. However, the combined entity will have a higher cost structure because of the addition of two new branches and Prestige personnel. Therefore, there can be no assurance that this additional capital will be sufficient to fund the necessary growth.
First Priority will face intense competition in its markets.
     Even after completion of the merger, First Priority will be a small banking institution. The banking business is highly competitive. First Priority faces substantial immediate competition and potential future competition both in attracting deposits and in originating loans. First Priority competes with local, regional and national commercial banks, savings banks, and savings and loan associations, the majority of which have assets, capital, and lending limits larger than those of First Priority. Other competitors include money market funds, mutual funds, mortgage bankers, insurance companies, stock brokerage firms, regulated small loan companies, credit unions, and issuers of commercial paper and other securities. First Priority’s larger competitors have a much larger branch and ATM network, greater name recognition, and greater financial resources than First Priority has and can finance wide-ranging advertising campaigns.
Prestige directors and executive officers have interests in the transaction that may differ from your interests as a Prestige shareholder.
     When considering the recommendation of the board of directors, you should be aware that some executive officers and directors of Prestige have interests in the merger that are somewhat different from your interests. First Priority will increase the size of its board to include four individuals to be designated by Prestige and reasonably acceptable to First Priority. First Priority Bank will increase the size of its board to include five individuals to be designated by Prestige and reasonably acceptable to First Priority. These and certain other additional interests of Prestige’s directors and executive officers may cause some of these persons to view the proposed transaction differently than you view it as a shareholder. See “Financial Interests of Directors and Officers” on page 60 of this document.
The fairness opinion obtained by Prestige from Curtis Financial Group will not reflect changes in circumstances between the delivery of the opinion and the completion of the transaction.
     Prestige will not obtain an updated opinion as of the effective time of the transaction from Curtis Financial Group, Prestige’s financial advisor. Changes in the operations and prospects of First Priority or Prestige, general market and economic conditions and other factors that may be beyond the control of First Priority and Prestige, and on which the fairness opinion was based, may alter the value of First Priority or Prestige or the prices of shares of First Priority common stock and shares of Prestige common stock by the time the transaction is completed. The opinion does not speak as of the time the transaction will be completed or as of any date other than the date of such opinion. For a description of the opinion that Prestige received from its financial advisor, please refer to “The Transaction — Opinion of Prestige’s Financial Advisor” on page 30.
After the transaction is completed, you will become a shareholder of First Priority and will have different rights that you may view as less advantageous than your current rights.
     Upon completion of the transaction, you will become a First Priority shareholder. Differences in Prestige’s articles of incorporation and bylaws and First Priority’s articles of incorporation and bylaws will result in changes to the rights of Prestige shareholders when they become First Priority shareholders. For more information, see the section entitled “Comparison of Shareholder Rights” on page 123 of this document. You may conclude that your current rights under Prestige’s articles of incorporation and bylaws are more advantageous than the rights you may have as a First Priority shareholder under First Priority’s articles of incorporation and bylaws.

You will experience a reduction in percentage ownership and voting power of your shares as a result of the merger.
     Following the merger, Prestige shareholders will own approximately 31.7% of the outstanding shares of First Priority common stock. As a result, Prestige shareholders will have less control over the affairs of First Priority after the merger than they had with respect to Prestige prior to the merger.
We may not receive regulatory approvals or such approvals may take longer than expected or impose conditions we do not presently anticipate.
     The merger transaction, including the merger of Prestige with and into First Priority Bank, must be approved by the FDIC and the Pennsylvania Department of Banking. These regulatory agencies will consider, among other things, the competitive impact of the merger, First Priority’s financial and managerial resources and the convenience and needs of the communities to be served. As part of that consideration, we expect that these agencies will review the capital position, safety and soundness, and legal and regulatory compliance matters and Community Reinvestment Act matters. There can be no assurance as to whether these approvals will be received, the timing of those approvals, or whether any conditions will be imposed that might limit our ability to do business after the merger as we presently anticipate.
The merger agreement limits Prestige’s ability to pursue alternatives to the merger.
     The merger agreement contains terms and conditions that make it more difficult for Prestige to engage in a business combination with a party other than First Priority. Subject to limited exceptions, Prestige is required to convene a special meeting and Prestige’s board of directors is required to recommend approval of the merger agreement. If the Prestige board of directors determines to accept an acquisition proposal from a competing third party and terminate the merger agreement consistent with its terms, Prestige would be obligated to pay a $500,000 termination fee to First Priority. The obligations of Prestige and the termination fee might discourage a competing third party from considering or proposing an acquisition generally, including on better terms than offered by First Priority. Further, the termination fee might result in a potential competing third party acquirer proposing a lower per share price than it might otherwise have proposed to acquire Prestige.
If the merger does not occur by June 30, 2008, First Priority and Prestige may choose not to proceed with the merger.
     Either First Priority or Prestige may terminate the merger agreement if the merger has not been completed by June 30, 2008, unless failure to complete the merger is caused by First Priority’s or Prestige’s breach of the merger agreement. Completion of the merger is subject to various conditions including shareholder approval, compliance with the merger agreement, and various regulatory approval requirements. Some conditions to completion of the merger may still exist following the date of the special meeting to approve the merger agreement. We cannot assure you that all conditions to the merger will have been satisfied by June 30, 2008, to enable the merger to proceed.

There is no market for First Priority common stock.
     Prestige shareholders do not currently have a liquid market in which to sell their common stock. They should not expect that completion of the merger will cause any change in this situation. Although completion of the merger will increase the number of shares of First Priority common stock outstanding, it is very unlikely that a liquid market for First Priority common stock will develop in the near future. Moreover, First Priority has no current plan to apply to have its common stock listed on any exchange or on the over the counter market.

A CAUTION ABOUT FORWARD-LOOKING STATEMENTS
     This document and the documents incorporated by reference into this document contain forward-looking statements about the transaction, made by First Priority, First Priority Bank, and Prestige within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements containing the words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “projects,” “predicts,” “intends,” “seeks,” “will,” “may,” “should,” “would,” “continues,” “hope” and similar expressions, or the negative of these terms, constitute forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value, and effect. These risks include those discussed in the section entitled “Risk Factors Relating to the Transaction” on page 16. Such risks, uncertainties and changes in condition, significance, value and effect could cause First Priority’s or Prestige’s actual results to differ materially from those anticipated events. In evaluating the transaction, you should carefully consider the discussion of risks and uncertainties discussed in the section entitled “Risk Factors Relating to the Transaction” on page 16.
     Although each company believes its plans, intentions, and expectations as reflected in or suggested by these forward-looking statements are reasonable, it can give no assurance that its plans, intentions, or expectations will be achieved. Accordingly, you should not place undue reliance on them. Prestige shareholders are cautioned that all forward-looking statements involve risks and uncertainties and actual results may differ materially from anticipated results as a result of various risk factors described in the section entitled “Risk Factors Relating to the Transaction” on page 16 or those discussed elsewhere in this document. Listed below, and discussed elsewhere, are some important risks, uncertainties, and contingencies that could cause each company’s actual results, performances, or achievements to be materially different from the forward-looking statements made in this document, particularly if the transaction is not completed. These factors, risks, uncertainties, and contingencies include, but are not limited to, the following:
•	the strength of the United States economy in general and the strength of the regional and local economies in which First Priority and Prestige conduct operations;

•	the effects of changing economic conditions in First Priority’s and Prestige’s market areas and nationally;

•	the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	changes in federal and state banking, insurance, and investment laws and regulations which could impact First Priority’s operations;

•	inflation, interest rate, market, and monetary fluctuations;

•	First Priority’s ability in connection with this acquisition to (1) successfully integrate assets, liabilities, customers, systems, and management personnel First Priority acquires into its operations, (2) realize related revenue enhancements and cost savings within expected time frames, and (3) cap its expected one time charges at anticipated levels and acquire assets and liabilities, which at acquisition closing, have fair values which support First Priority’s estimated values for such assets and liabilities;

•	First Priority’s timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

•	the impact of changes in financial services policies, laws, and regulations, including laws, regulations, policies, and practices concerning taxes, banking, capital, liquidity, proper accounting treatment, securities, and insurance, and the application thereof by regulatory bodies and the impact of changes in and interpretations of generally accepted accounting principles;

•	failure to close the transaction to which this document relates on the expected closing date or at all;

•	the occurrence of adverse changes in the securities markets;

•	the effects of changes in technology or in consumer spending and savings habits;

•	terrorist attacks in the United States or upon United States interests abroad, or armed conflicts involving the United States military;

•	regulatory or judicial proceedings;

•	changes in asset quality; and

•	First Priority’s success in managing the risks involved in the foregoing.
     The effects of these factors are difficult to predict. New factors emerge from time to time and we can not assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date of this document.

THE SPECIAL MEETING
Date, Time and Place
     Prestige will hold a special meeting of shareholders on February 7, 2008 at 10:00 a. m., local time at the Middletown Country Club, 420 North Bellevue Avenue, Langhorne, Pennsylvania 19047.
Matters to be Considered at the Special Meeting
     At the special meeting, Prestige shareholders will consider and vote upon proposals to:
•	approve and adopt the merger agreement;

•	approve a proposal to adjourn the meeting if more time is needed to solicit proxies; and

•	transact any other business that may properly be brought before the special meeting and any adjournment or postponement of the special meeting.
     A vote for approval of the merger agreement is a vote for approval of the merger of Prestige with and into First Priority Bank and the exchange of Prestige common stock and warrants for First Priority common stock and warrants. If the transaction is completed, Prestige will cease to exist as a separate legal entity, but will continue to operate as a separate division of First Priority Bank for a period of three years.
Record Date; Stock Entitled to Vote; Quorum
     The record date for the special meeting is the close of business on January 4, 2008. You will have one vote at the special meeting for each share of common stock you owned on the record date. On January 4, 2008, there were 972,658 shares of Prestige common stock outstanding.
     A quorum requires the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders of Prestige are entitled to cast on the record date.
     Prestige intends to count the following shares as present at the special meeting for the purpose of determining a quorum:
•	shares of common stock present in person at the special meeting but not voting or abstaining on any matter;

•	shares of common stock represented by a proxy on which the shareholder has not directed a vote or abstained on any matter; and

•	shares of common stock represented by proxies from a broker that are voted on any issue other than a procedural motion.

Vote Required to Approve the Merger Agreement
     Approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Prestige common stock at the special meeting. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast by Prestige shareholders at the special meeting.
     The directors and executive officers of Prestige have expressed their intention to vote all shares of Prestige common stock that they own for approval and adoption of the merger agreement. As of the record date for the special meeting, directors and executive officers of Prestige and their affiliates beneficially owned and were entitled to vote approximately 401,022 shares of Prestige common stock, which represented approximately 41.1% of the shares of Prestige common stock outstanding on the record date.
Voting of Proxies; Abstentions; Broker Non-Votes
     Prestige will vote shares represented by all properly executed proxies received in time for the special meeting in the manner specified on each proxy. Prestige will vote properly executed proxies that do not contain voting instructions in favor of the merger agreement and in favor of the adjournment proposal.
     If you abstain from voting on any proposal considered, Prestige will not count the abstention as a vote “for” or “against” such proposal for purposes of the special meeting. Under rules relating to how brokers vote shares held in brokerage accounts, brokers who hold your shares in street name cannot give a proxy to vote your shares on the merger agreement or the adjournment proposal without receiving specific instructions from you. Prestige will not count these broker non-votes as a vote “for” or “against” the merger agreement or the adjournment proposal for purposes of the special meeting. As a result:
•	because approval of the merger agreement by Prestige’s shareholders requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Prestige common stock at the special meeting, abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the merger agreement; and

•	because approval of the adjournment proposal requires the affirmative vote of a majority of all votes cast at the special meeting, abstentions and broker non-votes will not affect the vote on the adjournment proposal at the special meeting.
Revocability of Proxies
     If you grant a proxy, you may revoke your proxy at any time until it is voted by:
•	delivering a written revocation letter or delivering a later dated proxy to Brent Kreiser, Chief Financial Officer of Prestige;

•	submitting a proxy card with a later date; or

•	attending the special meeting, notifying Mr. Kreiser, and voting by ballot in person.
     Attendance at the special meeting will not in and of itself revoke a proxy.
Solicitation of Proxies
     Prestige will bear the cost of soliciting proxies from its shareholders. First Priority and Prestige will share equally the cost of printing this document. Prestige will bear the expense of any proxy solicitor engaged to assist in the solicitation of proxies.
     Prestige will solicit proxies by mail. In addition, the directors, officers and employees of Prestige may solicit proxies from its shareholders by telephone, electronic communication, telegram or in person. Prestige will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation material to the beneficial owners of stock held of record by those persons.
     First Priority may assist in the solicitation of proxies by Prestige but will not charge any fees or expenses in connection with such assistance.
     Prestige shareholders should not send in their stock certificates and warrant certificates with their proxy cards. As described below under the caption “THE MERGER AGREEMENT — Exchange Procedure” on page 48, Prestige shareholders will receive materials for exchanging shares of Prestige common stock and warrants shortly after the completion of the transaction.

THE TRANSACTION
     In this section of the document we describe the material features of the proposed transaction. This description is not complete and is qualified in its entirety by reference to the merger agreement, which is attached as Annex A and is incorporated by reference into this document. We urge you to read the merger agreement in its entirety.
General
     The merger agreement provides for the acquisition of Prestige by First Priority through the merger of Prestige with and into First Priority Bank, First Priority’s wholly-owned subsidiary, with First Priority Bank continuing as the surviving corporation. At the effective time of the merger, each share of Prestige common stock will be converted into the right to receive one share of First Priority common stock, and each option and warrant to acquire Prestige common stock will be converted into the right to receive an option or warrant to acquire the same number of shares of First Priority common stock at the same exercise price.
     Based on the number of shares of common stock of First Priority and Prestige currently outstanding, former Prestige shareholders will own approximately 32% and First Priority shareholders will own approximately 68% of the outstanding First Priority common stock immediately after the transaction. We expect that the exchange of shares of Prestige common stock for shares of First Priority common stock generally will not cause a Prestige shareholder to recognize any gain or loss for federal income tax purposes.
Background of the Merger
     Prior to September 1, 2007, there were no merger discussions between First Priority Bank and Prestige. The only previous contact between the parties was an introductory meeting on June 18, 2007, between David E. Sparks, Chairman & Chief Executive officer of First Priority Bank, Mary Ann Messmer, President of First Priority Bank, and S. James Worthington, Jr., an organizing Director of Prestige. Mr. Worthington is an investor of First Priority Bank, which raised its capital in the Summer, 2005, and Ms. Messmer and Mr. Sparks were meeting Mr. Worthington to determine if there were business opportunities for First Priority Bank with Mr. Worthington. At that meeting, Mr. Worthington discussed his involvement with Prestige and Mr. Sparks discussed First Priority Bank’s structure and business model and shared First Priority Bank’s experience in raising capital. Mr. Sparks further shared his experience with Millennium Bank which was formed in 1998 and sold in 2004. He offered to further share First Priority Bank’s experience with Mr. Worthington regarding the formation of de-novo banks. Subsequent to the June 18 meeting, Mr. Sparks had several telephone conversations with Mr. Worthington, however none of them included merger discussions.
     In early September 2007, Mr. Worthington requested a follow-up meeting and Ms. Messmer and Mr. Sparks met with Mr. Worthington and Mr. Christopher E. Spinieo, another organizer and director of Prestige. At that meeting, the parties discussed the process and considerations of starting a bank and the issues involved in raising capital for a de novo bank in the current environment. As part of that discussion, Mr. Sparks suggested that there may be opportunities to combine the banks and better develop the two banks based on the following:

(1)	Together the bank’s capital positions would be significantly strengthened allowing for a higher lending limit and creating a stronger, sounder bank through the combination.

(2)	Since First Priority Bank had been open for 24 months, there were significant regulatory, operational and credit efficiencies which Prestige would be able to take advantage of through a merger with First Priority Bank.

(3)	First Priority Bank had an experienced management team which had successfully started Millennium Bank in 1998 and which sold in 2004. First Priority Bank was successfully opened in 2005 with over $20 million of capital.

(4)	Both banks would benefit from a broader geographic market and First Priority Bank’s wealth management activities.
     After the meeting, the parties exchanged general information and had several discussions regarding the business rationale for a combination. In mid-September, Mr. Sparks met with Mr. Worthington to discuss the Bank’s potential interest in combining Prestige and First Priority Bank once Prestige completed its capital offering and received its regulatory approvals to open the bank.
     On September 25, 2007, Mr. Sparks, Ms. Messmer, and Mr. Lawrence Donato, First Priority Bank’s Chief Operating Officer, met with Mr. Worthington, Mr. Spinieo and Mr. Michael Wade, a Prestige director, to discuss the benefits of a merger and how the banks would fit and operate together in the event the respective Boards approved a potential transaction.
     On September 27, 2007, Mr. Sparks reviewed the structure and benefits of a potential transaction with the First Priority and First Priority Bank Board of Directors. At that meeting, Mr. Sparks noted that the acquisition represented an opportunistic capital raise for First Priority Bank and provided for a manageable extension of First Priority Bank’s geographic coverage into Bucks County. Mr. Sparks also hired Mr. Michael Guilfoile of MG Associates, Inc. to prepare an independent financial analysis of the transaction and Mr. Guilfoile presented his analysis at the meeting. Mr. Guilfoile was not requested to deliver, and did not deliver, a fairness opinion. However, management believes his analysis supported management’s recommendation that the transaction should be viewed as an opportunistic capital raise at favorable pricing for First Priority Bank and a good market extension for First Priority Bank.
     On October 1, 2007, Messrs. Sparks, Donato and Mr. William McGrath, First Priority Bank’s Chief Credit Officer, met with the Prestige board of directors at Prestige’s offices in Newtown, Pennsylvania and presented the rationale and benefits of a combination of the two banks. The discussion included a draft of possible terms of a transaction between the parties which was subject to Prestige’s completion of the capital offering and receipt of its authority to conduct business from the Pennsylvania Department of Banking. At the meeting, it was recommended that Prestige engage a financial expert to review the benefits of the potential transaction and make a presentation at a future date for the Prestige board of directors to consider the possible transaction.

     Prestige’s board of directors retained Curtis Financial Group, LLC to conduct an in-depth review of the proposed transaction and deliver an opinion to the board as to the fairness of the transaction to Prestige’s shareholders with respect to the consideration being offered by First Priority. The senior management of Prestige and First Priority each completed an extensive due diligence process and presented the results to their respective boards of directors.
     The Prestige board of directors met on October 18, 2007, and approved the merger with First Priority Bank.
     The First Priority board of directors met on October 19, 2007, and approved the transaction.
Prestige’s Board of Directors Reasons for the Transaction
     In making its determination and recommendation as to the merger and the merger agreement at the October 18, 2007 board meeting described above, the board of directors of Prestige considered a number of factors, including but not limited to the following:
•	the merger consideration offered by First Priority;

•	the board considered the fact that the merger would result in certain operational and start-up cost efficiencies that would effectively shorten Prestige’s time to reach a profitable status;

•	the fact that First Priority Bank had an experienced management team which had successfully started two other de novo banking institutions;

•	the expected treatment of the merger as a “reorganization” for United States federal income tax purposes;

•	the fact that the board received a written opinion and a financial presentation from Curtis Financial Group, LLC at the October 18, 2007 meeting, to the effect that, as of such date and based upon and subject to the matters stated in its opinion, the transaction consideration was fair, from a financial point of view, to the holders of the Prestige common stock. The full text of the Curtis Financial Group opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Curtis Financial Group is attached to this document as Annex B and is incorporated herein by reference. Shareholders are urged to, and should, read the opinion of Curtis Financial Group;

•	dissenters’ rights will be available to the holders of Prestige common stock under Pennsylvania law;

•	the history of negotiations with respect to the merger agreement and the transactions contemplated thereby as the product of arm’s-length negotiations with First Priority;

•	the increased capital will allow Prestige to make larger loans;

•	the types of business that First Priority provides and the expanded products and services that First Priority can provide as a result of combining the two organizations. The board believes that Prestige and First Priority have complementary business philosophies and the ability to grow as a strong community institution;

•	information concerning First Priority’s business, financial condition, results of operations, asset quality and prospects, including the long-term growth potential of First Priority, the future growth prospects of First Priority combined with Prestige following the proposed transaction, the potential synergies expected from the transaction and the business risks associated with the transaction;

•	the compatibility of the strategic plans of the two companies, particularly with respect to customer service, efficiency, credit quality, product diversification and the meeting of local banking needs;

•	the expanded opportunities for revenue enhancement and synergies that are expected to result from the transaction. The board assessed possible synergies and recognized that the combined organization could reduce aggregate expenses that First Priority and Prestige incur in areas such as salaries and benefits, systems expense, professional and outside service fees, and communications expense;

•	the terms of the $500,000 termination fee in favor of First Priority, including the risk that the termination fee might discourage third parties from offering to acquire Prestige by increasing the cost of a third party acquisition, and recognizing that the termination fee was a condition to First Priority’s willingness to enter into the merger agreement;

•	the challenges of combining the businesses, assets and workforces of two companies and the risks of not achieving the expected operating efficiencies or growth;

•	the risk of diverting management focus and resources from the many operational matters of a new institution while working to implement the transaction;

•	the fact that some of Prestige’s directors and executive officers have interests in the transaction that are in addition to their interests as Prestige shareholders. See “FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS” on page 60; and

•	the risk that the transaction will not be consummated.
Recommendation of Prestige’s Board of Directors
     The board of directors of Prestige believes that the terms of the transaction are in the best interests of Prestige and has unanimously approved the merger agreement. ACCORDINGLY, THE PRESTIGE BOARD UNANIMOUSLY RECOMMENDS THAT PRESTIGE SHAREHOLDERS VOTE “FOR” APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

First Priority’s Board of Directors Reasons for the Transaction
     In making its determination and recommendation as to the merger and the merger agreement at the October 19, 2007, board meeting described above, the board of directors of First Priority Bank considered a number of factors, including but not limited to the following:
•	First Priority Bank’s capital position would be significantly strengthened allowing for a higher lending limit and creating a stronger, sounder bank;

•	because First Priority Bank has been open for more than 24 months, there were significant regulatory, operational and credit efficiencies which both banks would be able to take advantage of through the merger;

•	the combination with Prestige gives First Priority access to the affluent Bucks County market, including the ability to market First Priority Bank’s wealth management services in this market;

•	First Priority Bank would double the number of its branches from two to four;

•	increased capital resulting from the transaction will help fund the combined bank’s growth and permit First Priority Bank to leverage its balance sheet, which will facilitate the achievement of profitability;

•	the merger consideration offered by First Priority;

•	the compatibility of the strategic plans of the two companies, particularly with respect to customer service, efficiency, credit quality, product diversification and the meeting of local banking needs;

•	the expanded opportunities for revenue enhancement and synergies that are expected to result from the transaction. The board assessed possible synergies and recognized that the combined organization could reduce aggregate expenses that First Priority and Prestige incur in areas such as salaries and benefits, systems expense, professional and outside service fees, and communications expense;

•	the challenges of combining the businesses, assets and workforces of two companies and the risks of not achieving the expected operating efficiencies or growth;

•	the Prestige organizers and board of directors were very active in the community and would be supportive of generating business;

•	the expected treatment of the merger as a “reorganization” for United States federal income tax purposes; and

•	the history of negotiations with respect to the merger agreement and the transactions contemplated thereby as the product of arm’s-length negotiations with Prestige.

Opinion of Prestige’s Financial Advisor
     Prestige retained Curtis Financial Group, LLC, or Curtis, to provide a fairness opinion in connection with a possible business combination with First Priority. Curtis is a regional investment banking firm with particular experience in the financial services industry. Curtis, and its affiliates, as part of its investment banking business, is engaged in the valuation of securities and companies for a variety of purposes and in connection with various types of transactions including mergers and acquisitions. Curtis was selected by Prestige because of its knowledge of, expertise with and reputation in the financial services industry. No limitations were imposed by the Prestige board of directors upon Curtis with respect to the investigations made or procedures followed by it in arriving at its opinion. In rendering its opinion, Curtis does not admit that it is an expert within the meaning of the term “expert” as used in the Securities Act of 1933 and the rules and regulations promulgated thereunder, or that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act of 1933 and the rules and regulations promulgated thereunder.
     Curtis provided a fairness opinion to Prestige in connection with the proposed transaction, but the terms and conditions of the transaction, including pricing, were determined through arm’s length negotiations between Prestige and First Priority. At the October 18, 2007 meeting of the board of directors of Prestige at which the board considered and approved the acquisition agreement, Curtis delivered to the board its written opinion that, as of such date, the merger consideration paid to Prestige shareholders was fair to the holders of Prestige from a financial point of view. The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Curtis in rendering its opinion. The description of the opinion dated October 18, 2007 set forth below is qualified in its entirety by reference to the opinion. Curtis urges Prestige shareholders to read the entire opinion carefully in connection with their consideration of the proposed acquisition.
     Curtis’s opinion was directed to the Prestige board of directors and is directed only to the fairness, from a financial point of view, to the Prestige shareholders of the transaction consideration paid to the Prestige shareholders as of October 18, 2007. It does not address the underlying business decision of Prestige to engage in the acquisition or any other aspect of the acquisition and is not a recommendation to any Prestige shareholder as to how that shareholder should vote at the special meeting with respect to the acquisition, or any other matter.
     In connection with rendering its opinion, Curtis has, among other things:
•	reviewed the historical financial performance, recent financial position and general prospects of Prestige and First Priority using publicly available information;

•	reviewed certain internal financial statements and other financial and operating data concerning Prestige and First Priority prepared by each bank’s management team;

•	reviewed certain financial forecasts and other forward looking financial information prepared by each bank’s management team;

•	held discussions with the senior managements of each bank concerning the business, past and current operations, financial condition and future prospects of Prestige and First Priority;

•	reviewed the financial terms and conditions set forth in the acquisition agreement;

•	compared the financial terms of the acquisition with the financial terms, to the extent publicly available, of other transactions that Curtis deemed relevant;

•	reviewed the relative contribution of assets, liabilities, equity and earnings of each bank to First Priority on a pro forma basis and the relative pro forma ownership of the shareholders of each bank in First Priority;

•	prepared discounted dividend analysis of each bank using data and projections supplied by each bank’s management;

•	reviewed the draft acquisition agreement dated October 18, 2007;

•	reviewed a draft of this proxy statement/prospectus; and

•	made such inquiries and took into account such other matters as Curtis deemed relevant, including Curtis’ assessment of general economic, market and monetary conditions.
     In its review and analysis, and in arriving at its opinion, Curtis assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it (including information furnished to it orally or otherwise discussed with it by managements of each bank as well as information provided by recognized independent sources) or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any of that information. Curtis relied upon the assurances of Prestige’s and First Priority’s management that they are not aware of any facts that would make such information inaccurate or misleading. In addition, Prestige instructed Curtis to disregard any potential acquisition by First Priority in its analysis, and the pro forma financial information reviewed by Curtis for the purpose of expressing its opinion did not include the impact of any acquisition or the potential need to raise capital by First Priority to fund such an acquisition. Furthermore, Curtis did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets (including loans) or liabilities (contingent or otherwise) of either bank, nor was Curtis furnished with any such evaluation or appraisal. Curtis did not make any independent evaluation of the adequacy of the allowance for loan losses of First Priority nor did it review any individual credit files. Curtis assumed, with First Priority’s consent, that First Priority’s allowance for loan losses is adequate to cover such losses. Since Prestige had just commenced operations, Prestige had no loans outstanding as of October 18, 2007.
     With respect to the status of the banks’ financial forecasts and projections (and the assumptions and basis therefore) that Curtis reviewed, upon the advice of management of each bank, Curtis assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of Prestige and First Priority, and Curtis has further assumed that those projections and forecasts will be realized in the amounts and in the time periods currently estimated. Curtis assumed that the acquisition will be consummated upon the terms set forth in the acquisition agreement without material alteration thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the acquisition, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Prestige and First Priority or the contemplated benefits of the acquisition. Curtis assumed that all of the representations and warranties contained in the acquisition agreement are true and correct and that Prestige and First Priority will each perform the covenants required by the acquisition agreement. In addition, Curtis has assumed that the historical financial statements of First Priority reviewed by it have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. Since Prestige commenced operations on October 16, 2007, Prestige had limited historical financial data as of October 18, 2007. Curtis also assumed, with the consent of Prestige, that the acquisition will be treated as a tax-free reorganization for federal income tax purposes. Finally, with Prestige’s consent, Curtis relied upon the advice Prestige has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the acquisition and the other transactions contemplated by the acquisition agreement.
     In performing its analyses, Curtis also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Prestige, First Priority and Curtis. The analyses performed by Curtis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Curtis prepared its analyses solely for purposes of rendering its opinion and provided its analyses to the Prestige board at the board of director’s meeting on October 18, 2007. Estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Curtis’s analyses do not necessarily reflect the value of Prestige common stock or First Priority common stock or the prices at which Prestige common stock or First Priority common stock may be sold at any time. Curtis also indicated that it is expressing no opinion about, nor has any of its analyses taken into account, the impact of any other acquisition First Priority might make, whether currently contemplated or not.
     Curtis also relied, without independent verification, upon the estimates and judgments of the management of Prestige and First Priority as to the potential cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the acquisition. The financial projections, estimates of transaction costs, purchase accounting adjustments and expected cost savings discussed with Curtis were prepared by the respective management teams of First Priority and Prestige. Senior executives of First Priority and Prestige confirmed to Curtis that such projections, estimates, adjustments and savings reflected the best currently available estimates and judgments of First Priority’s and Prestige’s respective management teams. Curtis expressed no opinion as to such projections, estimates, adjustments and savings in its opinion. First Priority and Prestige do not publicly disclose internal management projections of the type discussed with Curtis in connection with the review of the merger. Such projections were not prepared with a view toward public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain and accordingly, actual results could vary materially from those set forth in such projections.
     In rendering its opinion, Curtis performed a variety of financial analyses. The following is a summary of the material analyses performed by Curtis, but is not a complete description of all the analyses underlying Curtis’s opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving numerous subjective judgments relating to the most relevant and/or appropriate methods of corporate and financial analysis and the application of those methods and analysis to the subject circumstances. The process, therefore, is not necessarily susceptible to partial analysis or summary description. Curtis believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Curtis’s comparative analyses described below is identical to Prestige or First Priority and no transaction is identical to the acquisition. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Prestige or First Priority and the companies to which they are being compared.
     Summary of Transaction. Curtis reviewed the financial terms of the proposed transaction. Based upon financial information for Prestige as of or for the twelve-month period ended October 17, 2007, Curtis calculated the following ratios with respect to the transaction value per share of First Priority common stock:
     Transaction Ratios

Transaction value/Last twelve month’s earnings per share	Not Meaningful
Transaction value/Book value	100.0%
Transaction price/Tangible book value	100.0%
Data does not reflect impact of options and warrants
     The aggregate transaction value was approximately $9.4 million based upon 943,958 shares of Prestige common stock.

     Contribution Analysis. Curtis reviewed the relative contributions to be made by Prestige and First Priority to the combined institution based on financial information of both banks as of or for the one-year period ended October 17, 2007 for Prestige and September 30, 2007 for First Priority. This analysis indicated that the implied contributions to the combined entity were as follows:
Contribution Analysis (1)

	Prestige	First Priority

Loans, net	0.0%	100.0%
Total assets	7.0%	93.0%
Deposits	0.0%	100.0%
Total equity	37.2%	62.8%
Last twelve months’ (“LTM”) net income	0.0%	100.0%
LTM Net Interest Income	0.0%	100.0%
LTM Non-interest Income	0.0%	100.0%
Pro forma ownership	30.9%	69.1%

(1)	Excluding purchase accounting adjustment and potential synergies.

     Pro Forma Equivalents Analysis. The following table shows information, at and for the periods indicated, about First Priority’s and Prestige’s historical net income per share, dividends per share and book value per share. The table also contains pro forma information that reflects the merger of First Priority and Prestige. The unaudited pro forma equivalent data were obtained by multiplying the combined company pro forma information by the exchange ratio for each share of Prestige common stock.

Most Recent Period

Book value per share:
Prestige historical	$10.00
First Priority historical	7.55
Combined Company	8.31
Prestige pro forma equivalent	8.31

Tangible book value per share:
Prestige historical	$10.00
First Priority historical	7.55
Combined Company	8.31
Prestige pro forma equivalent	8.31

Year 1 Forecast

Forecasted Year 1 Cash dividends per share:	$0.00
Prestige historical	0.00
First Priority historical	0.00
Combined Company	0.00
Prestige pro forma equivalent	0.00

Forecasted Year 1 net income (loss) per share:
Prestige historical	$(2.58)
First Priority historical	(0.18)
Combined Company	(0.73)
Prestige pro forma equivalent	(0.73)
     Comparable Company Analysis. Curtis used publicly available information to compare selected financial, operating and market trading information for First Priority and two groups of commercial banking institutions selected by Curtis.
     The first peer group (the Pennsylvania Peer Group) for First Priority consisted of the following publicly traded commercial banks headquartered in Pennsylvania with total assets between $60 million and $180 million:
Allegiance Bank of North America
Canton Bancorp, Inc.

Clarion County Community Bank
First National Bank of Port Allegany
First Perry Bancorp, Inc.
First Resource Bank
Fleetwood Bank Corporation
FNBM Financial Corporation
GNB Financial Services, Inc.
JTNB Bancorp, Inc.
Landmark Community Bank
Mercersburg Financial Corp.
UNB Corporation
Union Bancorp, Inc.
     The analysis compared publicly available financial, operating and market trading information for First Priority as of and for the twelve-month period ended September 30, 2007 and the data for the Pennsylvania Peer Group as of and for the twelve-month period ended June 30, 2007. The table below compares the data for First Priority and the Pennsylvania Peer Group.
Comparable Pennsylvania Peer
Group Analysis

Peer Group Minimum	Peer Group Median	Peer Group Maximum	First Priority

Total assets (in millions)	$60.3	$109.8	$159.6	$126.2
Equity/assets	9.2%	10.1%	16.1%	12.6%
Tangible equity/assets	9.2%	10.1%	16.1%	12.6%
Gross Loans/Total Deposits	53.0%	85.2%	127.0%	83.8%
NCOs/ Avg Loans	-0.04%	0.00%	0.35%	0.00%
NPAs+ 90 day past due /Total Assets	0.00%	0.70%	2.28%	0.00%
Loan Loss Reserves/ NPAs	38.9%	147.7%	875.4%	N/M
LTM Return on average assets	-.61%	.52%	1.25%	-1.91%
LTM Return on average equity	-3.37%	5.00%	11.40%	-11.47%
Net Interest Margin	2.64%	3.41%	5.07%	2.69%
Efficiency Ratio	46.27%	80.70%	104.48%	165.35%
Price/Book Value	78.8%	122.6%	227.1%	N/A
Price/Tangible book value	78.8%	122.6%	227.1%	N/A
Price/LTM earnings per share	12.2	x	20.3	x	34.7	x	N/A
Dividend Yield	0.00%	0.00%	3.30%	0.00%

N/M = not meaningful
N/A = not available

     The second peer group (the De Novo Peer Group) for First Priority consisted of the following publicly traded commercial banks that were formed subsequent to December 31, 2003:
Connecticut Bank and Trust Company
WashingtonFirst Bank
Madison National Bank
USA Bank
Patriot Federal Bank
Community National Bank
First Resource Bank
Clarion County Community Bank
HomeTown Bank
Virginia Company Bank
River City Bank
Main Street Bank
     The analysis compared publicly available financial, operating and market trading information for First Priority as of and for the twelve-month period ended September 30, 2007 and for the De Novo Peer Group as of and for the twelve-month period ended June 30, 2007. The table below compares the data for First Priority and the De Novo Peer Group.
     The table below compares the data for First Priority and the De Novo Peer Group.
De Novo Peer Group Analysis

	Peer Group Minimum	Peer Group Median	Peer Group Maximum	First Priority
Total assets (in millions)	$30.2	$101.7	$242.1	$126.2
Equity/assets	10.1%	15.8%	83.0%	12.6%
Tangible equity/assets	8.7%	15.8%	83.0%	12.6%
Gross Loans/Total Deposits	19.7%	93.8%	102.5%	83.8%
NCOs/ Avg Loans	0.00%	0.00%	0.02%	0.00%
NPAs+ 90 day past due /Total Assets	0.00%	0.06%	0.96%	0.00%
Loan Loss Reserves/ NPAs	84.4%	243.32%	713.2%	N/M
LTM Return on average assets	-4.64%	-0.51%	0.41%	-1.91%
LTM Return on average equity	-16.92%	-1.15%	4.92%	-11.47%
Net Interest Margin	2.90%	3.72%	4.63%	2.69%
Efficiency Ratio	71.47%	99.25%	213.88%	165.35%
Price/Book Value	70.4%	126.4%	197.7%	N/A
Price/Tangible book value	70.4%	127.7%	197.7%	N/A
Price/LTM earnings per share	N/A	N/A	N/A	N/A
Dividend Yield	0.00%	0.00%	0.00%	0.00%

     Prestige was a newly formed bank that had not yet commenced operations. Curtis did not locate any publicly traded commercial banks that recently commenced operations which were comparable to Prestige. Since there were no publicly traded companies that were comparable to Prestige, Curtis did not utilize a comparable company analysis for Prestige.
     Analysis of Selected Merger Transactions.
     Prestige was a newly formed bank that had not yet commenced operations. Curtis did not locate any merger transactions involving newly formed commercial banks. As such, it did not rely upon comparable merger transactions for its analysis.
     Discounted Dividend Analysis. Curtis performed an analysis that estimated the future stream of after-tax dividend flows of First Priority through December 31, 2012 under various circumstances, assuming First Priority performed in accordance with the earnings estimates for 2008 through 2010 provided by its senior management. For periods after 2010, Curtis assumed First Priority’s EPS growth rates would range from 10.0% to 20.0%. To approximate the terminal value of First Priority’s common stock at December 31, 2012, Curtis applied price/earnings multiples ranging from 14x to 22x. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 11% to 16% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of First Priority common stock.
EPS Growth Rate: 10.00%
Terminal Value (P/E)

Discount Rate	14.0x	16.0x	18.0x	20.0x	22.0x

11.0%	10.47	11.96	13.46	14.95	16.45
12.0%	10.01	11.44	12.87	14.30	15.72
13.0%	9.57	10.94	12.31	13.67	15.04
14.0%	9.16	10.47	11.78	13.08	14.39
15.0%	8.77	10.02	11.27	12.53	13.78
16.0%	8.40	9.60	10.80	11.99	13.19

EPS Growth Rate: 20.00%
Terminal Value (P/E)

Discount Rate	14.0x	16.0x	18.0x	20.0x	22.0x

11.0%	12.46	14.23	16.01	17.79	19.57
12.0%	11.91	13.61	15.31	17.01	18.71
13.0%	11.39	13.02	14.65	16.27	17.90
14.0%	10.90	12.46	14.01	15.57	17.13
15.0%	10.43	11.93	13.42	14.91	16.40
16.0%	9.99	11.42	12.85	14.27	15.70
     Curtis performed a similar analysis that estimated the future stream of after-tax dividend flows of Prestige through December 31, 2012 based upon Prestige’s five-year projections. Curtis also discounted Prestige’s projections up to 20% for each year of the projections. To approximate the terminal value of Prestige’s common stock at December 31, 2012, Curtis applied price/earnings multiples ranging from 18x to 26x. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 13% to 18% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Prestige common stock.
20% Discount to Years 5 Project EPS
Terminal Value (P/E)

Discount Rate	18.0x	20.0x	22.0x	24.0x	26.0x

13.0%	6.18	6.86	7.55	8.24	8.92
14.0%	5.91	6.57	7.22	7.88	8.54
15.0%	5.66	6.29	6.92	7.54	8.17
16.0%	5.42	6.02	6.62	7.22	7.83
17.0%	5.19	5.77	6.34	6.92	7.50
18.0%	4.97	5.53	6.08	6.63	7.19
Management’s Projections
Terminal Value (P/E)

Discount Rate	18.0x	20.0x	22.0x	24.0x	26.0x

13.0%	7.72	8.58	9.44	10.30	11.15
14.0%	7.39	8.21	9.03	9.85	10.67
15.0%	7.07	7.86	8.64	9.43	10.22
16.0%	6.77	7.53	8.28	9.03	9.78
17.0%	6.49	7.21	7.93	8.65	9.37
18.0%	6.22	6.91	7.60	8.29	8.98

     In connection with its analyses, Curtis considered and discussed with the Prestige board of directors how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. Curtis noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.
     Compensation of Curtis Financial Group. Prestige paid Curtis a fairness opinion fee of $50,000. Prestige has also agreed to reimburse Curtis for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Curtis and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.
Merger Consideration
     At the effective time of the merger,
•	each share of Prestige common stock outstanding will be converted into the right to receive one share of First Priority common stock;

•	each outstanding warrant to acquire Prestige common stock at an exercise price of $12.50 per share on or before October 16, 2012 shall be converted into the right to receive a warrant to acquire First Priority common stock at an exercise price of $12.50 per share on or before October 16, 2012; and

•	each option to acquire a share of Prestige common stock at an exercise price of $10.00 per share will be converted into the right to receive an option to acquire First Priority common stock at an exercise price of $10.00 per share.
Dissenters’ Rights for Prestige Shareholders
     General
     Under Pennsylvania law, shareholders of Prestige have the right to dissent from the transaction and to obtain payment of the “fair value” of their shares in the event of the completion of the transaction.
     If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, which is attached to this document as Annex C. The discussion below describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law.
     Before the effective time of the merger, send any written notice or demand required concerning your exercise of dissenters’ rights to Prestige Community Bank, 104 Pheasant Run, Suite 130, Newtown, Pennsylvania 18940 (Attention: Brent Kreiser, Chief Financial Officer). After the completion of the transaction, send correspondence to First Priority Financial Corp., 2

West Liberty Boulevard, Suite 104, Malvern, Pennsylvania 19355 (Attention: Lawrence E. Donato, Chief Financial Officer).
     The term “fair value” means the value of a share of Prestige common stock immediately before the day of the transaction taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the transaction.
     Notice of Intention to Dissent
     If you wish to dissent, you must:
•	prior to the vote of Prestige shareholders on the merger agreement at the special meeting, file a written notice of intention to demand payment of the fair value of your shares of Prestige common stock if the transaction is completed;

•	make no change in your beneficial ownership of Prestige common stock from the date you give notice through the day of the transaction; and

•	not vote your Prestige common stock for approval of the merger agreement.
Neither a proxy nor a vote against approval of the transaction constitutes the necessary written notice of intention to dissent.
     Notice to Demand Payment
     If the transaction is approved by the required vote of Prestige shareholders, Prestige or First Priority, as the case may be, will mail a notice to all dissenting shareholders who gave due notice of intention to demand payment and who did not vote for approval of the merger agreement. The notice will state where and when a Prestige shareholder must deliver a written demand for payment and where such shareholder must deposit certificates for Prestige common stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the relevant provisions of Pennsylvania law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.
     Failure to Comply with Notice to Demand Payment, etc.
     If you wish to dissent, you must take each step in the indicated order and in strict compliance with Pennsylvania law to maintain your dissenters’ rights. If you fail to follow these steps, you will lose the right to dissent and will receive the same merger consideration as non-dissenting shareholders.
     Payment of Fair Value of Shares
     Promptly after the effective time of the merger, or upon timely receipt of demand for payment if the effective time of the merger has already occurred, First Priority will send dissenting shareholders who have deposited their stock certificates the amount that First Priority estimates to be the fair value of the Prestige common stock. The remittance or notice will be accompanied by:
•	a closing balance sheet and statement of income of Prestige for the fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements;

•	a statement of First Priority’s estimate of the fair value of Prestige common stock; and

•	a notice of the right of the dissenting shareholder to demand supplemental payment, accompanied by a copy of the relevant provisions of Pennsylvania law.
     Estimate by Dissenting Shareholder of Fair Value of Shares
     If a dissenting shareholder believes that the amount stated or remitted by First Priority is less than the fair value of the Prestige common stock, the dissenting shareholder may send his or her estimate of the fair value of the Prestige common stock to First Priority. If First Priority remits payment of its estimated value of a dissenting shareholder’s Prestige common stock and the dissenting shareholder does not file his or her own estimate within 30 days after the mailing by First Priority of its remittance, the dissenting shareholder will be entitled to no more than the amount remitted by First Priority.
     Valuation Proceedings
     If any demands for payment remain unsettled within 60 days after the latest to occur of:
•	the effective time of the transaction;

•	timely receipt by Prestige or First Priority, as the case may be, of any demands for payment; or

•	timely receipt by Prestige or First Priority, as the case may be, of any estimates by dissenters of the fair value;
then, First Priority may file an application, in the Court of Common Pleas of Chester County, requesting that the court determine the fair value of the Prestige common stock. If this happens, all dissenting shareholders, no matter where they reside, whose demands have not been settled, will become parties to the proceeding. In addition, a copy of the application will be delivered to each dissenting shareholder.
     If First Priority were to fail to file the application, then any dissenting shareholder, on behalf of all dissenting shareholders who have made a demand and who have not settled their claim against First Priority, may file an application in the name of First Priority at any time within the 30 day period after the expiration of the 60 day period and request that the Chester County Court of Common Pleas determine the fair value of the shares.

     The fair value determined by the Chester County Court of Common Pleas may, but need not, equal the dissenting shareholders’ estimates of fair value. If no dissenter files an application, then each dissenting shareholder entitled to do so shall be paid no more than First Priority’s estimate of the fair value of the Prestige common stock, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Chester County Court of Common Pleas finds fair and equitable.
     First Priority intends to negotiate in good faith with any dissenting shareholder. If, after negotiation, a claim cannot be settled, then First Priority will file an application requesting that the fair value of the Prestige common stock be determined by the Chester County Court of Common Pleas.
     Cost and Expenses
     The costs and expenses of any valuation proceedings performed by the Chester County Court of Common Pleas, including the reasonable compensation and expenses of any appraiser appointed by such court to recommend a decision on the issue of fair value, will be determined by such court and assessed against First Priority, except that any part of the costs and expenses may be apportioned and assessed by such court against any or all of the dissenting shareholders who are parties and whose action in demanding supplemental payment is dilatory, obdurate, arbitrary, vexatious or in bad faith, in the opinion of such court.
Certain Federal Income Tax Consequences
     The following discussion addresses the material United States federal income tax consequences of the transaction to a Prestige shareholder who is a United States person within the meaning of section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), holds shares of Prestige common stock and warrants to acquire shares of Prestige common stock as capital assets, and, in the transaction, exchanges its shares of Prestige common stock solely for shares of First Priority common stock and its warrants to acquire shares of Prestige common stock solely for warrants to acquire shares of First Priority common stock. This discussion is based upon the Code, Treasury regulations promulgated under the Code, judicial authorities, published positions of the Internal Revenue Service (which we refer to as the IRS) and other applicable authorities, all as in effect on the date of this document and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion does not address all aspects of United States federal income taxation that may be relevant to Prestige shareholders in light of their particular circumstances and does not address aspects of United States federal income taxation that may be applicable to Prestige shareholders subject to special treatment under the Code (including banks, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, investors in pass-through entities, Prestige shareholders who hold their shares of Prestige common stock or warrants to acquire shares of Prestige common stock as part of a hedge, straddle or conversion transaction, Prestige shareholders who acquired their shares of Prestige common stock or warrants to acquire shares of Prestige common stock pursuant to the exercise of employee stock options or otherwise as compensation, and Prestige shareholders who are not United States persons). In addition, the discussion does not address Prestige shareholders who exercise dissenters’ rights or any aspect of state, local or foreign taxation. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
     Prestige shareholders are urged to consult their tax advisors with respect to the particular United States federal, state, local and foreign tax consequences to them of the transaction or, if applicable, the exercise of dissenters’ rights.
     The closing of the transaction is conditioned upon the receipt by First Priority and Prestige of the opinion of Stevens & Lee, counsel to First Priority, dated as of the effective date of the transaction, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in the opinion (including factual representations contained in certificates of officers of First Priority and Prestige), which are consistent with the state of facts existing as of the effective date of the transaction, the transaction will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The tax opinion to be delivered in connection with the transaction is not binding on the IRS or the courts, and neither First Priority nor Prestige intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the transaction. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the facts, representations or assumptions upon which such opinion is based is inconsistent with the actual facts, the United States federal income tax consequences of the transaction could be adversely affected.
     Assuming that the transaction will be treated as a reorganization within the meaning of Section 368(a) of the Code, the discussion below sets forth the opinion of Stevens & Lee as to the material United States federal income tax consequences of the transaction to Prestige shareholders who are United States persons, hold shares of Prestige common stock and warrants to acquire shares of Prestige common stock as capital assets, and, in the transaction, exchange their shares of Prestige common stock solely for shares of First Priority common stock and their warrants to acquire shares of Prestige common stock solely for warrants to acquire shares of First Priority common stock.
     A Prestige shareholder will not recognize any gain or loss upon or as the result of such shareholder’s exchange in the transaction of all of its shares of Prestige common stock actually owned by it solely for shares of First Priority common stock and all of its warrants to acquire shares of Prestige common stock actually owned by it solely for warrants to acquire shares of First Priority common stock. The aggregate adjusted tax basis of the shares of First Priority common stock received in the transaction will be equal to the aggregate adjusted tax basis of the shares of Prestige common stock surrendered in the transaction, and the aggregate adjusted tax basis of the warrants to acquire shares of First Priority common stock received in the transaction will be equal to the aggregate adjusted tax basis of the warrants to acquire shares of Prestige common stock surrendered in the transaction. The holding period of the shares of First Priority common stock received in the transaction will include the period during which the shares of Prestige common stock surrendered in the transaction were held by the Prestige shareholder, and the holding period of the warrants to acquire shares of First Priority common stock received in the transaction will include the period during which the warrants to acquire shares of Prestige common stock surrendered in the transaction were held by the Prestige shareholder. If a Prestige shareholder has differing bases or holding periods in respect of its shares of Prestige common stock or its warrants to acquire shares of Prestige common stock, such shareholder should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of First Priority common stock and the particular warrants to acquire shares of First Priority common stock received in the exchange.
     The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the transaction. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a Prestige shareholder’s individual status or circumstances. Moreover, the discussion does not address (1) the potential United States federal income tax consequences of the transaction to Prestige shareholders who are not United States persons, (2) any non-income tax consequences of the transaction, or (3) any foreign, state or local tax consequences of the transaction. Accordingly, Prestige shareholders are strongly urged to consult with their tax advisors to determine the particular United States federal, state, local and foreign income and other tax consequences to them of the transaction.
Regulatory Approvals
     Completion of the transaction is subject to the prior receipt of all consents or approvals of, and the provision of all notices to, federal and state authorities required to complete the merger of Prestige with and into First Priority Bank.
     First Priority and Prestige have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transaction. These approvals include approval from the Federal Deposit Insurance Corporation(which we refer to as the FDIC) and the Pennsylvania Department of Banking. We cannot complete the transaction without obtaining the required regulatory approvals.
     The merger of Prestige with and into First Priority Bank requires the approval of the FDIC under the Bank Merger Act. Under this law, the FDIC generally may not approve any proposed transaction:
•	that would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States; or

•	that could substantially lessen competition in any section of the country, that would tend to create a monopoly in any section of the country, or that would be in restraint of trade, unless the FDIC finds that the public interest in meeting the convenience and needs of the communities served outweighs the anti-competitive effects of the proposed transaction.
     The FDIC is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, the FDIC also must take into account the record of performance of First Priority Bank and Prestige in meeting the credit needs of their communities, including low and moderate-income neighborhoods. In addition, the FDIC must take into account the effectiveness of First Priority in combating money laundering activities. Applicable regulations require publication of notice of an application for approval of the transaction and an opportunity for the public to comment on the application in writing and to request a hearing. Any transaction approved by the FDIC generally may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities. With the approval of the FDIC and the U.S. Department of Justice, the waiting period may be reduced to 15 days.
     State Approvals and Notices
     The merger transaction, and First Priority’s acquisition, as a holding company, of Prestige are also subject to the prior approval of the Pennsylvania Department of Banking under the Pennsylvania Banking Code. In determining whether to approve the transaction, the Pennsylvania Department of Banking will consider, among other things, whether the purposes and probable effects of the transaction would be consistent with the purposes of the Pennsylvania Banking Code, as set forth in Section 103 of the Banking Code, and whether the transaction would be prejudicial to the interests of the depositors, creditors, beneficiaries of fiduciary accounts or shareholders of the institutions involved.
     Applications
     First Priority filed applications with the FDIC and the Pennsylvania Department of Banking on December 17, 2007 and December 19, 2007, respectively, requesting approval of the transaction contemplated by the merger agreement. The applications described the terms of the transaction, the parties involved, and the activities to be conducted by the combined companies as a result of the transaction, and contained certain financial and managerial information. Copies of the applications were provided to the Federal Reserve Board but its approval is not required.
     We are not aware of any material governmental approvals or actions that are required to complete the transaction, except as described above. If any other approval or action is required, we expect that we will seek such approval or action.
Change To Transaction Structure
     First Priority and Prestige may at any time agree to change the method of effecting the combination of First Priority and Prestige. In the event First Priority and Prestige agree to change the structure of the transaction, any such change will not (1) alter or change the amount or kind of merger consideration that Prestige shareholders will receive, (2) adversely affect the tax treatment of Prestige’s shareholders as a result of receiving the merger consideration, or (3) materially impede or delay completion of the transaction.
Material Contracts
     There have been no other material contracts or other transactions between Prestige and First Priority since signing the merger agreement, nor have there been any material contracts, arrangements, relationship or transactions between Prestige and First Priority other than in connection with the merger agreement and as described in this document.

THE MERGER AGREEMENT
     The description of the merger agreement set forth below highlights important terms of the merger agreement, a copy of which is attached to, and incorporated by reference in, this document as Annex A. This description may not include all the information that may interest you. We urge you to read the merger agreement carefully and in its entirety.
Effects of the Transaction
     The closing of the transaction will occur on a date mutually agreed to by First Priority and Prestige not later than twenty days after the satisfaction or waiver of the conditions to the transaction as set forth in the merger agreement. First Priority and Prestige presently expect to close the transaction in the first quarter of 2008. At the effective time of the merger, Prestige will be merged with and into First Priority Bank, the wholly-owned subsidiary of First Priority, and the separate legal existence of Prestige will cease. First Priority Bank will be the surviving corporation and will continue its corporate existence as a wholly-owned subsidiary of First Priority in accordance with the applicable provisions of the laws of the Commonwealth of Pennsylvania. Prestige will be operated as a separate division of First Priority Bank for a period of three (3) years after the closing date under the name “Prestige Community Bank Division of First Priority Bank.”
     As a consequence of the merger of Prestige with and into First Priority Bank, all property, rights, debts and obligations of Prestige will automatically be deemed vested in First Priority Bank in accordance with the Pennsylvania Banking Code of 1965, as amended. First Priority Bank, as the surviving institution, will be governed by the articles of incorporation and bylaws of First Priority Bank in effect immediately prior to completion of the transaction. Prestige shareholders will receive one share of First Priority common stock and one First Priority warrant for each share of Prestige stock and each Prestige warrant that they own. See “Consideration” below.
     We will cause the articles of merger to be filed with the Pennsylvania Department of State in accordance with the merger agreement, setting forth the effective time of the merger transaction. First Priority or Prestige may terminate the merger agreement if, among other reasons, the merger does not occur on or before June 30, 2008, and the terminating party has not breached or failed to perform any of its obligations under the merger agreement. See “— Termination; Effect of Termination” on page 56.
Consideration
     Common Stock
     At the effective time of the merger, Prestige shareholders will receive for each share of Prestige common stock that they own one share of First Priority common stock.
     Warrants
     At the effective time of the merger, each outstanding warrant to acquire Prestige common stock at an exercise price of $12.50 per share on or before October 16, 2012, shall be converted into the right to receive a warrant to acquire First Priority common stock at an exercise price of $12.50 per share on or before October 16, 2012.
     Stock Options
     Each option to acquire a share of Prestige common stock at an exercise price of $10.00 per share that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive an option to acquire First Priority common stock at an exercise price of $10.00 per share with substantially the same terms as the Prestige option. All outstanding Prestige options are currently immediately exercisable. Accordingly, all First Priority options granted upon conversion of the Prestige options will also be immediately exercisable.
Exchange Agent
     First Priority will act as its own exchange agent in connection with the transaction. First Priority will handle the exchange of certificates pursuant to the merger agreement. You should not send in your stock certificates or warrant certificates for Prestige common stock or warrants with the enclosed proxy. You should also not forward stock certificates or warrant certificates to Prestige at any time.
Exchange Procedure
     No later than ten business days after completion of the transaction, First Priority, as exchange agent, will send a transmittal letter to each record owner of Prestige common stock and warrants. The transmittal letter will contain instructions on how to surrender certificates representing Prestige common stock and warrants for certificates representing First Priority common stock and warrants.
     You should not forward your Prestige stock certificates or warrant certificates until you have received a transmittal letter from First Priority. You should not send in your Prestige stock certificates or warrant certificates with the enclosed proxy card.
     Until surrendered to First Priority, each Prestige stock certificate shall be deemed at any time after the effective time to represent only the right to receive First Priority common stock.
Lost, Stolen or Destroyed Certificates
     If certificates for your shares of Prestige common stock or Prestige warrants or option agreements have been lost, stolen or destroyed, you must submit an affidavit to that effect to First Priority, as exchange agent. First Priority may also require such shareholders to deliver a bond to the exchange agent in an amount reasonably required to indemnify the exchange agent against claims with respect to lost certificates.
Transfer of Ownership
     The exchange agent will issue a certificate for shares of First Priority common stock or a warrant certificate in a name other than your own name surrendered in exchange only if the

Prestige stock certificate or warrant certificate as the case may be, surrendered is properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must also have paid any required transfer or other taxes or established to the satisfaction of the exchange agent that no tax is payable.
Conditions to The Merger
     The obligations of First Priority and Prestige to complete the transaction are subject to various conditions, which include, among other customary provisions for transactions of this type, the following:
•	approval of the merger agreement by Prestige shareholders;

•	receipt of all required regulatory approvals, including the expiration or termination of any notice and waiting periods;

•	the absence of any legal order prohibiting the transaction; and

•	delivery of a tax opinion to each of Prestige and First Priority.
     In addition, the obligations of First Priority and Prestige to complete the transaction are conditioned on:
•	the accuracy in all material respects as of the date of the merger agreement and as of the effective time of the merger of the representations and warranties of First Priority and Prestige, except as to any representation or warranty which specifically relates to an earlier date and except where the breach would not individually or in the aggregate, constitute a material adverse effect with respect to the other party, except for certain representations as to which the material adverse effect qualification does not apply;

•	the other party’s material performance of all its covenants and obligations except where the breach would not individually or in the aggregate, constitute a material adverse effect with respect to the other party; and

•	other conditions customary for similar transactions, such as the receipt of officer certificates.
     Except for the requirements of shareholder approval, regulatory approvals and the absence of any legal order preventing the transaction, each of the conditions described above may be waived in the manner and to the extent described in the merger agreement. See “— Amendment; Waivers” on page 55.
Representations and Warranties
     The merger agreement contains customary representations and warranties relating to:
•	the corporate organization of First Priority, First Priority Bank and Prestige;

•	the capitalization of First Priority and Prestige;

•	the approval and enforceability of the agreement and plan of merger;

•	required consents or approvals of regulatory authorities or third parties;

•	the filing of all required regulatory reports;

•	the preparation of financial statements in accordance with generally accepted accounting principles and, where appropriate, applicable regulatory accounting principles;

•	the filing of tax returns and payment of taxes;

•	the absence of any changes or events having a material adverse effect on First Priority and Prestige since their inception;

•	the absence of undisclosed material pending or threatened litigation;

•	compliance with applicable laws and regulations;

•	retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974;

•	the quality of title to assets and properties;

•	the maintenance of adequate insurance;

•	the absence of undisclosed brokers’ or finders’ fees;

•	the absence of any orders issued by or written agreements with any governmental entity restricting the business of either party;

•	the absence of material environmental violations, actions or liabilities;

•	certain information regarding labor matters; and

•	the accuracy of information supplied in connection with the registration statement filed by First Priority with the SEC, this document and all applications filed with regulatory authorities for approval of the agreement and plan of merger.
     The merger agreement also contains other representations and warranties by Prestige relating to:
•	the receipt by Prestige of a fairness opinion from a financial advisor with respect to the merger consideration;

•	material contracts entered into by Prestige;

•	employment and consulting contracts and benefits matters;

•	the absence of any derivative instruments to which Prestige is a party, including interest rate or other swaps, caps, floors, option agreements or other similar risk management arrangements;

•	intellectual property rights;

•	the provision for allowance for loan losses on the financial statements of Prestige in accordance with generally accepted accounting principles and applicable regulatory criteria;

•	the validity and binding nature of loans reflected as assets in the financial statements of Prestige;

•	the provision to First Priority of complete and correct information regarding Prestige’s investments;

•	the inapplicability of the antitakeover provisions of Pennsylvania law to the agreement and plan of merger;

•	compliance with the Community Reinvestment Act, the USA Patriot Act, anti-money laundering laws and other applicable laws; and

•	transactions with affiliates.
Business Pending the Merger
     Under the merger agreement, from the date of the agreement until the effective time of the merger, Prestige has agreed to use its reasonable best efforts to maintain and preserve intact its business organization, and its material rights, franchises and other authorizations issued by governmental entities and to preserve its advantageous business relationships with customers, vendors and other parties with whom it is doing business. In addition, Prestige agreed to conduct its business in the ordinary course consistent with its business plan and pro forma financial projections submitted to regulatory authorities in connection with its formation.
     Prestige also agreed that it may not, without the written consent of First Priority:
•	amend or change any provision of its articles of incorporation, charter or bylaws;

•	change the number of authorized or issued shares of its capital stock, except for the issuance of shares of Prestige upon the exercise of outstanding stock options and warrants;

•	issue or commit to issue any additional shares of capital stock, voting debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock or voting debt, other than the issuance of shares of common stock upon exercise of options or warrants;

•	amend or reprice any outstanding right, option or warrant;

•	split, combine or reclassify any shares of its capital stock;

•	declare, set aside or pay any dividend or other distribution in respect of its capital stock;

•	enter into any line of business other than community banking;

•	increase the size of its board of directors;

•	hire or terminate any officer or employee of Prestige;

•	make any capital expenditures in excess of $5,000 in the aggregate;

•	make application for the opening or relocation of any branch office;

•	enter into or renew and lease for real property;

•	incur any indebtedness for borrowed money or guarantee the obligations of any person (other than the endorsement of checks and other negotiable instruments in the normal process of collection), except in the ordinary course of business;

•	make any changes in its accounting methods, except as may be required under generally accepted accounting principles;

•	grant any retention, severance, or termination pay (other than pursuant to written policies or agreements of Prestige in effect on the date of the merger agreement) or enter into any new or amend any existing employment, severance or change in control agreement with, any employee, officer or director of Prestige;

•	materially change its investment securities portfolio policy or make any investment other than in U. S. treasury securities, federal agency securities or any security rated AAA, or invest in any securities with a maturity of greater than ninety (90) days;

•	make or acquire any loan (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $90,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan in excess of $90,000;

•	make any change in policies in any material respect with respect to the extension of credit, or the establishment of reserves with respect to the possible loss on loans or the charge off of losses incurred on loans, investments, deposits, asset and liability management, or other banking policies;

•	pay, discharge, settle or compromise any legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigation, other than any such payment, discharge, settlement or compromise in the ordinary course of business that involves solely money damages in the amount not in excess of $5,000 individually or $25,000 in the aggregate;

•	waive, release, terminate, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Prestige is a party, or enter into any agreement, arrangement or commitment not made in the ordinary course of business;

•	take any action that would result in any of the conditions to the merger not being satisfied or being materially delayed or in regulatory approvals not being obtained or being materially delayed;

•	incur any material expense that is not included in the operating budget contained in the application Prestige filed with each governmental entity in connection with its formation;

•	hire any consultant, outside agency or professional services firm for an amount in excess of $5,000, except for professional services provided directly in connection with the merger;

•	increase the compensation or fringe benefits of any present or former director, officer or employee;

•	engage in any merger, acquisition or similar transaction;

•	sell, lease, transfer, mortgage, encumber or otherwise dispose of any of its material assets or properties except as required by an existing contract or agreement;

•	take any action which would result in any of the representations and warranties of Prestige in the merger agreement becoming untrue or in any of the conditions not being satisfied; or

•	establish, adopt, amend or terminate any employee benefit plan.
     Prestige has also agreed in the merger agreement:
•	to call and convene a special meeting of shareholders to consider and vote on the merger agreement and recommend approval of the merger agreement;

•	to permit a representative of First Priority to attend all management committee meetings of Prestige;

•	upon the request of First Priority, to have a Prestige representative confer on a regular basis with First Priority regarding the financial condition, operations and business matters of Prestige and the completion of the merger transaction;

•	to deliver to First Priority, within 15 days after the end of each month, a consolidated balance sheet and statement of operations for such month for Prestige;

•	to amend any nonqualified deferred compensation plans and employee benefit plans to the extent necessary to comply with section 409A of the Internal Revenue Code;

•	to deliver to First Priority all personnel policy manuals and all employee handbooks regarding personnel policies and practices;

•	to deliver to First Priority a written plan and operating budget detailing the steps necessary to complete the process of opening Prestige and the related costs;

•	to promptly inform First Priority of the receipt of any legal, administrative or other proceedings or investigations relating to any alleged liability of Prestige under any labor or employment law; and

•	to permit First Priority, at its own cost and expense, to conduct a phase I environmental audit on any physical location owned or occupied by Prestige;

•	to maintain adequate insurance;

•	to maintain accurate books and records; and

•	to file all tax returns and pay all taxes when due.
     First Priority and Prestige have jointly agreed:
•	to cooperate with each other and use best efforts to identify those persons who may be deemed to be affiliates of Prestige;

•	to use their best efforts to obtain all required regulatory approvals; and

•	to the extent practical, to continue the employment on and after the closing date of substantially all employees of Prestige at the same locations and with the same or equivalent salary.
     First Priority has agreed in the merger agreement:
•	to indemnify Prestige’s directors and officers against certain liabilities and maintain Prestige’s existing directors’ and officers’ liability insurance policy for a period of six years after the closing date;

•	to increase the board of directors of First Priority to include four additional individuals designated by Prestige and to increase the board of directors for First

Priority Bank to include five additional individuals designated by Prestige, in each case, who are reasonably acceptable to First Priority;

•	to permit a representative of Prestige reasonably acceptable to First Priority to attend committee meetings of First Priority and First Priority Bank; and

•	to operate Prestige as a separate division of First Priority Bank for at least three years after the closing date.
No Other Bids and Related Matters
     The merger agreement prohibits, except in certain limited circumstances, Prestige or any of its directors, officers, employees, agents or representatives (including investment bankers, lawyers and accountants) from:
•	soliciting, initiating or encouraging any inquiries relating to or the making of any proposal or offer with respect to (i) a merger, reorganization, business combination, liquidation or other similar transaction, or (ii) a sale of 15% or more of the assets of Prestige, or any issuance or sale of 15% or more of the voting securities of Prestige (we refer to any such proposal or offer as an “acquisition proposal”);

•	participating in any discussions or negotiations regarding an acquisition proposal, or facilitating a third party making an acquisition proposal;

•	approving or recommending, or publicly proposing to approve or recommend, an acquisition proposal; or

•	approving, recommending or entering into a letter of intent, agreement in principle or any other similar agreement relating to an acquisition proposal.
Amendment; Waivers
     Subject to any applicable legal restrictions, at any time prior to completion of the transaction, First Priority and Prestige may:
•	amend the merger agreement;

•	extend the time for the performance of any obligations or other acts required in the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement, except for the requirements of shareholder approval, regulatory approval and the absence of any order, decree, or injunction preventing the transaction.

     If Prestige shareholders approve of the merger agreement at the Prestige special meeting, no amendment shall be made to the merger agreement which by law requires further approval by such shareholders.
Termination; Effect of Termination
     First Priority, First Priority Bank and Prestige may terminate the merger agreement at any time prior to completion of the transaction by written consent executed by all here parties.
     Either First Priority or Prestige may terminate the merger agreement at any time prior to completion of the transaction:
•	if the effective time of the merger does not occur on or before June 30, 2008;

•	if either party has received a final nonappealable order from a regulatory authority whose approval or consent has been requested and will not be granted;

•	a party has materially breached any representation, warranty or covenant in the merger agreement and such breach would have a material adverse effect on the breaching party, and such breaching party has not cured the breach by the earlier of 30 days of the date the non-breaching gives written notice of the breach to the breaching party or the effective time of the merger; or

•	if Prestige’s shareholders do not approve the merger agreement at the special meeting.
     If the failure to close for either of the above reasons is due to the failure of one party to perform its obligations under the merger agreement, that party may not terminate the merger agreement.
     Prestige alone may terminate the merger agreement at any time prior to adoption of the agreement by Prestige’s shareholders if its board of directors determines that an unsolicited acquisition proposal is more financially favorable to Prestige’s shareholders than the transactions contemplated by the merger agreement; provided that if the board of directors makes such a determination, it must follow the specific procedures for pursuing such proposal set forth in the merger agreement and pay a $500,000 termination fee to First Priority.
     First Priority alone may terminate the merger agreement at any time prior to completion of the transaction if the Prestige board of directors:
•	solicits, initiates or encourages an acquisition proposal;

•	participates in any discussions or negotiations regarding an acquisition proposal, or facilitates a third party making an acquisition proposal;

•	approves or recommends, or publicly proposes to approve or recommend, an acquisition proposal;

•	approves, recommends or enters into a letter of intent, agreement in principle or any other similar agreement relating to an acquisition proposal;

•	withdraws, modifies or qualifies its recommendation of the transaction to Prestige shareholders or takes any other action in connection with the special meeting inconsistent with such recommendation; or

•	fails to call, give notice of, convene or hold a special meeting of Prestige shareholders to consider the transaction within six months of the date of the merger agreement.
     In the event that either First Priority or Prestige terminates the merger agreement, none of First Priority, First Priority Bank, Prestige or any of their officers or directors will have any continuing liability or obligation, except as described below under the section entitled “Termination Fee.” Nothing, however, will relieve any party from liability for the obligation dealing with confidentiality or a willful breach of the merger agreement.
Termination Fee
     The merger agreement also provides that Prestige must pay to First Priority a termination fee of $500,000 in cash if the merger agreement is terminated:
•	by Prestige because its board of directors determines that an unsolicited acquisition proposal is more financially favorable to Prestige’s shareholders than the transactions contemplated by the merger agreement;

•	by First Priority because Prestige materially breaches its covenant not to solicit other offers (see — “No Other Bids and Related Matters” on page 55);

•	by First Priority because the board of directors of Prestige withdraws, modifies or qualifies its recommendation of the transaction to Prestige shareholders or takes any other action in connection with the special meeting inconsistent with such recommendation;

•	by First Priority because the board of directors of Prestige fails to call, give notice of, convene or hold a special meeting of Prestige shareholders to consider the transaction within six months of the date of the merger agreement;

•	by First Priority or Prestige because Prestige’s shareholders fail to approve the merger agreement, and (i) prior to the special shareholders’ meeting, a third party publicly announces or otherwise communicates to Prestige’s shareholders a proposal to acquire Prestige, and (ii) within 12 months from the date of such termination, Prestige agrees to engage in a business combination with such third party; or

•	by First Priority or Prestige because the transaction is not completed by June 30, 2008, and within six months following such termination Prestige enters into a definitive agreement with respect to or consummates a merger transaction with a third party.

Management After the Transaction
     The size of the board of directors of First Priority will be increased to include four additional directors designated by Prestige and the size of the board of directors of First Priority Bank will be increased to include five additional directors designated by Prestige, in each case, who are reasonably acceptable to First Priority.
     The executive officers of First Priority and First Priority Bank will not change as a result of the transaction.
     For a period of three years following completion of the transaction, Prestige will continue to operate as a separate division of First Priority Bank under the name “Prestige Community Bank Division of First Priority Bank.” The officers of Prestige immediately prior to closing will continue to serve as officers of the Prestige Community Bank Division of First Priority Bank after completion of the transaction. The board of directors of Prestige will have a separate board of advisors which will consist of the board of directors of Prestige immediately before the effective time of the merger and three additional persons designated by First Priority.
Employee Benefits
     At least 60 days prior to the effective time of the merger, First Priority will decide whether the employee pension benefit and welfare benefit plans of Prestige will continue to be maintained after the effective time or whether such plans will be amended, frozen or terminated.
     In the event of any termination of or consolidation of a Prestige welfare benefit plan with any First Priority welfare benefit plan, all employees of Prestige who become employees of First Priority or First Priority Bank and are eligible for continued coverage under the Prestige welfare benefit plan will have immediate coverage under any successor welfare benefit plan without the necessity of satisfying a waiting period for coverage of any pre-existing condition, subject to the terms of such plans, including the required cost allocation between employer and employee and co-pays, deductibles and out-of-pocket expenses.
     From the date of the merger agreement through the effective time of the merger, Prestige may not, without the written consent of First Priority, make available any benefits, grants or awards under any Prestige plans to employees or directors.
     Certain officers will be entitled to termination benefits consisting of amounts due to such officer under any employment agreement, special termination agreement, supplemental executive retirement plan, deferred bonus plan, deferred compensation plan, salary continuation plan, change-in-control policy or any other pension benefit or welfare benefit plan maintained by Prestige solely for the benefit of officers of Prestige or Prestige Bank. For a detailed description of these benefits see “FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS—Change in Control and Termination Rights” on page 60 of this document.

Expenses
     First Priority and Prestige will each pay all of their respective costs and expenses associated with the transaction, including fees and expenses of financial consultants, accountants and legal counsel, except that First Priority and Prestige will share equally the cost of printing and mailing this document.

FINANCIAL INTERESTS OF DIRECTORS AND OFFICERS
     Certain members of management of Prestige and their boards of directors, may have interests in the transaction in addition to their interests as shareholders of Prestige. The Prestige board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement.
Stock, Stock Options and Warrants
     As of the record date, the directors and executive officers of Prestige beneficially owned approximately 272,500 shares of Prestige common stock, held options to purchase 47,500 shares of Prestige common stock at an exercise price of $10.00 per share and held stock purchase warrants to purchase 54,500 shares of Prestige common stock at an exercise price of $12.50 per share. At the effective time of the merger, options and warrants held by directors and officers of Prestige will be converted into the right to receive options and warrants of First Priority.
Indemnification; Directors and Officers Insurance
     First Priority has agreed, after the transaction is completed, to indemnify all directors and officers of Prestige and Prestige Bank against:
•	all liabilities and expenses relating to claims, actions, suits, proceedings, or investigations resulting from the person’s status as a director, officer, or employee of Prestige, whether pertaining to matters existing prior to the transaction and whether asserted prior to or after the transaction; and

•	all liabilities and expenses relating to claims, actions, suits, proceedings, or investigations arising out of the merger agreement or the transactions contemplated by the merger agreement to the same extent as those officers, directors, and employees could be indemnified by Prestige.
     First Priority has agreed to provide directors’ and officers’ liability insurance coverage under First Priority’s policy or policies to those officers and directors of Prestige who are currently covered by such insurance, on terms no less favorable for a period of six years after the effective time of the merger, subject to certain maximum cost limits.
Change in Control and Termination Rights
     Certain executive officers of Prestige have entered into employment agreements that provide such individuals with specific rights upon a change in control or termination. See “INFORMATION ABOUT PRESTIGE — Employment Agreements-Change in Control Payments” on page 116.
First Priority and First Priority Bank Boards of Directors
     Certain officers and directors of Prestige will serve on the boards of directors of First Priority and First Priority Bank following the merger. See “Management After the Transaction” on page 58.

INFORMATION ABOUT FIRST PRIORITY
First Priority
     First Priority was incorporated under the laws of the Commonwealth of Pennsylvania on February 13, 2007, for the purpose of becoming the holding company of First Priority Bank and had no prior operating history. On May 11, 2007, as a result of a reorganization and merger where each outstanding share of First Priority Bank common stock and each outstanding warrant to acquire a share of First Priority Bank common stock were converted into one share of First Priority common stock and one warrant to acquire First Priority common stock, First Priority Bank became a wholly-owned subsidiary of First Priority. First Priority provides banking services through First Priority Bank and does not engage in any activities other than banking and related activities. As of September 30, 2007, First Priority had total assets of $126.2 million, total deposits of $106.5 million and total shareholders’ equity of $15.9 million. First Priority’s principal executive offices are located at 2 West Liberty Boulevard, Suite 104, Malvern, PA 19355. Its telephone number is (610) 280-7100.
First Priority Bank
     First Priority Bank is a state-chartered commercial banking institution which was incorporated under the laws of the Commonwealth of Pennsylvania on May 25, 2005. First Priority Bank’s deposits are insured by the FDIC. As of September 30, 2007, First Priority Bank had total assets of $125.8 million, total loans of $89.3 million, total deposits of $106.5 million and total shareholder’s equity of $15.9 million.
     First Priority Bank’s administrative headquarters and full service main office are located at 2 West Liberty Boulevard, Suite 104, Malvern, PA 19355. The main telephone number is (610) 280-7100.
     First Priority Bank engages in full service commercial and consumer banking business with strong private banking and individual financial management capabilities. First Priority Bank offers a variety of consumer, private banking, commercial loan and mortgage products, commercial real estate financing, as well as business and personal deposit products, financial planning and investment management services. Investment services, including fixed and variable rate annuities, mutual funds and asset allocation, are performed through an agreement with a third party provider. Various life insurance products are offered through First Priority Bank. In addition, First Priority Bank has entered into solicitation agreements with several investment advisors to provide portfolio management services for introduced customers of First Priority Bank. First Priority Bank currently provides its banking and wealth management services from its two locations in Malvern and Wyomissing, Pennsylvania.
     The ability to originate loans and build a sound, growing loan portfolio is critically important to the success of First Priority Bank. First Priority Bank provides highly customized loan products offered with excellent service and expertise with a goal of the quickest turnaround time in the market. First Priority Bank delivers these products and quality services through a staff of highly experienced, sophisticated lenders who are properly supported in the marketplace by seasoned decision makers. First Priority Bank seeks out highly capable relationship lenders with large and loyal followings who are searching for a work environment and culture which will enable them to differentiate themselves from the competition by providing true relationship banking based upon a deep understanding of client needs, personal service, prompt decision making and customized banking solutions.
     First Priority Bank seeks deposits through its banking offices and commercial relationships. First Priority Bank provides a select group of deposit products that include checking, money market and savings accounts, and certificates of deposit. The Bank funds itself in the local community by providing excellent service and competitive rates to its customers. First Priority Bank obtains deposit accounts through electronic and print media advertising and will use the brokered market when it is advantageous for funding purposes.
Competition
     First Priority Bank competes with other financial institutions for deposit and loan business. Competitors include other commercial banks, savings banks, saving and loan associations, insurance companies, securities brokerage firms, credit unions, financial companies, mutual funds, money market funds, and certain government agencies. Financial institutions compete mostly on the quality of services rendered, interest rates offered on deposit accounts, interest charged on loans, service charges, the convenience of banking facilities, location and hours of operation and, in the case of loans to larger commercial borrowers, relative lending limits.
     Many of these competitors are significantly larger than First Priority Bank and have significantly greater financial resources, personnel and locations from which to conduct business. In addition, First Priority Bank is subject to regulation while certain competitors are not. Non-regulated companies face relatively few barriers for entry into the financial services industry.
     First Priority Bank’s larger competitors have greater name recognition and greater financial resources than First Priority Bank to finance wide-ranging advertising campaigns. First Priority Bank utilizes media advertising, directors’ referrals and employee calling programs to attract prospective customers. First Priority Bank competes for business principally on the basis of high quality, personal service to customers, customer access to First Priority Bank’s decision-makers and competitive interest rates and fees. First Priority Bank strives to provide the best possible access to its banking services by exploring innovative delivery vehicles, such as Internet banking and commercial deposit courier service. As a small, independent, community-based bank, First Priority Bank has hired high quality experienced employees seeking greater responsibility than may be granted by a larger employer and the ability to provide better service from a smaller, more responsive bank.
     First Priority Bank believes that it is able to compete favorably with its competitors because it provides responsive personalized services through management’s knowledge and awareness of its market area, customers and businesses.

Regulation
     Set forth below is a brief description of certain laws that relate to the regulation of First Priority and First Priority Bank. The description does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations.
     First Priority Bank operates in a highly regulated industry. This regulation and supervision establishes a comprehensive framework of activities in which a bank may engage and is intended primarily for the protection of the deposit insurance fund and depositors and not shareholders of First Priority Bank or the holding company. As a Pennsylvania state-chartered commercial bank, First Priority Bank is subject to the regulation, supervision, and control of the Pennsylvania Department of Banking. As an FDIC insured institution, First Priority Bank is subject to regulation, supervision and control of the FDIC, an agency of the federal government. The regulations of the FDIC and the Pennsylvania Department of Banking affect virtually all activities of First Priority Bank, including the minimum level of capital First Priority Bank must maintain, the ability of First Priority Bank to pay dividends, the ability of First Priority Bank to expand through new branches or acquisitions, the amount of reserves for deposits First Priority must maintain, loans and investments First Priority Bank may make, acceptable collateral that may be taken, consumer protection laws and various other matters. First Priority Bank’s deposit accounts are insured up to the maximum legal limits by the FDIC. First Priority Bank is not a member of the Federal Reserve System.
     Any change in applicable statutory and regulatory requirements, whether by the Pennsylvania Department of Banking, the FDIC or the United States Congress, could have a material adverse impact on First Priority Bank and its operations. The adoption of regulations or the enactment of laws that restrict the operations of First Priority Bank or impose burdensome requirements upon it could reduce its profitability and could impair the value of First Priority Bank’s franchise, which could hurt the trading price of the holding company’s stock.
     On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (“Sarbanes”). The Securities and Exchange Commission has promulgated certain regulations under Sarbanes and will continue to propose additional implementing or clarifying regulations as necessary in furtherance of Sarbanes. The passage of Sarbanes and the regulations implemented by the Securities and Exchange Commission subject publicly-traded companies to additional and more cumbersome reporting regulations and disclosure which are phased in for newly public companies such as First Priority. First Priority is currently not subject to the internal control reporting requirements of Sarbanes, however, in the event that First Priority has more than 300 shareholders of record after completion of this transaction and maintains at least this number throughout 2009, First Priority will become subject to the internal control reporting requirements of Sarbanes and incur material expenses to effect compliance.
     Insurance of Deposits. First Priority Bank’s deposits are insured by the FDIC up to the maximum amount permitted for all banks. The FDIC has a risk-related premium schedule for all insured depository institutions that results in the assessment of premiums based on capital and supervisory measures. Under the risk-related premium schedule effective January 1, 2007, the FDIC assigns each depository institution to one of four risk groups based on capital levels and other supervisory standards, including examination reports, statistical analyses and other information relevant to measuring the risk posed by the institution. Institutions that meet the definition of “well-capitalized” and otherwise have no supervisory issues would be grouped in the category that pays the lowest deposit insurance rates. As of September 30, 2007, First Priority Bank was well-capitalized for purposes of calculating insurance assessments, and was in the lowest risk assessment group.
     Capital Adequacy Guidelines. First Priority Bank is subject to risk-based capital guidelines promulgated by the FDIC that are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Under the guidelines, assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.
     The minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is 8%. At least 4% of the total capital is required to be “Tier I Capital,” consisting of common shareholders’ equity and qualifying preferred stock, less certain goodwill items and other intangible assets. The remainder (“Tier II Capital”) may consist of (a) the allowance for loan losses of up to 1.25% of risk-weighted assets, (b) excess of qualifying preferred stock, (c) hybrid capital instruments, (d) perpetual debt, (e) mandatory convertible securities, and (f) qualifying subordinated debt and intermediate-term preferred stock up to 50% of Tier I capital. Total capital is the sum of Tier I and Tier II capital less reciprocal holdings of other banking organizations, capital instruments, investments in unconsolidated subsidiaries, and any other deductions as determined by the FDIC (determined on a case-by-case basis or as a matter of policy after formal rule-making).
     In addition to the risk-based capital guidelines, the FDIC has adopted a minimum Tier I capital (leverage) ratio, under which a bank must maintain a minimum level of Tier I capital to average total consolidated assets of at least 3% in the case of a bank that has the highest regulatory examination rating and is not contemplating significant growth or expansion. All other banks are expected to maintain a leverage ratio of at least 100 to 200 basis points above the stated minimum. As a condition to the FDIC’s approval of First Priority Bank’s initial application for deposit insurance, First Priority Bank is required to maintain the Tier 1 capital to assets leverage ratio at not less than 8% throughout the first three years of operation. This condition will remain in effect through November 14, 2008. This is a customary condition imposed on all de novo banks.
     At September 30, 2007, First Priority Bank had the requisite capital levels to qualify as “well capitalized.” On a consolidated basis, First Priority is exempt from the risk based capital guidelines. First Priority qualifies for exemption under the provisions of the “Small Bank Holding Company Policy Statement” of the Board of Governors of the Federal Reserve System which exempts holding companies with total assets of less than $500,000 that meet certain eligibility criteria from the risk based capital requirements.
     First Priority is required to obtain prior approval of the Federal Reserve Board before acquiring control, directly or indirectly, of more than five percent of the voting shares or substantially all of the assets of any institution, including another bank.

     As a bank holding company, First Priority is prohibited from engaging in or acquiring direct or indirect control of more than five percent of the voting shares of any company engaged in non-banking activities unless the Federal Reserve Board, by order or regulation, has found such activities to be so closely related to banking, managing, or controlling banks as to be a proper incident thereto. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.
     Further, under the Bank Holding Company Act and the Federal Reserve Board’s regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit or provision of any property or services. The so-called “anti-tie-in” provisions state generally that a bank may not extend credit, lease, sell property or furnish any service to a customer on the condition that the customer provide additional credit or service to the bank, to its bank holding company or to any other subsidiary of its bank holding company or on the condition that the customer not obtain other credit or service from a competitor of the bank, its bank holding company or any subsidiary of its bank holding company.
Properties
     First Priority and First Priority Bank do not own any real estate and currently do not expect to own any real estate in the future.
     The principal executive offices of First Priority and First Priority Bank, and the full- service main office of First Priority Bank, are located in an office building located at 2 West Liberty Boulevard, Suite 104, Malvern, Pennsylvania 19355. First Priority Bank leases space in this office building, which consists of approximately 8,900 square feet.
     First Priority Bank also has a branch office at 1200 Broadcasting Road, Wyomissing, PA 19610. The bank leases space in this office building, which consists of approximately 3,300 square feet.
Legal Proceedings
     First Priority has not, since its organization, been a party to any legal proceedings.
Employees
     As of November 30, 2007, First Priority had 28 full-time and 1 part-time employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     The following is management’s discussion and analysis of the significant changes in the results of operations presented in its accompanying consolidated financial statements for First Priority and its wholly owned subsidiary — First Priority Bank. First Priority’s consolidated financial condition and results of operations consist almost entirely of First Priority Bank’s financial condition and results of operations. Current performance does not guarantee, and may not be indicative, of similar performance in the future.
     The discussion in this proxy statement/prospectus contains forward-looking statements that involve risks and uncertainties, such as First Priority’s plans, objectives, expectations and intentions. The cautionary statements made in this proxy statement/prospectus should be read as applying to all related statements wherever they appear in this proxy statement/prospectus. First Priority’s actual results could differ materially from those discussed in this proxy statement/prospectus.
     Readers should note that many factors, some of which are discussed elsewhere in this report could affect the future financial results of First Priority and could cause those results to differ materially from those expressed or implied in the forward-looking statements contained in this document.
Reorganization
     First Priority was formed May 11, 2007, to be the holding company for First Priority Bank pursuant to a reorganization and merger agreement. As part of the reorganization and merger, each outstanding share of First Priority Bank common stock and each outstanding warrant to acquire a share of First Priority Bank common stock were converted into one share of First Priority common stock and one warrant to acquire one share of First Priority common stock and, as a result, First Priority Bank became a wholly-owned subsidiary of First Priority.
     Accordingly, descriptions of balance sheet and income statement items prior to May 11, 2007 represent those of First Priority Bank, and descriptions of balance sheet and income statement items after May 11, 2007 represent the consolidated results of First Priority. The consolidated balance sheets and related income statements of First Priority are substantially the same as the balance sheets and income statements of First Priority Bank except for the issuance by First Priority in June and July 2007, of $380,000 of 5.30% convertible debentures and the related accrued interest expense, as described in the “long-term debt” section below. The consolidated results of operations and financial condition presented for those periods after the merger date, May 11, 2007, include combined results for First Priority and First Priority Bank.

Overview
     The following table sets forth selected measures of First Priority’s financial performance for the periods indicated.

				As of December 31,
			As of	2005 and for the
			December 31,	period from May 25,
	As of and for the nine		2006 and for the	2005 (date of
	months ended		year ended	inception) to
	September 30,		December 31,	December 31,
	2007	2006	2006	2005
	(in thousands)

Total revenue (1)	$2,207	$1,175	$1,757	$271

Net loss	(1,766)	(1,804)	(2,436)	(969)

Total assets	126,168	73,756	105,748	30,841

Total loans	89,264	34,552	50,423	111

Total deposits	106,485	40,249	64,417	789

(1)	Total revenue equals net interest income plus total non-interest income
     Although First Priority Bank was formed on May 25, 2005, it did not receive its certificate of authority to operate as a bank until November 14, 2005. Accordingly, the primary reason for the material changes in our results of operations and the growth of the balance sheet for the year ended December 31, 2006, compared to the period from May 25, 2005 (date of inception) to December 31, 2005 is that commencement of operations did not occur until late 2005.
     Like most financial institutions, First Priority derives the majority of its income from interest First Priority receives on its interest-earning assets, such as loans and investments. First Priority’s primary source of funds for making these loans and investments is its deposits, on which First Priority pays interest. Consequently, one of the key measures of First Priority’s success is its amount of net interest income, or the difference between the income on its interest-earning assets and the expense on its interest-bearing liabilities, such as deposits and borrowings. Another key measure is the spread between the yield First Priority earns on these interest-earning assets and the rate First Priority pays on its interest-bearing liabilities, which is called its net interest spread.
     There are risks inherent in all loans, so First Priority maintains an allowance for loan losses to absorb probable losses on existing loans that may become uncollectible. First Priority maintains this allowance by charging a provision for loan losses against its operating earnings.

First Priority has included a detailed discussion of this process, as well as several tables describing its allowance for loan losses.
     In addition to earning interest on its loans and investments, First Priority earns income through other sources, such as fees and other charges to its customers and income from wealth management services. First Priority describes the various components of this non-interest income, as well as its non-interest expense, in the following discussion.
Critical Accounting Policies
     First Priority has adopted various accounting policies that govern the application of accounting principles generally accepted in the United States of America and that are consistent with general practices within the banking industry in the preparation of its financial statements. First Priority’s significant accounting policies are described in footnote 1 to its audited financial statements as of and for the year ended December 31, 2006.
     Certain accounting policies involve significant judgments and assumptions by First Priority that have a material impact on the carrying value of certain assets and liabilities. First Priority considers these accounting policies to be critical accounting policies. The judgment and assumptions First Priority uses are based on historical experience and other factors, which First Priority believes to be reasonable under the circumstances. Because of the nature of the judgments and assumptions First Priority makes, actual results could differ from these judgments and estimates, which could have a material impact on the carrying values of its assets and liabilities and its results of operations.
     The following is a summary of the policies First Priority recognizes as involving critical accounting estimates: Allowance for Loan Losses, Stock-Based Compensation, Unrealized Gains and Losses on Securities Available for Sale and Deferred Income Taxes.
     Allowance for Loan Losses: First Priority maintains an allowance for loan losses at a level management believes is sufficient to absorb estimated probable credit losses. Management’s determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors. However, this evaluation is inherently subjective as it requires significant estimates by management. Consideration is given to a variety of factors in establishing these estimates including historical losses, current and anticipated economic conditions, diversification of the loan portfolio, delinquency statistics, results of internal loan reviews, borrowers’ perceived financial and management strengths, the adequacy of underlying collateral, the dependence on collateral, or the strength of the present value of future cash flows and other relevant factors. These factors may be susceptible to significant change. To the extent actual outcomes differ from management estimates, additional provisions for loan losses may be required which may adversely affect First Priority’s results of operations in the future.
     Stock-Based Compensation: First Priority recognizes compensation expense for stock options in accordance with SFAS No. 123 (revised 2004, “Share-Based Payment” (SFAS No. 123(R)) adopted at January 1, 2006 under the prospective application method of transition. As a result, options granted prior to January 1, 2006 will generally not be subject to expense. The expense related to options granted after January 1, 2006 is generally measured based on the fair value of the option at the grant date, with compensation expense recognized over the service period, which is usually the vesting period. First Priority utilizes the Black-Scholes option-pricing model (as used under SFAS No. 123) to estimate the fair value of each option on the date of grant. The Black-Scholes model takes into consideration the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, the expected dividends on the stock and the current risk-free interest rate for the expected life of the option. First Priority’s estimate of the fair value of a stock option is based on expectations derived from historical experience and may not necessarily equate to its market value when fully vested.
     Unrealized Gains and Losses on Securities Available for Sale: First Priority receives estimated fair values of debt securities from independent valuation services and brokers. In developing these fair values, the valuation services and brokers use estimates of cash flows based on historical performance of similar instruments in similar rate environments. Debt securities available for sale are mostly comprised of U.S. government agency securities. First Priority uses various indicators in determining whether a security is other-than-temporarily impaired, including for equity securities, if the market value is below its cost for an extended period of time with low expectation of recovery or, for debt securities, when it is probable that the contractual interest and principal will not be collected. The debt securities are monitored for changes in credit ratings because adverse changes in credit ratings could indicate a change in the estimated cash flows of the underlying collateral or issuer. The unrealized losses associated with securities that management has the ability and intent to hold until maturity are not considered to be other than temporary as of September 30, 2007, because the unrealized losses are related to changes in interest rates and do not affect the expected cash flows of the underlying collateral or issuer.
     Deferred Income Taxes: First Priority provides for deferred income taxes on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and net operating loss carryforwards and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
Results of Operations
Income Statement Review
Summary
Nine months ended September 30, 2007 and 2006
     The net loss recorded for the nine months ended September 30, 2007 was $1.77 million, or $0.84 per basic and diluted share, compared to a loss of $1.80 million, or $0.86 per basic and diluted share, for the first nine months of 2006. Although the recorded loss was relatively constant, net interest income increased $1.04 million for the first nine months of 2007 from $974 thousand for the prior year nine month period to $2.01 million for the first nine months of

2007. Offsetting this positive impact of the increase in net interest income, operating expenses also increased by $1.11 million between the same periods. Included in the expenses for the nine months ending September 30, 2007 are one time expenses related to the formation of the bank holding company structure totaling $95 thousand and opening expenses related to the Wyomissing office of $54 thousand.
     Net interest margin declined from 3.54% for the first nine months of 2006 to 2.71% for the same period in 2007. This decline is partially due to the growth in the earning assets resulting in a lower percentage of funding provided by equity as well as increased pressure on the overall deposit rate structure. Average loans increased by $53.4 million from $14.6 million to $68.0 million. Funding required for the growth in earning assets was primarily provided through growth in higher costing money market and time deposit balances. Overall, as noted in the Changes in Net Interest Income Table, the increase in earning assets provided an additional $3.34 million in interest income while increased deposits to fund that growth resulted in higher interest expense of $2.37 million. Changes in rate structure had a positive impact on net interest income of approximately $65 thousand when comparing the first nine months of 2007 versus the same period a year ago.
     The provision for loan losses declined from $435 thousand for the first nine months of 2006 to $324 thousand for the same period in 2007. Non-interest income remained consistent while non-interest expenses increased 43.4% from $2.54 million to $3.65 million between the two periods. The largest increase was in staffing costs as First Priority Bank continues to develop its operating structure along with staffing for the Wyomissing office. First Priority Bank also continues to focus on asset generation through expansion of the lending staff and the required infrastructure to support this growth.
Year Ended December 31, 2006 and the period from May 25, 2005 (date of inception) to December 31, 2005
     First Priority’s reported net loss was $2.44 million, or $1.16 per basic and diluted share, for the year ended December 31, 2006, as compared with a loss of $969 thousand, or $0.46 per basic and diluted share, for the period from May 25, 2005 (date of inception) to December 31, 2005.
     The Bank was incorporated on May 25, 2005 and commenced operations on November 14, 2005 as a full service commercial bank providing personal and business lending, deposit products and wealth management services. The Bank incurred $709 thousand of organization and pre-opening costs, consisting primarily of compensation and employee benefit expense of $389 thousand and occupancy, furniture and equipment expense of $183 thousand. Net interest income earned during the pre-opening period totaled $165 thousand. The statement of income for the period from May 25, 2005 (date of inception) to December 31, 2005 reflects these amounts in the respective income or expense categories. Stock offering costs of $56 thousand are netted against the proceeds from the sale of common stock.
     The primary reason for the material changes in the results of operations for the year ended December 31, 2006, compared to the period from May 25, 2005 (date of inception) to December 31, 2005 is that commencement of operations did not occur until late 2005.

     Total revenue for the year ended December 31, 2006 was $1.76 million as net interest income was $1.48 million and non-interest income, primarily wealth management fees, was $278 thousand. The provision for loan losses for this same period was $632 thousand while operating expenses totaled $3.56 million. Net interest margin for the year ended December 31, 2006 was 3.24%. Total earning assets averaged $45.7 million and total interest bearing liabilities averaged $26.5 million.
     Net interest income for the period from May 25, 2005 (date of inception) to December 31, 2005 was $271 thousand, the provision for loan losses was $2 thousand and operating expenses, including the above mentioned organization and pre-opening costs, totaled $1.24 million.
Net Interest Income
     First Priority’s primary source of revenue is net interest income. Net interest income is determined by the balances of interest-earning assets and interest-bearing liabilities and the interest rates earned and paid on these balances. In addition to the growth in both interest-earning assets and interest-bearing liabilities, and the timing of repricing of these assets and liabilities, net interest income is also affected by the ratio of interest-earning assets to interest-bearing liabilities and the changes in interest rates earned on First Priority’s assets and interest rates paid on its liabilities.
Nine months ended September 30, 2007 and 2006
     First Priority’s net interest income increased $1.04 million to $2.01 million for the nine months ended September 30, 2007, from $974 thousand for the same period in 2006. The increase in net interest income was due primarily to the growth in interest earning assets, as reflected by an increase of its average earning assets of 170% from $36.8 million for the 2006 nine month period to $99.3 million for the same period in 2007. Average interest bearing liabilities increased $61.7 million from $17.5 million for the period ended September 30, 2006 compared to $79.2 million for the same period in 2007.
     The following table sets forth, for the nine months ended September 30, 2007 and 2006, information related to First Priority’s average balances, yields on average assets, and costs of average liabilities. Average balances are derived from the daily balances throughout the periods indicated and yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average loans are stated net of deferred costs. There were no non-accrual loans during either period reported.

Average Balances, Income and Expenses, and Rates

	For the nine months ended			For the nine months ended
	September 30, 2007			September 30, 2006
	(in thousands)			(in thousands)
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)

Interest-earning assets:
Loans receivable	$68,018	$3,809	7.49%	$14,603	$802	7.35%
Securities available for sale	10,338	415	5.36%	9,670	343	4.74%
Federal funds sold	20,880	811	5.20%	12,499	459	4.91%
Deposits with banks and other	35	2	8.45%	6	1	24.40%

Total interest earning assets	99,271	5,037	6.78%	36,778	1,605	5.83%

Non-interest-earning assets	1,292			996

TOTAL ASSETS	$100,563			$37,774

Interest-bearing liabilities:
Demand, interest-bearing	$840	14	2.19%	$358	6	2.22%
Money market and savings	38,395	1,428	4.97%	13,102	466	4.75%
Time deposits	39,607	1,570	5.30%	3,154	118	5.00%
Borrowed funds	390	16	5.53%	926	41	5.87%

Total interest-bearing liabilities	79,232	3,028	5.11%	17,540	631	4.81%

Non interest-bearing liabilities:
Demand, non-interest bearing deposits	3,674			731
Other liabilities	887			312

Shareholders’ equity	16,770			19,191

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$100,563			$37,774

Net interest income/rate spread		$2,009	1.67%		$74	1.02%

Net interest margin			2.71%			3.54%

(1)	Annualized for the nine month periods.
     Net interest margin declined 83 basis points from 3.54% to 2.71% for the nine months ended September 30, 2006 and 2007, respectively. The decrease in the net interest margin is primarily attributable to growth achieved in the balance sheet consisting primarily of loans, which was funded by higher costing money market and time deposit balances. As the balance sheet grew, the overall positive impact on net interest margin of equity and other non-interest bearing funds became smaller.

     Total interest income increased $3.43 million and is almost entirely related to changes in volume with $2.99 million of this amount related to an increase in average loans of $53.4 million and $323 thousand of this amount related to an increase in average overnight investment balances of $8.4 million. Net interest spread was 1.67% for the nine months ended September 30, 2007, compared to 1.02% for the same period in 2006. The increase in net interest spread is due to additional volume of loans which generally earn a higher average rate of interest than investments or overnight funds.
Year Ended December 31, 2006 and the period from May 25, 2005 (date of inception) to December 31, 2005
     First Priority’s net interest income increased $1.21 million to $1.48 million for the year ended December 31, 2006, from $271 thousand for the period from May 25, 2005 (date of inception) to December 31, 2005. The primary reason for the material change in net interest income, when comparing these periods, is the commencement date of operations late in the fourth quarter of 2005.
     For the year ended December 31, 2006, interest earning assets averaged $45.7 million with an average yield of 6.12%. Interest bearing liabilities averaged $26.5 million for the same period with an average cost of 4.97%, resulting in a net interest spread of 1.15%. First Priority’s consolidated net interest margin was 3.24% for the year ended December 31, 2006.
     The following table sets forth, for the year ended December 31, 2006 and the period from May 25, 2005 (date of inception) to December 31, 2005, information related to First Priority’s average balances, yields on average assets, and costs of average liabilities. Average balances are derived from the daily balances throughout the periods indicated and yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average loans are stated net of deferred costs and include non-accrual loans. There were no non-accrual loans during either period reported. Interest income related to shareholders’ escrow balances primarily represents income earned during the pre-opening period from May 25, 2005 through November 13, 2005.

Average Balances, Income and Expenses, and Rates

				For the period from May 25, 2005
	For the year ended			(date of inception) to
	December 31, 2006			December 31, 2005
	(in thousands)			(in thousands)
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate(1)

Interest-earning assets:
Loans receivable	$21,197	$1,576	7.44%	$10	$1	6.72%
Securities available for sale	11,070	544	4.91%	2,213	53	3.92%
Federal funds sold	13,377	671	5.02%	1,922	48	4.13%
Deposits with banks and other	17	2	9.26%	358	8	3.86%
Interest on escrow balances	—	—	—	—	166	—

Total interest earning assets	45,661	2,793	6.12%	4,503	276	10.10%

Non-interest-earning assets	1,056			122

TOTAL ASSETS	$46,717			$4,625

Interest-bearing liabilities:
Demand, interest-bearing	$388	8	2.13%	$17	—	4.17%
Money market and savings	17,442	848	4.86%	17	—	3.68%
Time deposits	7,682	401	5.22%	22	1	4.18%
Borrowed funds	954	57	5.94%	86	4	7.17%

Total interest-bearing liabilities	26,466	1,314	4.97%	142	5	5.93%

Non interest-bearing liabilities:
Demand, non interest bearing	996			30
Other liabilities	357			7

Shareholders’ equity	18,898			4,446

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$46,717			$4,625

Net interest income/rate spread		$1,479	1.15%		$271	4.17%

Net interest margin			3.24%			9.91%

(1)	Annualized for the period from May 25, 2005 (date of inception) to December 31, 2005.

Analysis of Changes in Net Interest Income
     Net interest income also can be analyzed in terms of the impact of changing interest rates and changing volume. The following tables set forth the effect which varying levels of interest-earning assets, interest-bearing liabilities and the applicable rates have had on changes in net interest income for the periods presented.

	Nine months ended September 30,
	2007 vs. 2006
	Increase (Decrease)
	Due to Change In
	(In thousands)
	Volume	Rate	Net Change

Interest income:
Loans receivable	$2,991	$16	$3,007
Securities available for sale	25	47	72
Federal funds sold	323	29	352
Deposits with banks and other	1	—	1

Total Interest Earning Assets	3,340	92	3,432

Interest expense:
Demand, interest-bearing	8	—	8
Money market and savings	940	22	962
Time deposits	1,445	7	1,452
Borrowed funds	(23)	(2)	(25)

Total interest bearing liabilities	2,370	27	2,397

Change in net interest income	$970	$65	$1,035

	Year ended December 31, 2006 vs.
	the period from May 25, 2005 (Date of
	Inception) to December 31, 2005
	Increase (Decrease)
	Due to Change In
	(In thousands)
	Volume	Rate	Net Change

Interest income:
Loans receivable	$1,575	$—	$1,575
Securities available for sale	462	29	491
Federal funds sold	601	22	623
Deposits with banks and other	15	(21)	(6)
Interest on escrow balances	(166)	—	(166)

Total interest earning assets	2,487	30	2,517

Interest expense:
Demand, interest-bearing	8	—	8
Money market and savings	848	—	848
Time deposits	400	—	400
Borrowed funds	54	(1)	53

Total interest bearing liabilities	1,310	(1)	1,309

Change in net interest income	$1,177	$31	$1,208

Provision for Loan Losses
     The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.
     The allowance for loan losses will be maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revisions as more information becomes available.
     At the end of each quarter or more often, if necessary, First Priority analyzes the collectibility of its loans and accordingly adjusts the loan loss allowance to an appropriate level. The allowance for loan losses covers estimated credit losses on individually evaluated loans that are determined to be impaired, as well as estimated credit losses inherent in the remainder of the loan portfolio. For a description of the process for determining the adequacy of the allowance for loan losses, see the “Allowance for Loan Losses” section below.

Nine months ended September 30, 2007 and 2006
     The provision for loan losses was $324 thousand and $435 thousand for the nine months ended September 30, 2007, and 2006, respectively. The allowance as a percentage of loans was 1.07% of ending loans at September 30, 2007 compared to 1.26% at September 30, 2006. The decrease in this ratio reflects management’s opinion of the level of credit quality in the loan portfolio and other factors, such as the mix of the portfolio and the value of related collateral. The decrease in the provision between the periods resulted from an overall change in the loan portfolio mix due to the type of loans booked during these periods. Of the $38.8 million net increase in loans during the first nine months of 2007, 55% of this increase was primarily backed by well secured real estate, primarily residential mortgage and home equity loans, none of which would be considered sub-prime loans. During the first nine months of 2006, net loan growth of $34.4 million was more evenly distributed among commercial, real estate, and other consumer loans. Management continues to review and evaluate the allowance for loan losses based on the performance of the loan portfolio.
Year Ended December 31, 2006 and the period from May 25, 2005 (date of inception) to December 31, 2005
     First Priority’s provision for loan losses was $632 thousand for the year ended December 31, 2006 while the provision for loan losses for the period from May 25, 2005 (date of inception) to December 31, 2005 was $2 thousand. The primary reason for the material change in the provision for loan losses when comparing these periods is that commencement of operations did not begin until the fourth quarter of 2005. The allowance as a percentage of loans at December 31, 2006 was 1.26%.
Non-Interest Income
Nine months ended September 30, 2007 and 2006
     Non-interest income for the nine-months ended September 30, 2007 was $198 thousand as compared to $201 thousand for the comparable period in 2006.

	For the nine months ended
	September 30,
	2007	2006
	(in thousands)
Non-Interest Income
Wealth management fee income	$160	$178
Service charges on deposits	9	1
Other branch fees	9	2
Loan related fees	12	7
Other	8	13

Total Non-Interest Income	$198	$201

Year Ended December 31, 2006 and the period from May 25, 2005 (date of inception) to December 31, 2005
     Non-interest income for the year ended December 31, 2006 was $278 thousand, consisting primarily of wealth management fees related to insurance sales, principally annuities. There was no fee income recorded for the period from May 25, 2005 (date of inception) to December 31, 2005.

For the year
ended
December 31,
2006
(in thousands)
Non-Interest Income
Wealth management fee income	$244
Service charges on deposits	3
Other branch fees	4
Loan related fees	11
Other	16

Total Non-Interest Income	$278

Non-Interest Expenses
Nine months ended September 30, 2007 and 2006
     The following table sets forth information related to the various components of non-interest expenses for the nine months ended September 30, 2007 and 2006.

	For the nine months ended
	September 30,
	2007	2006
	(in thousands)
Non-Interest Expenses
Salaries and employee benefits	$2,394	$1,718
Occupancy and equipment	314	254
Data processing equipment and operations	171	110
Professional fees	321	148
Marketing, advertising and business development	118	170
Other	331	144

Total Non-Interest Expenses	$3,649	$2,544

     Non-interest expenses were $3.65 million and $2.54 million for the nine months ended September 30, 2007 and 2006, respectively. The majority of the increase of $1.11 million, or

43.4%, in 2007 compared to the same period in 2006 reflects an increase in the staffing costs and professional fees. In addition, $95 thousand of one-time expenses were recorded during the first nine months of 2007 related to the formation of the bank holding company and $54 thousand of initial one-time costs to open the Wyomissing office in Berks County. These costs were incurred as part of the development of the operations of First Priority.
     Salaries and employee benefits totaled $2.39 million for the nine months ended September 30, 2007, as compared to $1.72 million for the same period in 2006, an increase of $676 thousand, or 39.3%. This increase reflects the cost of staff additions and related benefits that has occurred throughout the first full two years of First Priority Bank’s operations to support asset growth and market expansion and the opening of the Wyomissing office.
     Occupancy and equipment expenses were $314 thousand for the nine months ended September 30, 2007 compared to $254 thousand for the same period in the prior year, an increase of $60 thousand, or 23.6%. This increase is primarily due to the lease cost and increased furniture and equipment expenses related to the opening of the Wyomissing office in March 2007. Included in occupancy and equipment expense for the nine months of 2007 are $39 thousand of one-time expenses related to the Wyomissing office opening.
     Data processing expenses increased by $61 thousand, or 55.5%, in the first nine months of 2007 to $171 thousand compared to $110 thousand for the same period in 2006 primarily related to the increased cost of outsourced processing resulting from the increased activity of First Priority Bank and $6 thousand of one-time set-up fees for the Wyomissing branch.
     Professional fees increased by $173 thousand, or 116.9%, to $321 thousand for the nine months ended September 30, 2007 compared to $148 thousand for the same period in 2006. The increase reflects costs related to human resource consulting and search fees to expand the lending staff of First Priority Bank of approximately $51 thousand, legal fees related to the formation of the bank holding company of $83 thousand and increased audit and accounting fees of $18 thousand.
     Direct marketing, advertising and business development costs declined $52 thousand, from $170 thousand to $118 thousand, when comparing the first nine months of 2006 and 2007, respectively, primarily related to marketing and advertising costs in 2006 required to promote the opening of First Priority Bank.
     Other expenses increased $187 thousand from $144 thousand for the nine months ended September 30, 2006 to $331 thousand for the first nine months of 2007. Contributing to this increase are additional expenses related to loan and deposit generation, FDIC deposit premium assessments, Pennsylvania bank shares tax expense, supplies, contributions and memberships.
     Management recognizes the importance of expense awareness and the importance of controlling operating expenses to improve profitability; however, management is also committed to expanding and retaining key asset generation and operational staff, exploring and implementing a professional marketing program, and maintaining excellent customer service. This will ensure our goal of continued asset growth and efficient operations.

Year Ended December 31, 2006 and the period from May 25, 2005 (date of inception) to December 31, 2005
     The following table sets forth information related to the various components of non-interest expenses for the year ended December 31, 2006 and for the period from May 25, 2005 (date of inception) to December 31, 2005.

		Period from
		May 25, 2005
	For the year	(date of
	ended	inception) to
	December 31,	December 31,
	2006	2005
	(in thousands)
Non-Interest Expenses
Salaries and employee benefits	$2,424	$716
Occupancy and equipment	334	218
Data processing equipment and operations	162	61
Professional fees	222	98
Marketing, advertising and business development	204	46
Other	215	99

Total Non-Interest Expenses	$3,561	$1,238

     Non-interest expenses were $3.56 million for the year ended December 31, 2006 compared to $1.24 million for the period from May 25, 2005 (date of inception) to December 31, 2005. The majority of the increase of $2.32 million is primarily related to First Priority Bank’s commencement of operations during the fourth quarter of 2005. The Bank, which was incorporated on May 25, 2005 and commenced operations on November 14, 2005, incurred $709 thousand of organization and pre-opening costs, consisting primarily of compensation and employee benefit expense of $389 thousand and occupancy, furniture and equipment expenses of $183 thousand.
Provision for Income Taxes
     There is no provision for income taxes for the nine months ended September 30, 2007 or 2006 , for the year ended December 31, 2006 and the period ended December 31, 2005 due to the net operating losses incurred. Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. To satisfy the “more likely than not” criteria required to reduce the valuation allowance, First Priority would need to become profitable and demonstrate that a consistent positive trend of profitability is sustainable.
     The Bank has net operating loss carry forwards available for federal income tax purposes of approximately $2.37 million at December 31, 2006 which expire in 2025 and 2026.

Financial Condition
Balance Sheet Review
Overview
     As of September 30, 2007, First Priority had total assets of $126.2 million, an increase of 19.3% over total assets of $105.7 million on December 31, 2006, which was an increase of 242.9% over total assets of $30.8 million on December 31, 2005. Total assets at September 30, 2007, consisted primarily of total loans of $89.3 million, short-term overnight Federal funds sold and securities purchased under agreements to resell of $27.6 million, and investment securities available for sale of $8.0 million. At December 31, 2006, total assets consisted principally of total loans of $50.4 million and investment securities available for sale of $53.0 million. At December 31, 2005, as a result of the relatively short operating period, total assets consisted primarily of investment securities available for sale of $30.0 million. Deposits in excess of loans were invested in Federal funds sold and securities purchased under agreements to resell at September 30, 2007 to keep the funding for loan growth readily available without undue interest rate risk on the investment.
     Premises and equipment increased $181 thousand during the nine months ended September 30, 2007, principally resulting from the cost of leasehold improvements and equipment purchases associated with the opening of First Priority Bank’s second office located at 1200 Broadcasting Road, Wyomissing, Pennsylvania in March 2007.
     Total deposits at September 30, 2007, were $106.5 million compared to $64.4 million at December 31, 2006 and $789 thousand at December 31, 2005. Deposits consisted principally of money market accounts and certificates of deposits, which at September 30, 2007 were $45.8 million and $54.9 million, respectively, compared to $33.7 million and $27.4 million at December 31, 2006, respectively.
     In order to provide operating capital within the holding company, in June and July 2007, First Priority issued $380,000 of 5.30% Convertible Subordinated Debentures due June 21, 2012 to certain directors and executive officers of First Priority and First Priority Bank. The debentures will automatically convert into shares of First Priority common stock immediately prior to the consummation of a qualified public or private offering of common stock for cash resulting in aggregate net proceeds of at least $4 million. The number of shares of First Priority common stock issued at conversion shall be determined based on the offering price of the common stock in the offering. In addition, both payee and First Priority have the right to convert the debentures into First Priority common stock after one year from issuance at an initial conversion price of $10.25 per share. If not sooner paid, the unpaid principal balance of the debentures shall be due and payable in full on June 21, 2012.
Federal Funds Sold
     As of September 30, 2007, short-term overnight investments in Federal funds sold were $27.6 million of which there were none outstanding as of December 31, 2006 and 2005. As of December 31, 2006 and 2005, excess overnight funds of $46.0 million and $30 million, respectively, were invested in short-term U.S. Government Agency discount notes or U.S. Treasury bills and are included in investments.
Investments
     On September 30, 2007, and December 31, 2006 and 2005, First Priority’s investment securities portfolio of $8.0 million, $53.0 million, and $30.0 million represented approximately 6.4%, 51.2%, and 99.6%, respectively, of interest-earning assets. As of September 30, 2007, and December 31, 2006 and 2005, First Priority’s investments were invested principally in U.S. Government agency securities of which all securities were rated AAA, are highly marketable, and classified as available for sale. At the end of 2006 and 2005, First Priority increased its investment portfolio, supported by short-term borrowings of $23.0 million and $9.5 million, respectively, as part of a tax planning program instituted to lower the impact of the Pennsylvania bank shares tax.
     The following table sets forth information about the maturities and weighted yields on First Priority’s investment securities.

	At September 30, 2007
			After 1 Year
	Within 1 Year		to 5 Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield
	(In thousands except yields)

U.S. Government Securities	$2,001	5.40%	$6,004	5.35%	$8,005	5.36%

Total investment securities available for sale	$2,001	5.40%	$6,004	5.35%	$8,005	5.36%

     The amortized cost and fair value of First Priority’s investments as of September 30, 2007, and December 31, 2006 and 2005, are shown in the following table:

	September 30, 2007		December 31, 2006		December 31, 2005
	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value
	(In thousands)
U.S. Government securities	$8,000	$8,005	$52,993	$52,994	$29,986	$29,986

Total Investments	$8,000	$8,005	$52,993	$52,994	$29,986	$29,986

Restricted investment in bank stock
     The Bank invested $50 thousand in a restricted investment in bank stock, which represents a required investment in the common stock of a correspondent bank, and is carried at cost. As of September 30, 2007, December 31, 2006 and 2005 this investment consists of the common stock of Atlantic Central Bankers’ Bank, Camp Hill, Pennsylvania.

Loans
     First Priority’s loan portfolio is the primary component of its assets. At September 30, 2007, total loans were $89.3 million, an increase from $50.4 million at December 31, 2006 and $111 thousand at December 31, 2005. The growth in the loan portfolio was attributable to the development and expansion of the lending staff throughout the first twenty-one months of operations.
     The following table sets forth the classification of First Priority’s loan portfolio as of September 30, 2007 and December 31, 2006 and 2005.

	September 30,	December 31,
	2007	2006	2005
	(In thousands)
Commercial	$24,846	$14,138	$—
Commercial Real Estate	19,708	12,473	—
Residential Real Estate	23,209	9,014	—
Consumer	21,387	14,724	111

Total Loans	89,150	50,349	111
Net deferred loan costs	114	74	—

Total	$89,264	$50,423	$111

     Commercial loans are made for the purpose of providing working capital, financing the purchase of equipment or inventory, as well as for other business purposes. Real estate loans consist of loans secured by commercial or residential real property and loans for the construction of commercial or residential property. Consumer loans are made for the purpose of financing the purchase of consumer goods, home improvements, and other personal needs, and are generally secured by the personal property.
     Due to the short time First Priority’s portfolio has existed, the current mix may not be indicative of the ongoing portfolio mix. First Priority does not generally originate traditional long-term residential mortgages. Generally, First Priority limits the loan-to-value ratio on loans it makes to 80%. First Priority attempts to maintain a relatively diversified loan portfolio to help reduce the risk inherent in concentration in certain types of collateral.
     Commercial real estate loans typically involve large loan balances to single borrowers or groups of related borrowers. The payment experience of such loans is typically dependent upon the successful operation of the real estate project. These risks can be significantly affected by supply and demand conditions in the market for office and retail space and for apartments and, as such may be subject, to a greater extent, to adverse conditions in the economy. In dealing with these risk factors, First Priority generally limits itself to a real estate market or to borrowers with which First Priority has experience. First Priority generally concentrates on originating commercial real estate loans secured by properties located within its market area. In addition, many of First Priority’s commercial real estate loans are secured by owner-occupied property with personal guarantees for the debt.
     The information in the following tables is based on the contractual maturities of individual loans, including loans that may be subject to renewal at their contractual maturity. Renewal of such loans is subject to review and credit approval, as well as modification of terms upon their maturity. Actual repayments of loans may differ from the maturities reflected below because borrowers have the right to prepay obligations with or without prepayment penalties.
     The following tables summarize the loan maturity distribution by type and related interest rate characteristics as of September 30, 2007 and December 31, 2006.

	At September 30, 2007
	Maturities of Outstanding Loans
		After 1 But
	Within 1 Year	Within 5 Years	After 5 Years	Total Loans
	(In thousands)

Commercial	$13,299	$11,486	$61	$24,846
Commercial Real Estate	1,034	13,073	5,601	19,708
Residential Real Estate	1,795	9,614	11,800	23,209
Consumer	7,915	2,493	10,979	21,387

Total Loans	$24,043	$36,666	$28,441	$89,150

Percentage composition of maturity	27%	41%	32%	100%
Fixed-rate loans as a percentage of total loans				43%
Floating-rate loans as a percentage of total loans				57%

	At December 31, 2006
	Maturities of Outstanding Loans
		After 1 But
	Within 1 Year	Within 5 Years	After 5 Years	Total Loans
	(In thousands)

Commercial	$9,545	$4,593	$—	$14,138
Commercial Real Estate	369	7,804	4,300	12,473
Residential Real Estate	342	5,084	3,588	9,014
Consumer	2,954	4,889	6,881	14,724

Total Loans	$13,210	$22,370	$14,769	$50,349

Percentage composition of maturity	26%	45%	29%	100%
Fixed-rate loans as a percentage of total loans				45%
Floating-rate loans as a percentage of total loans				55%
Allowance for loan losses
     The allowance for loan losses represents an amount that First Priority believes will be adequate to absorb probable losses on existing loans that may become impaired. The allowance is established through charges to earnings in the form of a provision for loan losses. While First Priority applies the methodology discussed below in connection with the establishment of the allowance for loan losses, the allowance is subject to critical judgments on the part of management. Loan losses are charged directly to the allowance when they occur and any recovery is credited to the allowance.
     Risks within the loan portfolio are analyzed on a continuous basis by First Priority Bank, by an external independent loan review function, and by the audit committee. A risk system, consisting of multiple grading categories, is utilized as an analytical tool to assess risk and appropriate allowances. In addition to the risk system, management further evaluates risk characteristics of the loan portfolio under current and anticipated economic conditions and considers such factors as the financial condition of the borrower, past and expected loss experience, and other factors which management feels deserve recognition in establishing an appropriate allowance. These estimates are reviewed at least quarterly, and, as adjustments become necessary, they are realized in the periods in which they become known.
     As First Priority is a relatively new banking organization with little operating history and relatively new credits, a relatively larger portion of the allowance is unallocated to specific loans or loan categories. During 2007, First Priority adopted a quantitative and qualitative method to allocating its allowance to the various loan categories. The adoption of this method has resulted in an increase in the unallocated portion of the allowance at September 30, 2007 compared to December 31, 2006, and a corresponding reduction in the provision for loan losses for the first nine months of 2007 when compared to the same period for 2006.

     Additions to the allowance are made by provisions charged to the expense and the allowance is reduced by net charge-offs, which are loans judged to be impaired, less any recoveries on loans previously charged off. Although management attempts to maintain the allowance at an adequate level, future additions to the allowance may be required due to the growth of the loan portfolio, changes in asset quality, changes in market conditions and other factors. Additionally, various regulatory agencies periodically review the allowance for loan losses. These agencies may require additional provisions based upon their judgment about information available to them at the time of their examination. Although management uses what it believes to be the best information available, the level of the allowance for loan losses remains an estimate which is subject to significant judgment and short term change.
     The following table sets forth the changes in the allowance for loan losses for the periods indicated:

				Period from May 25,
				2005 (date of
	Nine months ended		Year ended	inception) to
	September 30,		December 31,	December 31,
	2007	2006	2006	2005

Balance at the beginning of period	$634	$2	$2	$—

Net loans charged off	—	—	—	—

Provision charged to operations	324	435	632	2

Balance at end of period	$958	$437	$634	$2

Average loans	$68,018	$14,603	$21,197	$10

     There were no charged-off loans, non-performing loans, or non-performing assets for any of the periods presented.

     The following table sets forth the breakdown of the allowance for loan losses by loan category and the percentage of loans in each category to gross loans for each of the periods presented:

	(In thousands except percentage data)
	At September 30,				At December 31,
	2007		2006		2006		2005
		Loan		Loan		Loan		Loan
		Category		Category		Category		Category
	Amount	as a% of	Amount	as a% of	Amount	as a% of	Amount	as a% of
	of	Total	of	Total	of	Total	of	Total
	Allowance	Loans	Allowance	Loans	Allowance	Loans	Allowance	Loans

Commercial	$71	27.9%	$70	27.0%	$106	28.1%	$—	0.0%
Commercial Real Estate	65	22.1%	67	19.4%	156	24.8%	—	0.0%
Residential Real Estate	42	26.0%	19	27.2%	18	17.9%	—	0.0%
Consumer	36	24.0%	60	26.4%	85	29.2%	—	100.0%

Total Allocated	214	100.0%	216	100.0%	365	100.0%	—	100.0%
Unallocated	744	0.0%	221	0.0%	269	0.0%	2	0.0%

TOTAL	$958	100.0%	$437	100.0%	$634	100.0%	$2	100.0%

Allowance for loan losses as a percentage of total loans	1.07%		1.26%		1.26%		1.80%

Deposits
     First Priority’s primary source of funds for loans and investments is its deposits. First Priority attracts deposits by offering competitive interest rates on all deposit products. First Priority supplements deposits raised in the local market with brokered certificates of deposit. At September 30, 2007, First Priority had $5.8 million in brokered certificates of deposits. The guidelines governing First Priority’s participation in brokered CD programs are included in its Asset Liability Management Policy, which is reviewed, revised and approved annually by the asset liability management committee and the board of directors.
     The following table sets forth the average balance of First Priority’s deposits and the average rates paid on deposits for the nine months ended September 30, 2007 and 2006 and for the year ended December 31, 2006 and the period ended December 31, 2005.

							For the period from May
					Year ended		25, 2005 (date of
	Nine months ended September 30,				December 31,		inception) to
	2007		2006		2006		December 31, 2005
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
				(Dollars in thousands)

Demand, non-interest bearing	$3,674		$731		$996		$30
Demand, interest bearing	840	2.19%	358	2.22%	388	2.13%	17	4.17%
Money market and savings deposits	38,395	4.97%	13,102	4.75%	17,442	4.86%	17	3.68%
Time deposits	39,607	5.30%	3,154	5.00%	7,682	5.22%	22	4.18%

Total interest-bearing deposits	$78,842	5.11%	$16,614	4.74%	$25,512	4.93%	$56	4.03%

Total deposits	$82,516		$17,345		$26,508		$86

     Core deposits, which exclude time deposits of $100,000 or more, provide a relatively stable funding source for First Priority’s loan portfolio and other interest-earning assets. First Priority’s core deposits were $85.4 million and $51.8 million as of September 30, 2007, and December 31, 2006, respectively. The maturity distribution of its time deposits of $100,000 or more as of September 30, 2007, is as follows:

September 30, 2007
(In thousands)

Three Months or Less	$5,125
Over Three Through Six Months	6,037
Over Six Through Twelve Months	6,455
Over Twelve Months	3,494

TOTAL	$21,111

Other Interest-Bearing Liabilities
Short-Term Borrowed Funds
     The following table outlines First Priority’s various sources of short-term borrowed funds during the nine-month periods ended September 30, 2007 and 2006, the year ended December 31, 2006 and the period from May 25, 2005 (date of inception) to December 31, 2005. The amounts are the average balances for each period and the average interest rates that First Priority paid for each borrowing source. The maximum balance represents the highest indebtedness for short-term borrowed funds at any month ended during each of the periods shown.

				Period from
				May 25, 2005
				(date of
				inception)
	Nine months ended		Year ended	to
	September 30,		December 31,	December 31,
	2007	2006	2006	2005
	(In thousands except percentage data)
Federal funds purchased:
Average balance during the year	$150	$303	$281	$398
Rate	5.54%	5.01%	5.10%	4.28%
Securities sold under agreements to repurchase:
Average balance during the year	$34	$—	$5	$—
Rate	4.75%	0.00%	4.75%	0.00%
Other short-term borrowings:
Average balance during the year	$66	$622	$668	$—
Rate	6.40%	6.29%	6.31%	0.00%

Maximum month end balance of short-term borrowings during the year	$6,533	$36,608	$36,608	$9,547
     First Priority Bank has used short-term borrowed funds at the end of each quarter as part of a tax-planning strategy to reduce the Pennsylvania bank shares tax. Proceeds from these borrowings are invested in short-term U.S. Government securities.
     As of September 30, 2007, and December 31, 2006 and 2005, First Priority Bank had short-term lines of credit with correspondent banks totaling $30 million, $50 million, and $50 million, respectively. Of these amounts, $2 million was available on an unsecured basis for each period, and the remaining lines of credit required a pledge of investment securities if advanced.
Long-Term Debt
     In order to provide operating capital within the bank holding company, in June and July 2007 First Priority issued $380,000 of 5.30% convertible subordinated debentures due June 21, 2012 (“Debentures”) to certain board members and officers. The Debentures provide for an automatic conversion into shares of First Priority’s common stock immediately prior to the consummation of a qualified public or private offering of common stock for cash resulting in aggregate net proceeds of at least $4 million. The number of shares of common stock issued upon conversion will be determined based on the offer price at time of offering. In addition, both payee and maker of the debenture have the right to convert the debenture into common stock after one year from issuance at an initial conversion price of $10.25 per share. If not sooner paid, the unpaid principal balance of the debentures is due and payable in full on June 21, 2012.
     The average balance outstanding of these Debentures was $140 thousand for the nine months ended September 30, 2007 with an average rate of 5.30%. The maximum month end balance of these debentures during the first nine months of 2007 was $380 thousand.
Capital Resources
     During 2005, First Priority sold 2,107,500 shares of common stock at $10.00 per share in an initial stock offering which resulted in net proceeds of $21,019,000. In addition, 421,500 warrants were issued in the offering to purchase one share of common stock at a price of $12.50 which expire five years from the date of issuance. The Pennsylvania Department of Banking, in issuing its charter to First Priority Bank, required an allocation of its initial capital to an expense fund in the amount of $750,000 to defray anticipated initial losses. Accordingly, $750,000 of First Priority Bank’s surplus is reserved for this purpose until First Priority Bank becomes profitable.
     Total shareholders’ equity amounted to $15.9 million, $17.6 million, and $20.1 million on September 30, 2007, December 31, 2006 and 2005 respectively. The decrease of approximately $1.7 million between December 31, 2006, and September 30, 2007, resulted primarily from the net loss recorded of $1.77 million during the nine months ended September 30, 2007. The decrease of approximately $2.5 million between December 31, 2005 and 2006 resulted primarily from the net loss recorded of $2.44 million during the year ended December 31, 2006. The net unrealized gain on securities available for sale, recorded to reflect the aggregate net change in the fair value of available for sale securities was $5 thousand at September 30, 2007 and $1 thousand at December 31, 2006.
     First Priority uses securities available for sale to pledge as collateral to secure certain deposits and for other purposes required or permitted by law, including collateral for certain short-term borrowings. See the “Liquidity” section for a more detailed discussion on available liquidity sources. First Priority currently expects that it will have sufficient cash flow to fund ongoing operations.
     First Priority Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on First Priority Bank’s financial condition and results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, First Priority Bank must meet specific capital guidelines that involve quantitative measures of First Priority Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. First Priority Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.
     First Priority Bank falls under these minimum capital requirements established by regulatory agencies. Under the capital adequacy guidelines, capital is classified into two tiers. These guidelines require an institution to maintain a certain level of Tier 1 and Tier 2 capital to risk-weighted assets. Tier 1 capital consists of common shareholders’ equity, excluding the unrealized gain or loss on securities available for sale, minus certain intangible assets plus trust preferred securities up to 25% of Tier 1 capital with the excess being treated as Tier 2 capital. Tier 2 capital also consists of the allowance for loan losses subject to certain limitations and qualifying subordinated debt. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100% based on the risks believed inherent in the type of asset.
     Quantitative measures established by regulation to ensure capital adequacy require First Priority Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets and of Tier 1 capital to average assets which is known as the Tier 1 leverage ratio. In addition, The Federal Deposit Insurance Corporation requires that First Priority Bank maintain a ratio of Tier 1 leverage capital to total assets of at least 8% during the first three years of operation. Under the capital guidelines, First Priority Bank must maintain a minimum total risk-based capital of 8%, with at least 4% being Tier 1 capital. In addition, First Priority Bank must maintain a minimum Tier 1 leverage ratio of at least 8%. To be considered “well-capitalized,” First Priority Bank must maintain total risk-based capital of at least 10%, Tier 1 capital of at least 6%, and a leverage ratio of at least 8%.
     The following table sets forth First Priority Bank’s various capital ratios as of September 30, 2007, and December 31, 2006. For all periods, First Priority Bank was considered “well-capitalized” and First Priority met or exceeded its applicable regulatory requirements.

			To Be
	As of	As of	Considered
	September 30,	December 31,	“Well-
	2007	2006	Capitalized”
First Priority Bank:
Total risk-based capital	19.58%	31.20%	10.00%
Tier 1 risk-based capital	18.46%	30.12%	6.00%
Tier 1 leverage capital	13.59%	24.08%	8.00%
     First Priority was formed May 11, 2007 under an agreement of reorganization and merger which provided that First Priority Bank become a wholly-owned subsidiary of First Priority. First Priority is exempt from the risk-based capital guidelines as it qualifies for an exemption under the provisions of the “Small Bank Holding Company Policy Statement” of the Board of Governors of the Federal Reserve System which exempts holding companies with total assets of less than $500 thousand that meet certain eligibility criteria from the risk-based capital requirements.

     The decrease in First Priority Bank’s capital ratios from December 31, 2006, to September 30, 2007, is due to the growth of the balance sheet resulting in increased risk-weighted assets and average total assets at September 30, 2007 and the decline in total capital due to the operating losses recorded.
     On October 19, 2007, First Priority signed a definitive agreement to acquire Prestige in a common stock exchange which will result in additional capital for First Priority of over $8 million. Upon shareholder and regulatory approval, Prestige will be merged into First Priority Bank and the additional capital is intended to be used for general corporate purposes of First Priority Bank, including, among other things, to provide additional capital to support asset growth and the expansion of First Priority Bank’s market presence.
     Since their inception, neither First Priority Bank nor First Priority has paid cash dividends on its common stock. First Priority’s ability to pay cash dividends is dependent on receiving cash in the form of dividends from First Priority Bank. However, certain restrictions exist regarding the ability of First Priority Bank to transfer funds to First Priority in the form of cash dividends. All dividends are currently subject to prior approval of the Pennsylvania Department of Banking and the FDIC and are payable only from the undivided profits of First Priority Bank.
Return on Average Equity and Assets
     The following table shows the return on average assets (net income divided by total average assets), return on equity (net income divided by average equity), and the equity to assets ratio (average equity divided by total average assets) for the nine-month periods ended September 30, 2007 and 2006, and for the year ended December 31, 2006.

	Nine months		Nine months
	ended	Year ended	ended
	September 30,	December 31,	September 30,
	2007	2006	2006

Return on average assets	-2.35%	-5.21%	-6.39%
Return on average equity	-14.08%	-12.89%	-12.57%
Average equity to average assets ratio	16.68%	40.45%	50.80%
     The ratios shown above reflect the results of First Priority during its start-up period. As First Priority continues to reduce its reported net operating loss and moves closer to profitability, these ratios will become a more meaningful way to measure performance. During the periods stated, First Priority has experienced growth, primarily due to the increase in the loan portfolio, with a reduction in equity due to the current net loss position.
Effect of Inflation and Changing Prices
     The effect of relative purchasing power over time due to inflation has not been taken into effect in First Priority’s financial statements. Rather, the statements have been prepared on a historical cost basis in accordance with accounting principles generally accepted in the United States of America.

     Unlike most industrial companies, the assets and liabilities of financial institutions, such as First Priority and First Priority Bank, are primarily monetary in nature. Therefore, the effect of changes in interest rates will have a more significant impact on its performance than will the effect of changing prices and inflation in general. In addition, interest rates may generally increase as the rate of inflation increases, although not necessarily in the same magnitude. First Priority seeks to manage the relationships between interest-sensitive assets and liabilities in order to protect against wide rate fluctuations, including those resulting from inflation.
Off-Balance Sheet Arrangements
     Through the operations of First Priority Bank, First Priority has made contractual commitments to extend credit in the ordinary course of its business activities to meet the financing needs of customers. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. These commitments are legally binding agreements to lend money at predetermined interest rates for a specified period of time and generally have fixed expiration dates or other termination clauses. The same credit and collateral policies are used in making these commitments as for on-balance sheet instruments. Each customer’s creditworthiness is evaluated on a case-by-case basis and collateral is obtained, if necessary, based on its credit evaluation of the borrower.
     As of September 30, 2007, and December 31, 2006 and 2005, First Priority had issued commitments to extend credit of $24.7 million, $17.4 million, and $65 thousand, respectively, through various types of commercial and consumer lending arrangements, of which the majority are at variable rates of interest. First Priority believes that it has adequate sources of liquidity to fund commitments that may be drawn upon by borrowers.
     First Priority is not involved in any other off-balance sheet contractual relationships, unconsolidated related entities that have off-balance sheet arrangements or transactions that could result in liquidity needs or other commitments that could significantly impact earnings.
Liquidity
     The objective of liquidity management is to assure that sufficient sources of funds are available as needed and at a reasonable cost to meet the ongoing and unexpected operational cash needs and commitments of First Priority and to take advantage of income producing opportunities as they arise. Sufficient liquidity must be available to meet the cash requirements of depositors wanting to withdraw funds and of borrowers wanting their credit needs met. Additionally, liquidity is needed to insure that First Priority has the ability to act at those times when profitable new lending and/or investment opportunities arise. While the desired level of liquidity may vary depending upon a variety of factors, it is a primary goal of First Priority to maintain strong liquidity in all economic environments through active balance sheet management.
     Liquidity management is the ongoing process of monitoring and managing First Priority’s sources and uses of funds. Our primary sources of funds are deposits, scheduled amortization of loan principal, maturities of investment securities and funds provided by operations. While scheduled loan payments and investment maturities are relatively predictable sources of funds, deposit flows and loan prepayments are far less predictable and are influenced by general interest rates, economic conditions and competition. First Priority measures and monitors its liquidity position on a frequent basis in order to better understand, predict and respond to balance sheet trends. Our liquidity analysis encompasses a review of anticipated changes in loan balances, investments securities, core deposits and borrowed funds over a three month, six month and one year period.
     As of September 30, 2007, and December 31, 2006 and 2005, First Priority’s liquid assets, consisting of cash and due from banks, interest bearing deposits of other banks, Federal funds sold and unencumbered short- term Federal agency discount notes, totaled $28.4 million, $26.3 million and $20.7 million, respectively, representing 22.6%, 24.8% and 67.1% of total assets.
     First Priority maintains short term borrowing facilities that can be accessed for incremental funding. As of September 30, 2007 First Priority had available for borrowing: a $2 million unsecured Federal funds borrowing facility, an $8 million secured Federal funds borrowing facility and a $20 million secured limited use line of credit, each facility provided by correspondent banks.
Interest Rate Sensitivity
     The primary objective of asset liability management is to optimize net interest income over time while maintaining a balance sheet mix that is prudent with respect to liquidity, capital adequacy and interest rate risk. Interest rate risk addresses the potential adverse impact of interest rates movements on First Priority’s net interest income.
     Market risk is the risk of loss from adverse changes in market prices and rates that principally arises from interest rate risk inherent in First Priority’s lending, investing, deposit gathering, and borrowing activities. Other types of market risks, such as foreign currency exchange rate risk and commodity price risk, do not normally arise in the normal course of First Priority’s business. First Priority actively monitors and manages its interest rate risk exposure.
     The principal interest rate risk monitoring technique First Priority employs is the measurement of its interest sensitivity “gap,” which is the positive or negative dollar difference between interest earning assets and interest bearing liabilities that are subject to interest rate repricing within a given period of time. Interest rate sensitivity can be managed by repricing assets or liabilities, selling securities available for sale, or replacing an asset or liability at maturity. Managing the amount of assets and liabilities repricing in this same time interval helps to hedge the risk and minimize the impact on net interest income of rising or falling interest rates. First Priority generally would benefit from increasing market rates of interest when it has an asset-sensitive gap position and generally would benefit from decreasing market rates of interest when First Priority is liability-sensitive.
     As of September 30, 2007, First Priority was liability sensitive over a one-year time frame. However, its gap analysis is not a precise indicator of its interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, assumptions are made concerning the repricing characteristics of deposit products with no contractual maturities. Net interest income may be impacted by other significant factors in a given interest rate environment, including changes in the volume and mix of interest-earning assets and interest-bearing liabilities.
     It is the responsibility of the board of directors and senior management to understand and control the interest rate risk exposures assumed by First Priority. The board has delegated authority to the asset liability management committee (“ALCO”) for the development of ALCO policies and for the management of the asset liability management function. The ALCO committee is comprised of senior management representing all primary functions of First Priority and meets quarterly, or more frequently as needed. The ALCO has the responsibility for maintaining a level of interest rate risk exposures within board approved limits.
     The following table sets forth information regarding First Priority’s interest rate sensitivity as of September 30, 2007, for each of the time intervals indicated. The information in the table may not be indicative of First Priority’s interest rate sensitivity position at other points in time. In addition, management makes assumptions concerning the repricing characteristics of deposit products with no contractual maturities and the maturity distribution indicated in the table may differ from the contractual maturities of interest-earning assets due to consideration of prepayment speeds under various interest rate change scenarios in the application of interest rate sensitivity methods described above.

Interest Rate Sensitivity Report
As of September 30, 2007
(Dollars in thousands)

	1-90	91-180	181-365	1-5	5 years
	days	days	days	years	and over	Total
Interest-Sensitive Assets
Federal Funds Sold	$27,600	$—	$—	$—	$—	$27,600
Loans receivable	34,327	408	4,040	36,684	13,805	89,264
Investment Securities available for sale	6,004	—	2,001	—	—	8,005

Total Interest Earning Assets	$67,931	$408	$6,041	$36,684	$13,805	$124,869

Cumulative Total	$67,931	$68,339	$74,380	$111,064	$124,869

Interest-Sensitive Liabilities
Interest-bearing Demand	$371	$278	$46	$93	$140	$928
Savings Accounts	12	10	2	2	22	48
Money Market Accounts	42,617	458	458	458	1,833	45,824
Time Deposits	8,977	13,838	20,192	11,925	—	54,932
Borrowed Funds	534	—	—	—	—	534

Total	$52,511	$14,584	$20,698	$12,478	$1,995	$102,266

Cumulative Total	$52,511	$67,095	$87,793	$100,271	$102,266

Gap	15,420	(14,176)	(14,657)	24,206	11,810

Cumulative Gap	$15,420	$1,244	$(13,413)	$10,793	$22,603

Interest-sensitive assets/ Interest-sensitive liabilities (cumulative)	1.3	1.0	0.8	1.1	1.2

Cumulative Gap/total earning assets	12.3%	1.0%	-10.7%	8.6%	18.1%

Contractual Obligations
     We utilize a variety of deposit products and short-term borrowings to supplement our supply of lendable funds, to assist in meeting deposit withdrawal requirements, and to fund growth of interest-earning assets in excess of traditional deposit growth. Brokered certificates of deposit, correspondent bank lines of credit, and repurchase agreements serve as our primary sources of such funds.
     Obligations under non-cancelable operating lease agreements are payable over several years with the longest obligation expiring in 2017. Management does not believe that any existing non-cancelable operating lease agreements are likely to materially impact the company’s financial condition or results of operations in an adverse way.
     The following table provides payments due by period for obligations under long-term borrowings and operating lease obligations as of September 30, 2007.

	Payments Due by Period
		Over 1 through 2	Over 2 through 3	Over 3 through 5
	Within 1 Year	Years	Years	Years	Over 5 Years	Total
	(In thousands)

Time deposits	$43,007	$5,631	$3,368	$2,926	$—	$54,932
Operating lease obligations	249	249	249	497	878	2,122
Long-term debt	—	—	—	—	380	380
Short-term borrowings	154	—	—	—	—	154
Accrued interest payable	815	—	—	—	—	815

Total	$44,225	$5,880	$3,617	$3,423	$1,258	$58,403

Quantitative and Qualitative Disclosures about Market Risk
     Risk identification and management are essential elements for the successful management of First Priority. In the normal course of business, First Priority is subject to various types of risk, including interest rate, credit, and liquidity risk. First Priority controls and monitors these risks with policies, procedures, and various levels of managerial and board oversight. First Priority’s objective is to optimize profitability while managing and controlling risk within board approved policy limits. Interest rate risk is the sensitivity of net interest income and the market value of financial instruments to the magnitude, direction, and frequency of changes in interest rates. Interest rate risk results from various repricing frequencies and the maturity structure of assets and liabilities. First Priority uses its asset liability management policy to control and manage interest rate risk.
     Liquidity risk represents the inability to generate cash or otherwise obtain funds at reasonable rates to satisfy commitments to borrowers, as well as, the obligations to depositors and debt holders. First Priority uses its asset liability management policy and contingency funding plan to control and manage liquidity risk.

     Credit risk represents the possibility that a customer may not perform in accordance with contractual terms. Credit risk results from extending credit to customers, purchasing securities, and entering into certain off-balance sheet loan funding commitments. First Priority’s primary credit risk occurs in the loan portfolio. First Priority uses its credit policy and disciplined approach to evaluating the adequacy of the allowance for loan losses to control and manage credit risk. First Priority’s investment policy strictly limits the amount of credit risk that may be assumed in the investment portfolio. First Priority’s principal market risk exposure is to interest rates.
Recent Developments
     On October 19, 2007, First Priority, First Priority Bank, and Prestige signed a definitive agreement to merge Prestige with and into First Priority Bank, a wholly owned subsidiary of First Priority. Upon completion of the merger, Prestige shareholders will receive one share of common stock and one warrant of First Priority for each share of common stock and each warrant of Prestige held immediately prior to the closing of the transaction. The transaction, which is subject to regulatory approval as well as approval by Prestige’s shareholders, is anticipated to close in the first quarter of 2008 and must be completed on or prior to June 30, 2008.

MANAGEMENT OF FIRST PRIORITY
Directors and Executive Officers
     The following table sets forth information about First Priority’s directors and executive officers as of the date of this proxy statement/prospectus. First Priority’s articles of incorporation provide for a classified board of directors, so that, as nearly as possible, one-third of the directors are elected each year to serve three-year terms. The terms of the Class I directors will expire at the 2008 annual shareholders meeting, the terms of the Class II directors will expire at the 2009 annual shareholders meeting, and the terms of the Class III directors will expire at the 2010 annual shareholders meeting. Executive officers serve at the discretion of First Priority’s board of directors. Each director is also a director of First Priority Bank.

		Director
Directors	Class	Since	Position(s) Held

John K. Desmond, Jr.	II	2007	Director
Lawrence E. Donato	III	2007	Director
Mary Ann Messmer	II	2007	Director
Alan P. Novak	III	2007	Director
Mel A. Shaftel	III	2007	Director
Vincent P. Small, Jr.	I	2007	Director
David E. Sparks	I	2007	Chairman of the Board
Scott J. Tarte	II	2007	Director
Richard M. Wesselt	II	2007	Director
William L. Wetty	I	2007	Director

Executive Officers			Position(s) Held

David E. Sparks			Chairman, President and Chief Executive Officer
Lawrence E. Donato			Chief Financial Officer
Mary Ann Messmer			President and Chief Lending Officer, First Priority Bank
John K. Desmond, Jr., 83, is the owner and operator of The Desmond Great Valley Hotel in Malvern, Pennsylvania and The Desmond Hotel in Albany, New York. He was a member of the board of directors of Millennium Bank from 1999 until 2004. Mr. Desmond is the Chairman of the Nominating Committee of First Priority’s board of directors.
Lawrence E. Donato, 59, is the Chief Financial Officer of First Priority and has been a director and the Chief Operating Officer of First Priority Bank since it was formed in November 2005. Mr. Donato was Chief Executive Officer of Fiserv Securities, Inc. from 1998 until 2003.
Mary Ann Messmer, 53, has served as the President and Chief Lending Officer of First Priority Bank since November 2005. Before that Ms. Messmer was a Vice President with Nova Savings

Bank from June 2004 to January 2005 and Senior Vice President and Head of Private Banking with Millennium Bank from 1999 until 2004.
Alan P. Novak, 58, has been an attorney with the law firm of Conrad, O’Brien, Gellman and Rohn since 1994. He has also served as President of Novak Strategic Advisors since 2001. Mr. Novak was Chairman of the Republican State Committee of Pennsylvania from 1996 to 2005.
Mel A. Shaftel, 64, has been a private investor since 2004. He was Managing Director of Rosetta Group, an investment management and financial advisory firm, from 1998 through 2003 and a member of the board of directors of Millennium Bank from 1998 until 2004. Mr. Shaftel is also a retired Vice Chairman of Lehman Brothers. Mr. Shaftel is Chairman of First Priority’s Compensation Committee.
Vincent P. Small, Jr., 63, is a private investor, certified public accountant and business consultant. Mr. Small retired as a partner from PricewaterhouseCoopers in 1999. He served as a member of the board of directors of Millennium Bank from 2002 to 2004, and a member of the board of directors of Harleysville National Corporation from 2004 to 2005. Mr. Small is Chairman of First Priority’s Audit Committee.
David E. Sparks, 63, is the Chairman, President and Chief Executive Officer of First Priority. Mr. Sparks has also served as Chairman and Chief Executive Officer of First Priority Bank since its inception in 2005. Prior to that, Mr. Sparks was Chairman and Chief Executive Officer of Millennium Bank from 1998 to 2004.
Scott J. Tarte, 45, has been Chief Executive Officer of Sparks Exhibits & Environments in Philadelphia, Pennsylvania since 2001. He is also Vice Chairman of Sparks Marketing Group. Mr. Tarte was a consultant for American Express Corporation from 1999 to 2001.
Richard M. Wesselt, 40, has been the owner and President of Wesselt Capital Group in Norristown, Pennsylvania since 1996.
William L. Wetty, 64, is a private investor. He founded A&L Handles, Inc. in Pottstown, Pennsylvania and served as the company’s owner, President and Chief Executive Officer until its sale and his retirement in 2002.
Board Meetings and Committees
     The board of directors held 10 meetings in 2007. The board of directors maintains an audit committee, a compensation committee, and a nominating committee. The audit committee, which consists of all non-management directors with director Small as Chairman, met 4 times during 2007. The compensation committee, which consists of all non-management directors with director Shaftel as chairman, met 2 times during 2007. The nominating committee consists of directors Desmond (chairman), Shaftel, Small and Wetty and met once during 2007. Mr. Sparks serves as an ex-officio member of the compensation and nominating committees. During 2007, all directors attended at least 75% of the aggregate number of board meetings and meetings of committees on which each director served.

Compensation Committee Interlocks and Insider Participation
     Each of the following individuals served as a member of First Priority’s compensation committee during 2007: Mel A. Shaftel, Chairman, John K. Desmond, Jr., Alan P. Novak, Vincent P. Small, Jr., Scott J. Tarte, Richard M. Wesselt and William L. Wetty.
     During this period, none of the members of the compensation committee served as an officer or employee of First Priority, or was formerly an officer of First Priority.
     Also, during 2007, none of First Priority’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on First Priority’s compensation committee.
Report of the Compensation Committee
     The compensation committee of the board of directors met 2 times during 2007 to review and make decisions concerning executive compensation at First Priority Bank and to grant options under First Priority’ Stock Compensation Program. The compensation philosophy is to maintain internal pay equity among employees and to maintain pay equity within the external marketplace. A major component of this philosophy is to emphasize variable compensation. Stock options granted in 2007 represent a significant component of the overall compensation of the individual executive.

Mel A. Shaftel, Chairman	Scott J. Tarte
John K. Desmond, Jr.	Richard M. Wesselt
Alan P. Novak	William L. Wetty
Vincent P. Small, Jr.
Report of Audit Committee
     The audit committee met 4 times in 2007. The committee engaged Beard Miller Company LLP as the independent accountants for First Priority for the year ended December 31, 2006 and for the year ending December 31, 2007. The audit committee of the Board of Directors is composed of all non-management directors.
     The audit committee reviewed the audited financial statements of First Priority for the year ended December 31, 2006, and discussed them with management and First Priority’s independent accountants, Beard Miller Company LLP. The audit committee also discussed with the independent accountants the matters required by U.S. Statement of Auditing Standards SAS No. 61, as amended regarding the independence of the auditors.

     The audit committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board No. 1 and the Audit Committee has discussed with the accountants their independence from First Priority and Management.
Vincent P. Small, Jr., Chairman
John K. Desmond, Jr.
Alan P. Novak
Mel A. Shaftel
Scott J. Tarte
Richard M. Wesselt
William L. Wetty
Director Compensation
     Non-management directors did not receive any compensation for the fiscal year ended 2007.
Compensation Discussion and Analysis
     Our Compensation Philosophy. Our compensation philosophy begins with the premise that the success of First Priority depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. However, we recognize that First Priority Bank operates in a competitive environment for talent. Therefore, our approach to compensation considers the fully range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.
     We base our compensation decisions on four basic principles:
•	Meeting the Demands of the Market — Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Aligning with Shareholders — We intend to use equity compensation as key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interest of our shareholders.

•	Driving Performance — We will base compensation in part on the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

•	Reflecting our Business Philosophy — Our approach to compensation reflects our values and the way we do business in the communities we serve.

     Our compensation program relies on three primary elements: (i) base compensation or salary; (ii) discretionary cash-based, short-term incentive compensation; and (iii) our Incentive Stock Option Plan. We expect that as we grow, equity-based, long-term incentive compensation will also become an important element of our executive compensation program. Our ability to introduce equity awards to our compensation mix will depend on compliance with applicable regulatory guidelines relating to such programs. We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements that is competitive with our industry peers and that creates appropriate incentives for our management team. To achieve the necessary balance, we expect that the compensation committee of our board of directors will work closely with independent compensation advisors to provide their expertise on competitive compensation practices and help us evaluate and compare our compensation program and financial performance with that of our peers.
     Compensation Objectives. The overall objectives of First Priority Bank’s compensation programs are to retain, motivate and reward employees and officers for performance, and to provide competitive compensation to attract talent to the organization. The methods used to achieve these goals for Executive Officers are strongly influenced by the compensation and employment practices of First Priority Bank’s competitors within the financial services industry, and elsewhere in the marketplace. We also consider each executive officer’s individual performance and contribution in achieving corporate goals, which may be subjective in nature.
     Our compensation program is designed to reward the executive officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of our organization. The creation of long term value is highly dependent on the development and effective execution of a sound business strategy by our executive officers.
     Other considerations influencing the design of our executive compensation program include that:
•	we operate in a highly regulated industry. We value experience in the financial services industry that promotes the safe and sound operation of First Priority Bank;

•	we value executives with sufficient experience in our markets and the needs of our customers in various phases of the economic cycle;

•	we operate in interest rate and credit markets and we value executives with sufficient experience with different products and investments in various phases of the economic cycle;

•	we operate in interest rate and credit markets that are often volatile. We value disciplined decision-making that respects our business plan but adapts quickly to change; and

•	we value the retention and development of incumbent executives who meet or exceed performance objectives. Recruiting executives can be expensive, unpredictable, and have a disruptive effect on our operations.

     Components of Compensation. Compensation in 2007 consisted primarily of base salary, broad-based benefits generally available to all full-time employees, and perquisites available only to certain executive officers. For 2007, base salary changes were made primarily based upon individual and bank performance.
     We also provide to our executive officers certain broad-based benefits available to all qualifying employees of First Priority Bank, as well as fringe benefits and perquisites, and retirement and other termination benefits not generally available to all qualifying employees of First Priority Bank.
     The following summarizes the significant broad-based benefits in which the Executive Officers were eligible to participate in during 2007:
•	a defined contribution 401(k) retirement plan and discretionary profit-sharing plan; medical coverage (all employees share 17.5% of their elections); and pre-tax health and dependent care spending accounts.
     In addition, First Priority Bank incurs the expense of one country club membership and related business expenses for Mr. Sparks. Each executive receives an automobile allowance to compensate for the business use of their automobile.
     In addition to the components of executive compensation described above, Mr. Sparks, Mr. Donato and Ms Messmer are each parties to change of control agreements with First Priority Bank. The change of control agreements are designed to give First Priority Bank the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to First Priority Bank’s operations. The change of control agreements were negotiated directly with and recommended for approval by, the compensation committee. The compensation committee negotiated the agreements with the assistance of outside counsel, and the compensation committee believes such agreements are consistent with industry practices and desirable for retaining executive talent.
     Analyzing The Components of Compensation. Currently, the compensation committee analyzes the level and relative mix of each of the principal components of compensation for executive officers. The President and Chief Executive Officer also makes recommendations to the committee relating to compensation to be paid to the executive officers other than him. Based on this analysis, the compensation committee makes annual recommendations to the independent members of the board of directors about each executive officer’s compensation.
     The compensation committee reviews the other components of executive compensation (broad-based benefits and executive perquisites), but does not necessarily consider changes to those components on an annual basis. Changes to the level or types of benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the compensation committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not with reference to a particular executive officer’s compensation. Decisions about these components of compensation are made without reference to the executive officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.
     The compensation committee seeks to create what it believes is the best mix of base salary and equity incentives in delivering the executive officers’ total compensation. These components are evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements or from market survey data.
     The compensation committee determines the base salary and other non-cash components for each executive officer, including the Chief Executive Officer. For 2007, base salary changes were made primarily based upon increases in individual performance, and to a lesser extent changes in employee responsibility.
     The process of assembling target total cash compensation for the executive officers is forward-looking in nature. The at-risk annual incentive cash award component is based on the expectation that target levels of performance will be achieved over the following year. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the executive officer receiving an annual incentive cash award that is above or below the initial targeted level.
     The objective of the compensation setting process is to establish the appropriate level and mix of total compensation for each executive officer. The compensation committee believes that the accounting treatment of any given element of total cash compensation is a relevant consideration in the design and compensation-setting process and considers the effect, as applicable, when determining total cash compensation.
     The compensation committee considers, but does not give undue weight to, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to certain executive officers is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the Internal Revenue Code and related tax regulations. Base salary is not a form of performance-based compensation. Many fringe benefits also do not qualify as performance-based compensation. Annual incentive cash awards may qualify as a form of performance-based compensation under the income tax regulations. In 2006 and for prior years, we have not been subject to tax deduction limitations under Section 162(m).
     Exceptions to Procedures. The compensation committee may from time to time recommend to the board of directors that they approve the payment of special cash compensation to one or more executive officers in addition to payments approved during the normal annual compensation-setting cycle. The committee may make such a recommendation if it believes it would be appropriate to reward one or more executive officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle.
     The committee will make off-cycle compensation decisions and recommendations whenever a current employee is promoted to executive officer status, or an executive officer is hired. The committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.
     Annual Compensation-President & Chief Executive Officer. In December 2006, the compensation committee recommended, and the board of directors approved, the various components of Mr. Sparks’ 2007 annual compensation. Details regarding base salary are included in the detailed compensation tables following this section.
     For 2007, the committee established a base salary and a maximum bonus range for Mr. Sparks of approximately $175,000. This target was established based on the recent financial performance of First Priority Bank, the estimated value of Mr. Sparks’ services in the marketplace, and the committee’s view of Mr. Sparks’ critical role in the future success of First Priority Bank.
     All compensation committee actions taken with respect to Mr. Sparks’ compensation were presented as recommendations for approval by the full board of directors. The committee’s recommendations regarding Mr. Sparks’ 2007 base salary were approved by the full board of directors in December 2006. The committee’s recommendations regarding Mr. Sparks’ 2007 compensation were approved by the full board of directors in December 2006.
     Annual Compensation-Other Executive Officers. In December 2006, the compensation committee recommended, and the full the board of directors approved, the total cash components of annual compensation for all other executive officers. Details regarding base salary made to the executive officers are included in the detailed compensation tables following this section. The committee evaluated the overall level of total cash compensation for each executive officer (other than the Chief Executive Officer) after considering the recent performance of First Priority Bank and the role of each executive officer, the criticality of each executive officer to the future success of First Priority Bank in attaining its goals and their experience, contribution and knowledge of our organization.

Executive Compensation and Other Benefits
Summary Compensation Table
     The following table sets forth certain information with respect to the compensation of First Priority and First Priority Bank’s executive officers for the last three fiscal years.

			Securities
			Underlying Stock		Other
Name & Position(1)	Year	Annual Compensation	Options(2)		Compensation(4)

David E. Sparks,	2007	$175,000	60,000	(3)	$6,000
Chairman, President	2006	$100,000			$6,000
and Chief Executive	2005	$36,615			$575
Officer of First Priority & Chairman and Chief Executive Officer of First Priority Bank

Lawrence E. Donato,	2007	$157,000	45,000	(3)	$6,000
Chief Financial	2006	$150,000			$6,000
Officer of First	2005	$55,023			$575
Priority & Chief Operating Officer of First Priority Bank

Mary Ann Messmer,	2007	$157,000			$7,800
President and Chief	2006	$150,000			$7,800
Lending Officer of	2005	$131,923	45,000	(3)	$26,250
First Priority Bank

(1)	First Priority was formed on February 13, 2007 to serve as the holding company for First Priority Bank. Accordingly, the named officers have only held the positions listed for the holding company since that date. First Priority Bank was formed in November 2005.

(2)	Includes the stock options granted to executive officers under the first tranche of the 2005 Option Plan. Stock option grants vest in four years from the date of grant (December 22, 2009) and terminate in ten years (December 22, 2015) from the date of grant. Options granted may be exercised for one share of First Priority Bank common stock at an exercise price of $10.00 per share.

(3)	On December 14, 2006, each member of the board of directors of First Priority Bank agreed to cancel 1,000 stock options that were previously granted under First Priority Bank’s 2005 Option Plan in order to ensure the availability of stock options for current and future employees. For this reason, Mr. Sparks, Ms. Messmer and Mr. Donato presently have 59,000, 44,000 and 44,000 stock options, respectively.

(4)	Includes for Messrs. Sparks and Donato a car allowance for both years for business use of their vehicles. Included in other compensation for Ms. Messmer is a car allowance for business use of her vehicle of $7,800 in 2006 and $6,250 in 2005 and $20,000 awarded as a signing inducement in 2005.

Grant of Plan-Based Awards
     The above Executive Officers did not receive any plan-based award grants during the year ended December 31, 2007.
Option Grants in Last Fiscal Year
     The above Executive Officers did not exercise or receive any stock option grants during the year ended December 31, 2007.
Outstanding Equity Awards at Fiscal Year End
     The following table sets forth information concerning grants of plan based awards during the fiscal year ended December 31, 2007.
Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Equity
								Incentive	Equity
								Plan	Incentive
								Awards:	Plan
								Number	Awards:
			Equity					of	Market or
			Incentive					Unearned	Payout
			Plan					Shares,	Value of
			Awards:				Market	Units or	Unearned
	Number of		Number of			Number of	Value of	Other	Shares,
	Securities	Number of	Securities			Shares	Shares or	Rights	Units or
	Underlying	Securities	Underlying			or Units	Units of	That	Other
	Unexercised	Underlying	Unexercised	Option		of Stock	Stock that	Have	Rights
	Options	Unexercised Options	Unearned	Exercise	Option	That Have	Have Not	Not	That Have
	(#)	(#)	Options	Price	Expiration	Not Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
David E. Sparks	0	59,000	0	$10.00	12/22/15	59,000	(1)	0	0
Lawrence E. Donato	0	44,000	0	$10.00	12/22/15	44,000	(1)	0	0
Mary Ann Messmer	0	44,000	0	$10.00	12/22/15	44,000	(1)	0	0

(1)	No active market exists for the common stock of First Priority.
Option Exercises and Stock Vested
     The named executive officers did not exercise any stock options or have any stock awards subject to vesting during the year ended December 31, 2007.
Pension Benefits
     The named executive officers participate in First Priority Bank’s 401(k) plan that as of 2007 provides for a 50% match on the first 6% of the officers’ contribution to the plan. In 2007, First Priority Bank’s match for Messrs. Sparks and Donato and Ms. Messmer was $4,278, $3,828 and $3,240, respectively.

Nonqualified Deferred Compensation
     The named executive officers did not earn or otherwise receive nonqualified deferred compensation benefits during the year ended December 31, 2007.
Potential Payments Upon Termination or Change in Control
     Each named executive officer has entered into a change in control agreement with First Priority Bank. The change in control agreements provide for the receipt of a lump-sum cash payment in the event that the individual’s employment is terminated involuntarily or he or she resigns for specified events of “good reason” following a change in control of First Priority Bank. The cash payment would be in an amount equal to two times the sum of (i) the individual’s highest base salary for the year of termination or the immediately preceding two calendar years, and (ii) the highest bonus paid to the executive by First Priority Bank with respect to one of the two calendar years immediately preceding the year of termination. The executive would also receive a cash payment in lieu of continued pension, welfare and other benefits, including health insurance.

Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth, as of December 1, 2007, the amount of First Priority common stock that is considered to be beneficially owned by the directors, executive officers, and owners of more than 5% of the outstanding common stock. Unless otherwise indicated, the address of each beneficial owner is c/o First Priority, 2 West Liberty Boulevard, Suite 104, Malvern, Pennsylvania 19355.

	Shares
	Beneficially		Percent
Name of Beneficial Owner	Owned(1)		Ownership
John K. Desmond, Jr.	60,000	(2)(4)(5)	2.83%
Lawrence E. Donato	91,200	(3)(4)(5)	4.30%
Mary Ann Messmer	15,000	(3)(4)(5)	0.71%
Alan P. Novak	6,000	(4)(5)	0.28%
Mel A. Shaftel	73,200	(2)(4)(5)	3.45%
Vincent P. Small, Jr.	37,200	(2)(5)	1.76%
David E. Sparks	181,200	(3)(5)	8.48%
Scott J. Tarte	30,000	(2)(5)	1.42%
Richard M. Wesselt	60,000	(2)	2.83%
William L. Wetty	73,200	(2)(4)(5)	3.45%
Starboard Fund for New Bancs, LP Martin Fiascone, General Partner 200 West Adams Street, Suite 1015, Chicago, IL 60606	249,600		11.61%
Conwell Limited Partnership Jerome S. Goodman, General Partner 131-A-Gaither Drive, Mount Laurel, NJ 08054	144,000		6.67%
Wellington Limited Partnership Jerome S. Goodman, General Partner 131-A-Gaither Drive, Mount Laurel, NJ 08054	66,000		3.12%
Conestoga Management Company 103 Foulk Rd, Suite 205-18, Wilmington, DE 19803	120,000		5.64%
PRB Investors, LP 600 Third Ave, 17th Floor, New York, NY 10016	120,000		5.64%
All directors and executive officers as a group (10 persons)	627,000	(4)	30.74%

(1)	Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares. Also includes shares the holder has the right to acquire within sixty (60) days and therefore amounts shown include immediately exercisable warrants to acquire First Priority common stock. As of the date of this proxy statement/prospectus, the number of shares represented by warrants which have been granted to all directors, executive officers and management as a group totaled 113,800 shares.

(2)	Excludes a total of 9,000 options granted during 2005 to each non-employee director (except Mr. Novak) under First Priority’s 2005 Stock Compensation Program (2005 Option Plan). All options granted under the 2005 Option Plan were granted at an exercise price of $10.00 per share, vest in four years and terminate ten years from the date of grant. Mr. Novak was granted 9,000 options from the second tranche at an exercise price of $10.00 per share. Options issued to Mr. Novak vest in four years (March 23, 2010) from the date of grant and terminate ten years from the date of grant (March 23, 2016).

(3)	Excludes the following number of options granted during 2005 under the first tranche of the 2005 Option Plan: Mr. Sparks — 59,000 stock options; Ms. Messmer — 44,000 stock options; Mr. Donato — 44,000 stock options. Options granted are at an exercise price of $10.00 per share, vest on the fourth anniversary of the grant date (December 22, 2009) and terminate ten years from the date of grant (December 22, 2015).

(4)	Mr. Desmond’s beneficial ownership includes 10,000 shares of common stock held by Mr. Desmond’s son with respect to which Mr. Desmond does not exercise voting or investment power. Ms. Messmer’s beneficial ownership includes 5,000 shares of common stock held jointly with her husband and 5,000 shares held in the name of her husband. Mr. Donato’s beneficial ownership includes 75,000 shares of common stock owned jointly with his wife and 1,000 shares of common stock owned by his children with respect to which Mr. Donato does not exercise voting and investment power. Mr. Novak’s beneficial ownership includes 5,000 shares of common stock owned by a limited partnership with respect to which Mr. Novak is a limited partner and does not exercise voting and investment power. Mr. Shaftel’s beneficial ownership includes 5,000 shares of common stock owned by a trust in which Mr. Shaftel shares voting and investment power. Mr. Sparks’ beneficial ownership includes 75,000 shares of common stock owned by his wife and 2,000 shares of common stock owned by his children with respect to which Mr. Sparks does not exercise voting and investment power. Mr. Wetty’s beneficial ownership includes 61,000 shares of common stock owned jointly with his wife.

(5)	Excludes the following number of shares of common stock issuable under the terms of a convertible debenture, that is not convertible until June, 2008: Mr. Desmond — 4,878 shares; Mr. Donato — 4,878 shares; Ms. Messmer — 487 shares; Mr. Novak — 975 shares; Mr. Shaftel — 4,878 shares; Mr. Small — 3,902 shares; Mr. Sparks — 4,878 shares; Mr. Tarte — 4,878 shares; Mr. Wetty — 4,878 shares.
Certain Relationships and Related Transactions
     Certain directors and executive officers of First Priority Bank, and their associates, were customers of and had transactions with First Priority Bank in the ordinary course of business during the fiscal year ended December 31, 2007. Similar transactions may be expected to take place in the future. Such transactions included the purchase of certificates of deposit and extensions of credit in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features. It is expected that any other transactions with directors and officers and their associates in the future will be conducted on the same basis. The amount of extensions of credit outstanding since January 1, 2007, to directors, officers, principal shareholders and any associate of such persons, did not exceed the lesser of $5.0 million or 10% of First Priority Bank’s equity capital. The aggregate extensions of credit to all such persons, as a group, did not exceed 20% of First Priority Bank’s equity during such period.

INFORMATION ABOUT PRESTIGE
     Prestige is a locally owned and operated Pennsylvania state-chartered bank formed on October 16, 2007, serving the banking needs of businesses, professionals and individuals in its target Bucks County and eastern Montgomery county market area. The bank offers a high level of personalized service and a full range of deposit and credit services.
     Prestige focuses on establishing and retaining customer relationships by offering a broad range of traditional financial services and products, competitively-priced and delivered in a responsive manner to small-sized businesses, professionals and residents in the local market. As a locally owned and operated community bank, Prestige focuses on providing superior customer service that is highly personalized, efficient and responsive to local needs. To better serve its customers and expand its market reach, Prestige provides for the delivery of certain of its financial products and services to its local customers and to a broader market through the use of mail, telephone, electronic and Internet banking. Prestige delivers these products and services with the care and professionalism expected of a community bank and with a special dedication to personalized customer service.
     The management team has extensive banking experience and strives to serve the financial needs of the bank’s clients while providing a superior rate of return to its investors, consistent with safe and sound banking practices. Prestige sets interest rates on loan and deposit products in reaction to the changing interest rate environment to maintain its interest rate margin and minimize interest rate risk. Prestige generates fee-based income from the fees it charges for money orders, cashier’s checks, traveler’s checks, wire transfers, and check orders, as well as other deposit and loan-related fees; however, the fees charged to customers are less frequently imposed, as many fees currently common in the banking industry have a small impact on profits but negatively impact long-term customer relationships.
     Prestige uses correspondent relationships with other banks and third-party providers to provide additional products and services to its customers where it is cost-effective for the bank to do so. Prestige’s recognition of and commitment to the needs of the local community, combined with highly personalized customer service differentiate it from its competitors. The bank capitalizes upon the personal contacts and relationships of its organizers, directors and officers to increase its customer base in its market area.
Properties
     Prestige’s principal branch and corporate headquarters is a 3,600 full-service banking facility located at 104 Pheasant Run, Newtown, Pennsylvania. Prestige is also opening a branch in Pipersville, Pennsylvania which will be opening in the fourth quarter of 2007. Both the Newtown and Pipersville locations are leased properties.
Competition
     The banking business is highly competitive. Prestige faces substantial immediate competition and potential future competition both in attracting deposits and in originating loans. Prestige competes with local, regional and national commercial banks, savings banks, and savings and loan associations, the majority of which have assets, capital, and lending limits larger than those of Prestige. Other competitors include money market funds, mutual funds, mortgage bankers, insurance companies, stock brokerage firms, regulated small loan companies, credit unions, and issuers of commercial paper and other securities.
     Prestige’s larger competitors have a much larger branch and ATM network, greater name recognition, and greater financial resources than Prestige has and can finance wide-ranging advertising campaigns. Although Prestige contemplates limited media advertising, initial marketing efforts to introduce prospective customers to Prestige depend heavily upon organizers’ referrals, employee calling programs, and shareholder referrals. Prestige seeks to compete for business principally on the basis of high quality, personal service to customers, customer access to Bank decision-makers, and competitive interest rates and fees.
Legal Proceedings
     Prestige is not a party to any legal proceedings of any nature.
Management and Operations Following the Merger
     Board of Directors. Four individuals currently serving on the board of directors of Prestige, Messrs. Worthington, Berlin, Fairbaugh and Spinieo will become directors of First Priority Financial Corp. following completion of the merger. Messrs. Worthington, Berlin, Fairbaugh and Spinieo have indicated their intention to accept these positions. In addition, the individuals named in the preceding sentence and Mr. Patrick M. Smith, a current director of Prestige, will become directors of First Priority Bank following completion of the merger.
     Management. The current management team of First Priority Bank will remain in place as a result of the merger.
Compensation of Directors
     The members of Prestige’s board of directors receive no compensation for their service as a director or committee member.
Certain Relationships and Related Transactions
     Prestige’s Loan Policy prohibits Prestige from making any loans or extensions of credit to directors, officers or principal shareholders of Prestige, or to any corporation or other entity in which any such person has a controlling interest, except on substantially the same terms (including interest rate and collateral), as the terms prevailing at the time for comparable banking transactions with other persons who are not affiliates and who are not subject to Regulation O. These loans cannot involve more than the normal risk of repayment or present other unfavorable features.
     Prestige has had, and expects to have in the future, various loans and other banking transactions in the ordinary course of business with the directors, officers and principal shareholders of Prestige (or associates of such persons). All such transactions: (a) have been and will be made or conducted on substantially the same terms, including interest rates and required collateral for loans, as those prevailing at the time for comparable transactions with unrelated persons; (b) have been and will be made or conducted in the ordinary course of business; and (c) in the opinion of management do not and will not involve more than the normal risk of collectability or present other unfavorable features.
     For the period ended November 30, 2007, the highest aggregate dollar amount of all indebtedness owed to Prestige by its directors and executive officers, and their affiliates, as a group, on any date during such year was $920,000, which represented approximately 11.42% of Prestige’s total equity capital accounts as of November 30, 2007.
Compensation Committee Interlocks and Insider Participation
     No member of the Compensation Committee of the board of directors of Prestige (i) was, during the 2007 fiscal year, or had previously been, an officer or employee of Prestige nor (ii) had any direct or indirect material interest in a transaction of Prestige or a business relationship with Prestige, in each case that would require disclosure under applicable rules of the Securities and Exchange Commission. No other interlocking relationship existed between any member of the Compensation Committee or an executive officer of Prestige, on the one hand, and any member of the Compensation Committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand.
Interests of Certain Persons in the Merger
     As described below, certain of Prestige’s officers and directors have interests in the merger that are in addition to, or different from, the interests of Prestige’s shareholders generally. Prestige’s board of directors was aware of these conflicts of interest and took them into account in approving the merger.

Security Ownership of Certain Beneficial Owners and Management

		Shares
		Beneficially
Name of Beneficial Owner	Position	Owned (1)(2)	Percent Ownership
Michael J. Johnson	President & CEO, Director	28,522	2.9%
Howard R. Berlin	Director	135,000	13.8%
Samuel J. Worthington, Jr.	Chairman of the Board	135,000	13.8%
Christopher E. Spinieo	Director	46,000	4.7%
Patrick M. Smith	Director	14,500	1.5%
Robert J. Fairbaugh	Director	14,500	1.5%
Michael G. Wade	Director	14,500	1.5%
Brent Kreiser	Chief Financial Officer	13,000	1.3%
All directors and executives officers and management as a group (eight individuals)		401,022	41.1%

(1)	Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares. Also includes shares the holder has the right to acquire within sixty (60) days and therefore amounts shown include immediately exercisable options or warrants to acquire Prestige common stock. As of the date of this proxy statement/prospectus, the number of shares represented by warrants which have been granted to all directors, executive officers and management as a group totaled 53,667 shares.

(2)	The number of shares indicated as beneficially owned by each director includes immediately exercisable options issued to each director awarded as a grant for their contribution to Prestige’s at-risk organizing capital. Mr. Worthington and Mr. Berlin each were issued 15,000 options, Mr. Spineo was issued 10,000 options and Messrs. Smith, Fairbaugh and Wade were each issued 2,500 options.
Employment Agreements-Change in Control Payments
     Prestige has entered into written employment agreements with Michael Johnson, President and Chief Executive Officer, Brent Kreiser, Chief Financial Officer, and Kathleen Moore, Chief Lending Officer. Each of the employment agreements has an initial two-year term and provides for an extension of the term on a daily basis such that the term is always equal to two-years, unless Prestige or the officer gives prior written notice of non-renewal to the other party.

     Mr. Johnson and Ms. Moore receive an annual base salary of $120,000. Mr. Kreiser receives an annual base salary of $95,000. Mr. Johnson, Mr. Kreiser and Ms. Moore receive a monthly car allowance of $600.00, $250.00, and $400.00, respectively. Mr. Johnson, Mr. Kreiser, and Ms. Moore are entitled to be reimbursed for documented use of their automobile at standard Internal Revenue Service mileage rates.
     Each of the employment agreements has “change in control” termination provisions pursuant to which, in the event of a termination of employment after a change in control of Prestige, the officer is entitled to receive for a period of twenty-four (24) months an amount equal to 1/12th of the sum of (i) the officer’s highest annualized base salary during the employment period and (ii) the average of the annual cash bonuses paid to him or her with respect to the three calendar years preceding the year of termination.
     Each of the employment agreements also provides that in the event the officer’s employment is terminated for any reason or the officer voluntarily terminates his or her employment, the officer may not, for a period of twelve months after the date of termination, become an officer, director, agent, consultant, employee, partner, proprietor, investor (except as an investor owning less than 1% of the stock of a publicly owned company) of any entity engaged in (1) the banking or financial services industry, or (2) any other activity in which Prestige or its affiliates are engaged during the officer’s employment period within fifteen miles of the initial branch and administrative office of Prestige. Additionally, for the same period, the officer may not provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking or financial services industry, or (2) any other activity in which Prestige or its affiliates are engaged during the employment period within fifteen miles of the initial branch and administrative office of Prestige.

DESCRIPTION OF FIRST PRIORITY CAPITAL SECURITIES
Common Stock
     First Priority is authorized to issue 10,000,000 shares of common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, $100 par value per share. First Priority will issue 976,137 shares of common stock to holders of Prestige common stock in the merger. There are currently 2,107,500 shares of First Priority common stock issued and outstanding. Each share of common stock has the same relative rights as, and is identical in all respects with, each other share of common stock.
     Voting Rights
     The holders of First Priority common stock possess exclusive voting rights in First Priority, except to the extent that shares of preferred stock issued in the future may have voting rights, if any. Each holder of common stock is entitled to only one vote for each share held of record on all matters submitted to a vote of holders of First Priority common stock and is not permitted to cumulate his or her votes in elections of the company’s directors.
     Liquidation
     In the unlikely event of the complete liquidation or dissolution of First Priority, the holders of the common stock will be entitled to receive all assets of First Priority available for distribution in cash or in kind, after payment or provision for payment of (1) all debts and liabilities of the company; (2) any accrued dividend claims; and (3) liquidation preferences of any preferred stock which may be issued in the future.
     Dividends
     From time to time, dividends may be declared and paid to the holders of First Priority common stock, who will share equally in any such dividends.
     Other Characteristics
     Holders of First Priority common stock do not have preemptive rights with respect to any additional shares of the common stock which may be issued. Therefore, the board of directors may sell shares of capital stock of the company without first offering such shares to existing shareholders of the company. The common stock is not subject to call for redemption, and the outstanding shares of common stock are fully paid and non-assessable.
Warrants
     First Priority has issued warrants to purchase 421,500 shares of its common stock at an exercise price of $12.50 per share, subject to adjustment. First Priority will issue up to 195,227 warrants to holders of Prestige warrants in the merger. Upon exercise of a warrant, the purchased First Priority common stock will have the same relative rights as, and will be identical in all respects with, each other share of First Priority common stock.

Certain Anti-Takeover Provisions
     The following discussion is a general summary of the provisions of the articles of incorporation and bylaws of First Priority and certain other provisions of Pennsylvania law which may be deemed to have an anti-takeover effect. The description of these provisions is necessarily general and you should refer, in each case, to the articles of incorporation and bylaws of First Priority.
     The board of directors of First Priority believes that it is appropriate to include certain provisions as part of First Priority’s articles of incorporation and bylaws to protect the interests of First Priority and its shareholders from non-negotiated takeover attempts which your board of directors might conclude are not in the best interests of First Priority or its shareholders. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the board of directors but which you might deem to be in your best interest or in which you might receive a substantial premium for your shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also make it more difficult to remove the current board of directors or management of First Priority. Because of the possible adverse effect that these provisions may have on First Priority’s shareholders, such discussion and the articles of incorporation and bylaws themselves should be read carefully.
     Provisions of First Priority’s Articles of Incorporation and Bylaws
     The following summarizes certain provisions of First Priority’s articles of incorporation and bylaws relating to corporate governance. The provisions described below, which may be deemed to have an anti-takeover effect, are similar to those contained in the articles of incorporation and bylaws of Prestige. The description is necessarily general and qualified by reference to the articles of incorporation and bylaws of First Priority.
     Election of Directors. First Priority’s articles of incorporation provide, as do the articles of incorporation of Prestige, that the board of directors of First Priority will be divided into three staggered classes, with directors in each class elected for three-year terms. As a result of this provision, it would take two annual elections to replace a majority of First Priority’s board. The bylaws also provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, will be filled by the board of directors and any director so chosen shall serve until the annual meeting at which the other members of his class must stand for election. Finally, the bylaws provide the board of directors with the sole power to nominate directors.
     Absence of Cumulative Voting. First Priority’s articles of incorporation provide, as do the articles of incorporation of Prestige, that shareholders may not cumulate their votes in election of directors. Cumulative voting would permit a shareholder to multiply the number of shares owned by the shareholder by the number of directors to be elected and then to cast the total number of resulting votes for the directors up for election in whatever manner the shareholder deems appropriate. With cumulative voting it is mathematically possible at some share ownership level (depending on the number of directors to be elected and the number of shares voted at the meeting) for a shareholder to be assured that the shareholder can elect at least one director. Without cumulative voting, a shareholder cannot be assured of the ability to elect a director unless the shareholder owns at least a majority of the outstanding shares.
     Procedures for Certain Business Combinations. First Priority’s articles of incorporation require the affirmative vote of at least 80% of the outstanding shares of First Priority entitled to be cast and a majority vote of the board of directors in order for First Priority to engage in or enter into certain business combinations with any person, corporation, institution or entity that directly or indirectly owns 5% of the voting stock of First Priority. In order for First Priority to engage in or enter into certain business combinations with any person, corporation, institution or entity that does not directly or indirectly own 5% of the voting stock of First Priority, then either: (i) a vote of 80% of the members of the board of directors and the affirmative vote of shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast, or (2) a majority vote of the board of directors and the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast, shall be required to approve any such transactions. This provision expires on December 1, 2010. Thereafter, the vote required to approve any transactions referred to herein shall be only such vote of the board of directors and shareholders as may then be required by applicable law.
     Certain Restrictions on Voting Rights. First Priority’s articles of incorporation prohibit any person or entity holding more than 19.9% of its issued and outstanding shares from voting shares held in excess of the 19.9% limitation. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The articles of incorporation authorize the board of directors to make all determinations necessary to implement and apply the 19.9% limit. This prohibition does not apply to the purchase of securities by underwriters in connection with a public offering of such securities by First Priority or by a holder of shares of First Priority’s capital stock with written consent of the board of directors.
     Amendments to Articles of Incorporation. First Priority’s articles of incorporation reserve, as do Prestige’s articles of incorporation, its right to amend, alter, change or repeal any provision of the articles of incorporation in the manner prescribed by statute, provided, however, that the provisions in First Priority’s articles of incorporation related to the prohibition against cumulative voting, approval of certain business combinations and amendments to the articles of incorporation may not be amended, repealed or altered unless approved by either (1) the affirmative vote of shareholders entitled to cast at least 80% of all votes which shareholders are then entitled to cast, or (2) the affirmative vote of 80% of the members of the board of directors and the affirmative vote of shareholders entitled to cast at least a majority of all votes which shareholders are then entitled to cast.
     Amendments to Bylaws. The First Priority bylaws may only be amended by a majority vote of the board of directors subject always to the power of the shareholders to change such action by an affirmative vote of at least 80% of the votes shareholders are entitled to cast except that the provisions relating to the number of directors, their qualifications, selection and term of office require at least an 80% vote of outstanding shares.

     Applicable Provisions of the Pennsylvania Business Corporation Law
     The following summarizes certain provisions of Pennsylvania law that apply to First Priority.
     Removal of Directors. Pennsylvania law provides that a member of a board of directors classified in respect to the term of office can only be removed for cause. First Priority’s board of directors is classified into three classes with each class serving three-year terms.
     Restrictions on Call of Special Meetings. Under Pennsylvania law, a special meeting of shareholders may be called at any time by the board of directors, by such officers or other persons as may be provided in the bylaws and, unless otherwise provided in the articles of incorporation, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting. First Priority’s articles of incorporation do not grant shareholders the right to call special meetings of shareholders.
     Director Fiduciary Duty. Pennsylvania law as it relates to the statutory duties and responsibilities of directors provides:
•	that directors can consider a number of the factors and groups (including shareholders) in determining whether a certain action is in the best interests of the corporation;

•	that directors need not consider the interests of any particular group as dominant or controlling;

•	directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

•	that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	that the fiduciary duty of directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.
     Pennsylvania law also explicitly provides that the fiduciary duty of directors does not require directors to:
•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•	render inapplicable or make determinations under, provisions of the Pennsylvania Business Corporation Law of 1988, relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or
•	act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.
     One of the effects of these provisions may be to make it more difficult for a shareholder to successfully challenge the actions of First Priority’s board of directors in a potential change in control context. Pennsylvania case law appears to grant directors wide latitude to reject or refuse to consider potential or proposed acquisitions of the corporation.

COMPARISON OF SHAREHOLDER RIGHTS
     If the transaction is completed, shareholders of Prestige automatically will become shareholders of First Priority, and their rights as shareholders will be determined by the Pennsylvania Business Corporation Law of 1988, as amended, and by First Priority’s articles of incorporation and bylaws. As a shareholder of Prestige, your rights are now governed by the Pennsylvania Banking Code of 1965, as amended, and the regulations of the Pennsylvania Department of Banking. The following is a summary of material differences between the rights of holders of First Priority common stock and the rights of holders of Prestige common stock. This summary is qualified by the more detailed information appearing elsewhere in this proxy statement/prospectus and is not intended to be an exhaustive comparison.
Directors
     Nomination
     Nominations for the election of directors may be made by the board of directors and by shareholders as permitted by Pennsylvania law.
     Prestige’s bylaws provide that shareholders may submit to the Secretary of Prestige, in writing and in advance, any nomination of a candidate for election as a director. Such nominations must be submitted, in the case of an annual meeting, not less than 90 days or more than 120 days prior to the date of the meeting. In the case of a special meeting of shareholders, such nominations must be submitted not later than the close of business on the seventh day following the day on which notice of such meeting is first given to shareholders.
     Removal
     The bylaws of First Priority and Prestige each provide directors may not be removed by shareholders without cause.
Voting Rights
     General
     Each holder of First Priority common stock is entitled to one vote for each share owned of record. There are no cumulative voting rights in the election of directors. For general corporate action of the shareholders of First Priority, the affirmative vote of a majority of the votes cast at a shareholders’ meeting is required for approval.
     Each holder of Prestige common stock is entitled to one vote for each share owned of record. There are no cumulative voting rights in the election of directors. For general corporate action of the shareholders of Prestige, the affirmative vote of a majority of the votes cast at a shareholders’ meeting is required for approval.

     Certain Restrictions
     First Priority’s articles of incorporation provide that no person or entity holding more than 19.9% (including affiliates and persons acting in concert with such person or entity) of the issued and outstanding First Priority common stock may vote with respect to shares held in excess of the 19.9% limit. This prohibition does not apply to the purchase of securities by underwriters in connection with a public offering or by a holder of shares with written consent of the board of directors.
     Prestige’s articles of incorporation provide that no person or entity holding more than ten percent (10%) (including affiliates and persons acting in concert with such person or entity) of the issued and outstanding Prestige common stock may vote with respect to shares held in excess of the ten percent (10%) limit. This prohibition does not apply to the purchase of securities by underwriters in connection with a public offering or by a holder of shares with written consent of the board of directors.
Fundamental Changes
     First Priority’s articles of incorporation require that any merger, consolidation, sale of all or substantially all of the assets or any similar transaction with a person or entity holding stock with 5% or more of the total voting power of First Priority must be approved by the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast and a majority vote of the board of directors. If the merger transaction is with a person or entity that does not hold 5% or more of the total voting power of First Priority, the transaction must be approved by either (i) a vote of 80% of the members of the board of directors and the affirmative vote of shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast or (ii) a majority vote of the board of directors and the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast. This provision expires on December 1, 2010. Thereafter, the board and shareholder vote required to approve any such transactions will be those then required by applicable law.
     Prestige’s articles of incorporation and applicable Pennsylvania law require that any merger, consolidation, transaction which results in the directors of Prestige not constituting the majority of the board of directors of the resulting entity, sale of all or substantially all of the assets or any similar transaction must be approved by either (i) the affirmative vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast and a majority vote of the board of directors, or (ii) the vote of two-thirds of the members of the board of directors and the affirmative vote of shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast.
Amendment of Articles of Incorporation
     Under Pennsylvania law, First Priority’s articles of incorporation may be amended upon the affirmative vote of a majority of all votes cast by shareholders entitled to vote thereon. Amendment or repeal of the provisions of First Priority’s articles of incorporation relating to, generally, cumulative voting, merger transactions, amendments to bylaws and director liability requires either (i) the affirmative vote of 80% of the shares entitled to vote or (ii) the vote of 80% of the board of directors and a majority of the shares entitled to vote.
     Prestige’s articles of incorporation may be amended by the affirmative vote of the holders of outstanding shares of stock of Prestige representing a majority of the votes entitled to be cast. Amendment or repeal of the provisions of Prestige’s articles of incorporation relating to, generally, merger transactions and amendments to bylaws requires either (i) the affirmative vote of two-thirds of the shares entitled to vote or (ii) the vote of 80% of the board of directors and a majority of the shares entitled to vote.
Amendment of Bylaws
     The authority to amend or repeal First Priority’s bylaws is vested in First Priority’s board of directors, subject to the power of the shareholders of First Priority to change such action by the affirmative vote of 80% of all votes cast by shareholders entitled to vote thereon (except that any amendment to the indemnification or liability provisions relating to directors and officers, as applicable, set forth in the bylaws shall require the affirmative vote of 80% of the board of directors or shareholders holding 80% of the votes that all shareholders are entitled to cast). The number, qualifications, selection and term of directors may only be amended by the affirmative vote of shareholders entitled to cast at least 80% all votes entitled to be cast.
     The authority to amend or repeal Prestige’s bylaws is vested in Prestige’s board of directors, subject to the general right of the shareholders to change such action. The number, qualifications, selection and term of directors may only be amended by the affirmative vote of shareholders entitled to cast at least 80% all votes entitled to be cast.
ADJOURNMENT
     In the event that Prestige does not have sufficient votes for a quorum or to approve the merger agreement at its special meeting, Prestige intends to adjourn the meeting to permit further solicitation of proxies. Prestige can only use proxies received at the time of the special meeting to vote for adjournment, if necessary, by submitting the question of adjournment to shareholders as a separate matter for consideration.
     Prestige’s board of directors recommends that you vote your proxy in favor of the adjournment proposal so that your proxy may be used to vote for an adjournment if necessary. If you properly executed your proxy, Prestige will consider that you voted in favor of the adjournment proposal unless your proxy indicates otherwise. If there is an adjournment of a special meeting, no notice of the time and place of the adjourned meeting will be given other than by an announcement of such time and place at the special meeting.
EXPERTS
     The consolidated financial statements of First Priority Financial Corp. as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and for the period from May 25, 2005 (date of inception) to December 31, 2005 included in this proxy statement/prospectus have been audited by Beard Miller Company LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given the authority of said firm as experts in auditing and accounting.
     As of September 30, 2007, Prestige had not commenced operations and therefore there are no financial statements of Prestige as of, or for the period ended, September 30, 2007.
LEGAL MATTERS
     Stevens & Lee, Valley Forge, Pennsylvania, will deliver to First Priority and Prestige an opinion regarding certain federal income tax consequences of the transaction.
OTHER MATTERS
     As of the date of this document, the board of directors of Prestige knows of no matters which will be presented for consideration at the Prestige special meeting other than matters described in this document. However, if any other matters shall come before the Prestige special meeting or any adjournments, the forms of proxy will confer discretionary authority to the individuals named as proxies to vote the shares represented by the proxy on any such matters.

FIRST PRIORITY FINANCIAL CORP.
INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets as of September 30, 2007 (unaudited) and December 31, 2006	F-2

Unaudited Consolidated Statements of Income for the nine months ended September 30, 2007 and September 30, 2006	F-3

Unaudited Consolidated Statements of Stockholders’ Equity for September 30, 2007 and September 30, 2006	F-4

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and September 30, 2006	F-5

Notes to Unaudited Consolidated Financial Statements as of and for the nine months ended September 30, 2007 and 2006	F-6

Report of Independent Registered Public Accounting Firm	F-10

Audited Consolidated Balance Sheets as of December 31, 2006 and December 31, 2005	F-11

Audited Consolidated Statements of Income for the year ended December 31, 2006 and for the period from May 25, 2005 (Date of Inception) to December 31, 2005	F-12

Audited Consolidated Statements of Stockholders’ Equity for the year ended December 31, 2006 and for the period from May 25, 2005 (Date of Inception) to December 31, 2005	F-13

Audited Consolidated Statements of Cash Flows for the year ended December 31, 2006 and for the period from May 25, 2005 (Date of Inception) to December 31, 2005	F-14

Notes to audited Consolidated Financial Statements as of and for the year ended December 31, 2006 and for the period from May 25, 2005 (Date of Inception) to December 31, 2005	F-15

Consolidated Balance Sheets
(In thousands, except per share data)

	September 30,	December 31,
	2007	2006
	(Unaudited)
Assets
Cash and due from banks	$796	$1,984
Federal funds sold and securities purchased under agreements to resell	27,600	—

Cash and Cash Equivalents	28,396	1,984

Securities available for sale (amortized cost - 2007 $8,000; 2006 $52,993)	8,005	52,994

Loans receivable	89,264	50,423
Less: allowance for loan losses	958	634

Net Loans	88,306	49,789

Restricted investment in bank stock	50	50
Premises and equipment, net	605	424
Accrued interest receivable	539	320
Other assets	267	187

Total Assets	$126,168	$105,748

Liabilities and Stockholders’ Equity

Liabilities

Deposits:
Non-interest bearing	$4,753	$2,098
Interest-bearing	101,732	62,319

Total Deposits	106,485	64,417

Short-term borrowings	154	22,965
Long-term debt	380	—
Accrued interest payable	815	282
Other liabilities	2,425	446

Total Liabilities	110,259	88,110

Stockholders’ Equity

Preferred stock, $100 par value; authorized 10,000 shares; no shares issued or outstanding	—	—
Common stock, $1 par value; authorized 10,000 shares; issued and outstanding 2,108 shares	2,108	2,108
Surplus	18,967	18,934
Accumulated deficit	(5,171)	(3,405)
Accumulated other comprehensive income	5	1

Total Stockholders’ Equity	15,909	17,638

Total Liabilities and Stockholders’ Equity	$126,168	$105,748

See notes to consolidated financial statements

Consolidated Statements of Income
(In thousands, except per share data) (unaudited)

	For the nine months ended
	September 30,
	2007	2006

Interest Income
Loans receivable, including fees	$3,809	$802
Securities — taxable	415	343
Interest bearing deposits and other	2	1
Federal funds sold and securities purchased under agreements to resell	811	459

Total Interest Income	5,037	1,605

Interest Expense
Deposits	3,012	590
Short-term borrowings	11	41
Long-term debt	5	—

Total Interest Expense	3,028	631

Net Interest Income	2,009	974

Provision for Loan Losses	324	435

Net Interest Income after Provision for Loan Losses	1,685	539

Non-Interest Income
Wealth management fee income	160	178
Other	38	23

Total Non-Interest Income	198	201

Non-Interest Expenses
Salaries and employee benefits	2,394	1,718
Occupancy and equipment	314	254
Data processing equipment and operations	171	110
Professional fees	321	148
Marketing, advertising and business development	118	170
Other	331	144

Total Non-Interest Expenses	3,649	2,544

Net Loss	$(1,766)	$(1,804)

Loss per share
Basic and diluted	$(0.84)	$(0.86)

Weighted average shares outstanding
Basic and diluted	2,108	2,108

See notes to consolidated financial statements

Consolidated Statements of Stockholders’ Equity
For the Nine Months Ended September 30, 2007 and 2006
(Dollars in thousands) (unaudited)

				Accumulated
				Other
	Common		Accumulated	Comprehensive
	Stock	Surplus	Deficit	Income	Total

Balance — December 31, 2005	$2,108	$18,911	$(969)	$—	$20,050

Comprehensive loss:
Net loss	—	—	(1,804)	—	(1,804)
Net unrealized holding gain on available for sale securities arising during the period	—	—	—	4	4

Total Comprehensive Loss					(1,800)

Stock options expense	—	12	—	—	12

Balance — September 30, 2006	$2,108	$18,923	$(2,773)	$4	$18,262

Balance — December 31, 2006	$2,108	$18,934	$(3,405)	$1	$17,638

Comprehensive loss:
Net loss	—	—	(1,766)	—	(1,766)
Net unrealized holding gain on available for sale securities arising during the period	—	—	—	4	4

Total Comprehensive Loss					(1,762)

Stock options expense	—	33	—	—	33

Balance — September 30, 2007	$2,108	$18,967	$(5,171)	$5	$15,909

See notes to consolidated financial statements

Consolidated Statements of Cash Flows
(Dollars in thousands) (unaudited)

	For the nine months ended
	September 30,
	2007	2006
Cash Flows from Operating Activities

Net loss	$(1,766)	$(1,804)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for loan losses	324	435
Depreciation and amortization	89	62
Net accretion of securities discounts	(140)	(177)
Stock based compensation expense	33	12
Increase in accrued interest receivable	(232)	(321)
Increase in other assets	(80)	(5)
Increase in accrued interest payable	533	90
Increase (decrease) in other liabilities	1,995	(120)

Net Cash Provided by (Used in) Operating Activities	756	(1,828)

Cash Flows from Investing Activities

Net increase in loans	(38,590)	(34,442)
Purchases of securities available for sale	(108,866)	(201,830)
Proceeds from maturities of securities available for sale	154,000	194,000
Purchases of premises and equipment	(271)	(80)

Net Cash Provided by (Used in) Investing Activities	6,273	(42,352)

Cash Flows from Financing Activities

Net increase in deposits	41,814	39,494
Net (decrease) increase in short-term borrowings	(22,811)	5,239
Net increase in long-term debt	380	—

Net Cash Provided by Financing Activities	19,383	44,733

Net Increase in Cash and Cash Equivalents	26,412	553

Cash and Cash Equivalents — Beginning	1,984	138

Cash and Cash Equivalents — Ending	$28,396	$691

Supplementary Cash Flows Information

Interest paid	$2,495	$540

See notes to consolidated financial statements

Notes to Unaudited Consolidated Financial Statements
Note 1 — Summary of Significant Accounting Policies
Basis of Presentation
First Priority Financial Corp. (the “Company”) was formed May 11, 2007. On February 20, 2007, First Priority Bank’s (the “Bank’s”) board of directors approved an agreement of reorganization and merger, dated as of February 20, 2007 which was subsequently approved by regulators and the stockholders of the Bank at the Bank’s annual meeting on April 17, 2007. The reorganization agreement provided that the Bank become a wholly-owned subsidiary of the Company, a Pennsylvania corporation formed by the Bank for the purpose of becoming a holding company for the Bank.
Accordingly, balance sheet and income statement items prior to May 11, 2007 represent those of the Bank, and balance sheet and income statement items after May 11, 2007 represent those of the consolidated Company. The consolidated balance sheets and related income statements of the Company are substantially the same as the balance sheets and income statements of the Bank with the primary exception of the issuance by the Company in June and July 2007, of $380,000 5.30% convertible debentures. The consolidated results of operations and financial condition presented for those periods after the merger date, May 11, 2007, include combined results for the Company and the Bank.
All significant inter-company accounts and transactions have been eliminated in consolidation. These statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the consolidated financial position as of September 30, 2007, and the consolidated results of operations and cash flows for the nine-month periods ended September 30, 2007 and 2006, have been included.
The consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company and the accompanying notes thereto for the year ended December 31, 2006, included in the Company’s S-4, dated December 6, 2007, as filed with the Securities and Exchange Commission. Operating results for the nine-month period ended September 30, 2007, are not necessarily indicative of the results that may be expected for the year ending December 31, 2007, or for any other interim period.
Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 1 — Summary of Significant Accounting Policies (continued)
Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.
Note 2 — Stock Option Plan
In 2005, the Company adopted the 2005 Stock Option Plan. The Plan allows equity benefits to be awarded in the form of Incentive Stock Options, Compensatory Stock Options or Restricted Stock. The Plan authorizes the Board of Directors to grant options up to an aggregate of 20% of the common stock outstanding to a maximum of 450,000 shares to officers, other employees and directors of the Company. Only employees of the Company will be eligible to receive Incentive Stock Options and such grants are subject to the limitations under Section 422 of the Internal Revenue Code.
All options granted under the Plan vest in four years and terminate ten years from the date of the grant. The exercise price of the options granted shall be the fair market value of a share of common stock at the time of the grant, but not less than $10.00 per share. Restrictive Stock grants will be subject to five year vesting requirements.
A summary of the status of the Company’s stock option plan as of December 31, 2006 and the change in outstanding stock options during the nine months ended September 30, 2007 is presented below:

		Weighted
		Average
		Exercise
	Shares	Price

Outstanding at December 31, 2006	411,400	$10.00

Granted in 2007	22,000	10.00
Forfeited/cancelled in 2007	(12,400)	10.00

Outstanding at September 30, 2007	421,000	$10.00

Exercisable at September 30, 2007	—	—

The weighted average remaining contractual life of the outstanding stock options at September 30, 2007 is 8.37 years. The aggregate intrinsic value of options outstanding was $-0- as of September 30, 2007.
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 2007: dividend yield of 0%, risk-free interest rate of 4.68%, expected life of 7 years, and expected volatility of 25%. The volatility percentage was based on the average expected volatility of similar public financial institutions in the Bank’s market area. The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2007 was $3.87.

Note 2 — Stock Option Plan (continued)
Total stock based compensation cost for the nine months ended September 30, 2007 related to stock options was $33,000. As of September 30, 2007, there was $197,000 of unrecognized compensation cost related to non-vested stock options outstanding. That cost is expected to be recognized over a weighted average period of 3.2 years.
Note 3—Earnings Per Share
The calculations of basic earnings per share and diluted earnings per share are presented below. All weighted average shares, actual shares and per share information in the consolidated financial statements have been adjusted retroactively for the effect of stock dividends and splits, if applicable.
Options to purchase 421,000 and 411,400 shares of common stock outstanding at September 30, 2007 and December 31, 2006, respectively, and warrants to purchase common stock were not included in dilutive earnings per share since their exercise price exceeded the fair value of the related common stock. Also, convertible subordinated debentures were not included in dilutive earnings per share because the effect of issuing the common stock would be antidilutive.

	Nine Months
	Ended September 30,
	2007	2006
	(In thousands, except
	per share information)
Basic and diluted loss per share:
Net loss	$(1,766)	$(1,804)
Weighted average common shares outstanding	2,108	2,108
Basic and diluted loss per share	$(0.84)	$(0.86)
Note 4 — Financial Instruments with Off-Balance Sheet Risk
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.
At September 30, 2007 and 2006, outstanding commitments to extend credit consisting of total unfunded commitments under lines of credit were $24,730,000 and $15,319,000, respectively.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily

Note 4 — Financial Instruments with Off-Balance Sheet Risk (continued)
represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders
First Priority Financial Corp.
Malvern, Pennsylvania
We have audited the accompanying consolidated balance sheets of First Priority Financial Corp. and its subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2006 and for the period from May 25, 2005 (date of inception) to December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Priority Financial Corp. and its subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the year ended December 31, 2006 and for the period from May 25, 2005 (date of inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 13 to the consolidated financial statements, the Company changed its method of accounting for share-based payments in 2006.

/s/ Beard Miller Company LLP
Beard Miller Company LLP
Reading, Pennsylvania December 6, 2007

Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,
	2006	2005

Assets
Cash and due from banks	$1,984	$135
Interest bearing deposits	—	3

Cash and Cash Equivalents	1,984	138

Securities available for sale (amortized cost — 2006 $52,993; 2005 $29,986)	52,994	29,986

Loans receivable	50,423	111
Less: allowance for loan losses	634	2

Net Loans	49,789	109

Restricted investment in bank stock	50	50
Premises and equipment, net	424	428
Accrued interest receivable	320	—
Other assets	187	130

Total Assets	$105,748	$30,841

Liabilities and Stockholders’ Equity

Liabilities

Deposits:
Non-interest bearing	$2,098	$66
Interest-bearing	62,319	723

Total Deposits	64,417	789

Short-term borrowings	22,965	9,547
Accrued interest payable	282	3
Other liabilities	446	452

Total Liabilities	88,110	10,791

Stockholders’ Equity

Preferred stock, $100 par value; authorized 10,000 shares; no shares issued or outstanding	—	—
Common stock, $1 par value; authorized 10,000 shares; issued and outstanding 2,108 shares	2,108	2,108
Surplus	18,934	18,911
Accumulated deficit	(3,405)	(969)
Accumulated other comprehensive income	1	—

Total Stockholders’ Equity	17,638	20,050

Total Liabilities and Stockholders’ Equity	$105,748	$30,841

See notes to consolidated financial statements

Consolidated Statements of Income
(In thousands, except per share data)

		Period from
		May 25, 2005
		(Date of
	Year Ended	Inception) to
	December 31,	December 31,
	2006	2005
Interest Income

Loans receivable, including fees	$1,576	$1
Securities — taxable	544	53
Interest bearing deposits and other	2	174
Federal funds sold	671	48

Total Interest Income	2,793	276

Interest Expense

Deposits	1,257	1
Short-term borrowings	57	2
Other	—	2

Total Interest Expense	1,314	5

Net Interest Income	1,479	271

Provision for Loan Losses	632	2

Net Interest Income after Provision for Loan Losses	847	269

Non-Interest Income
Wealth management fee income	244	—
Other	34	—

Total Non-Interest Income	278	—

Non-Interest Expenses

Salaries and employee benefits	2,424	716
Occupancy and equipment	334	218
Data processing equipment and operations	162	61
Professional fees	222	98
Marketing, advertising, and business development	204	46
Other	215	99

Total Non-Interest Expenses	3,561	1,238

Net Loss	$(2,436)	$(969)

Loss per share

Basic and diluted	$(1.16)	$(0.46)

Weighted average shares outstanding

Basic and diluted	2,108	2,105

See notes to consolidated financial statements

Consolidated Statements of Stockholders’ Equity
Year Ended December 31, 2006 and Period from May 25, 2005
(Date of Inception) to December 31, 2005
(Dollars in thousands)

				Accumulated
				Other
	Common		Accumulated	Comprehensive
	Stock	Surplus	Deficit	Income	Total

Balance — May 25, 2005 (Date of Inception)	$—	$—	$—	$—	$—

Sale of common stock	2,108	18,911	—	—	21,019
Net loss	—	—	(969)	—	(969)

Balance — December 31, 2005	2,108	18,911	(969)	—	20,050

Comprehensive loss:
Net loss	—	—	(2,436)	—	(2,436)
Net unrealized holding gain on available for sale securities arising during the period	—	—	—	1	1

Total Comprehensive Loss					(2,435)

Stock options expense	—	23	—	—	23

Balance — December 31, 2006	$2,108	$18,934	$(3,405)	$1	$17,638

See notes to consolidated financial statements

Consolidated Statements of Cash Flows
(Dollars in thousands)

		Period from
		May 25, 2005
		(Date of
	Year Ended	Inception) to
	December 31,	December 31,
	2006	2005
Cash Flows from Operating Activities

Net loss	$(2,436)	$(969)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for loan losses	632	2
Depreciation and amortization	84	11
Net accretion of securities discounts	(272)	(53)
Stock based compensation expense	23	—
Increase in accrued interest receivable	(320)	—
Increase in other assets	(58)	(129)
Increase in accrued interest payable	279	3
Increase (decrease) in other liabilities	(5)	451

Net Cash Used in Operating Activities	(2,073)	(684)

Cash Flows from Investing Activities

Net increase in loans	(50,313)	(110)
Purchases of securities available for sale	(268,234)	(49,934)
Purchase of restricted stock	—	(50)
Proceeds from maturities of securities available for sale	245,500	20,000
Purchases of premises and equipment	(80)	(439)

Net Cash Used in Investing Activities	(73,127)	(30,533)

Cash Flows from Financing Activities

Net increase in deposits	63,628	789
Net increase in short-term borrowings	13,418	9,547
Proceeds from sale of common stock	—	21,019

Net Cash Provided by Financing Activities	77,046	31,355

Net Increase in Cash and Cash Equivalents	1,846	138

Cash and Cash Equivalents — Beginning	138	—

Cash and Cash Equivalents — Ending	$1,984	$138

Supplementary Cash Flows Information
Interest paid	$1,035	$2

See notes to consolidated financial statements

Notes to Consolidated Financial Statements
Note 1 — Summary of Significant Accounting Policies
Organization and Nature of Operations
First Priority Financial Corp.
First Priority Financial Corp. (the “Company”) was formed May 11, 2007. On February 20, 2007, First Priority Bank’s Board of Directors approved an agreement of reorganization and merger, dated as of February 20, 2007 which was subsequently approved by regulators and the stockholders of the First Priority Bank (the “Bank”) at the Bank’s annual meeting on April 17, 2007. The reorganization agreement provided that the Bank become a wholly-owned subsidiary of the Company, a Pennsylvania corporation formed by the Bank for the purpose of becoming a holding company for the Bank, and as such, the Company is subject to the rules and regulations of the Federal Reserve Board. Accordingly, the financial information relating to the periods prior to May 11, 2007 are reported under the name of First Priority Financial Corp.
Under the reorganization agreement, each outstanding share of the Bank’s common stock and warrant to acquire the Bank’s common stock was converted into one share of the Company’s common stock and one warrant to acquire the Company’s common stock. The former holders of the Bank’s common stock and warrants became the holders of all of the outstanding shares and warrants of the holding company common stock. Following the reorganization, the Bank continued its operations at the same location, with the same management, and subject to all the rights, obligations and liabilities of the Bank existing immediately prior to the reorganization. The Company’s assets consist principally of its investment in the Bank and the primary activities are conducted through the Bank.
The Company’s revenue is dependent primarily on net interest income, which is the difference between the interest income earned on loans, investments, and other earning assets and the interest paid on deposits and other interest bearing liabilities. Total revenue is also affected by non-interest income which is primarily derived from asset management related fees, service charges and other fees.
The Company’s operations are significantly affected by prevailing economic conditions, competition, and the monetary, fiscal, and regulatory policies of governmental agencies. Lending activities are influenced by a number of factors, including the general credit needs of individuals and small and medium-sized businesses in the Company’s market area, competition, the level of interest rates, and the availability of funds. Deposit flows and costs of funds are influenced by prevailing market rates of interest, competition, account maturities, and the level of personal income and savings in the market area.

Note 1 — Summary of Significant Accounting Policies (continued)
First Priority Bank
The Bank was incorporated on May 25, 2005 under the laws of the Commonwealth of Pennsylvania and is a Pennsylvania chartered, FDIC insured bank. The Bank commenced operations on November 14, 2005 and is a full service commercial bank providing personal and business lending, deposit products and wealth management services. As a state chartered bank, the Bank is subject to regulation of the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. The Bank is located in, and serves customers in, southeastern Pennsylvania.
The Bank incurred $709,000 of organization and pre-opening costs, consisting primarily of compensation and employee benefit expense of $389,000 and occupancy, furniture and equipment expense of $183,000. Net interest income earned during the pre-opening period totaled $165,000. The consolidated statement of income for the period from May 25, 2005 (date of inception) to December 31, 2005 reflects these amounts in the respective income or expense categories. Stock offering costs of $56,000 are netted against the proceeds from the sale of common stock.
In March, 2007, the Bank opened its second full-service office which is located in Wyomissing, Pennsylvania serving customers in the Berks County market.
Basis of Presentation
The accompanying consolidated financial statements for the years ended December 31, 2006 and period from May 25, 2005 (date of inception) to December 31, 2005 consist of the Bank’s financial statements prior to the formation of the Company on May 11, 2007. These statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.
Significant Group Concentrations of Credit Risk
Most of the Company’s activities are anticipated to be with customers located within the western and northwestern suburbs surrounding Philadelphia. Note 3 discusses the types of securities that the Company currently invests in. Note 4 discusses the types of lending that the Company engages in. Although the Company intends to have a diversified loan portfolio, its debtors’

Note 1 — Summary of Significant Accounting Policies (continued)
ability to honor their contracts will be influenced by the region’s economy. The Company does not have any significant concentrations to any one industry or customer.
The Company’s investment portfolio consists principally of obligations of the United States and its agencies. In the opinion of management, there is no concentration of credit risk in its investment portfolio. The Company places deposits in correspondent accounts and sells Federal funds to qualified financial institutions. Management believes credit risk associated with correspondent accounts and with Federal funds sold is not significant. Therefore, management believes that these particular practices do not subject the Company to unusual credit risk.
Presentation of Cash Flows
For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, Federal funds sold and short-term money market securities. Generally, Federal funds are purchased or sold for one day periods. Short-term investments are generally purchased with a maturity date of less than three months.
Securities
Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Securities classified as available for sale are those securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Securities available for sale are carried at fair value. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Unrealized gains and losses are reported as increases or decreases in other comprehensive income as a component of stockholders’ equity. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.
Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by a method which approximates the interest method over the terms of the securities. At December 31, 2006 and 2005, the Company had no securities classified as held to maturity.
Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Note 1 — Summary of Significant Accounting Policies (continued)
Restricted investment in bank stock, which represents a required investment in the common stock of a correspondent bank, is carried at cost and as of December 31, 2006 and 2005 consists of the common stock of Atlantic Central Bankers’ Bank.
Loans Receivable
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Company will generally amortize these amounts over the contractual life of the loan.
The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans is generally either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.
Residential Mortgage Loans Held for Sale
Mortgage loans originated for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are provided for in a valuation allowance by charges to operations. The Company obtains commitments from the secondary market investors prior to closing of the loans; therefore, no gains or losses are recognized when the loans are sold. The Company receives origination fees from the secondary market investors. At December 31, 2006 and 2005, there were no residential mortgage loans held for sale.
Loan Fees
Loan origination fees and direct costs of loan originations are deferred and recognized as an adjustment of yield by the interest method based on the contractual terms of the loan. Loan commitment fees are deferred and recognized as an adjustment of yield over the related loan’s life, or if the commitment expires unexercised, recognized in income upon expiration.

Note 1 — Summary of Significant Accounting Policies (continued)
Allowance for Loan Losses
The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.
The allowance for loan losses will be maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revisions as more information becomes available.
The allowance will consist of specific, general, and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan are lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.
A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.
Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and home equity loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Note 1 — Summary of Significant Accounting Policies (continued)
Transfers of Financial Assets
Transfers of financial assets, including loan and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Earnings Per Share
The Company follows the provisions of SFAS No. 128, “Earnings Per Share.” Basic earnings per share exclude dilution and are computed by dividing income available to common stockholders by the weighted-average common shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Proceeds assumed to have been received on such exercise or conversion are assumed to be used to purchase shares of the Company’s common stock at the average market price during the period, as required by the “treasury stock method” of accounting. The effects of securities or other contracts to issue common stock are excluded from the computation of diluted earnings per share in periods in which the effect would be antidilutive.
Premises and Equipment
Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 10 years. Leasehold improvements are amortized over the term of the lease or estimated useful lives, whichever is shorter.
Advertising Costs
The Company follows the policy of charging the costs of advertising to expense as incurred.
Income Taxes
Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and net operating loss carryforwards and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Note 1 — Summary of Significant Accounting Policies (continued)
Stock Options
Prior to January 1, 2006, the Company’s stock option plan was accounted for under the recognition and measurement provisions of APB Opinion No. 25 (Opinion 25), “Accounting for Stock Issued to Employees,” and related Interpretations, as permitted by FASB Statement No. 123, “Accounting for Stock Based Compensation.” No stock-based employee compensation cost was recognized in the Company’s consolidated statements of income through December 31, 2005, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of the grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), “Share Based Payment.” Statement No. 123(R) replaces Statement No. 123, supersedes APB Opinion No. 25 and requires compensation costs related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. Statement No. 123(R) requires that companies that utilized the minimum value method under Statement No. 123 adopt the new fair value accounting prospectively for new or modified grants on or after January 1, 2006.
Prospective adoption means that awards granted in earlier fiscal years continue to be accounted for using the existing accounting, typically APB Opinion No. 25. For the year ended December 31, 2006, there were stock options granted and the related compensation expense of $23,000 is included in salaries and employee benefits in the accompanying consolidated statement of income. There was no tax benefit recognized related to this stock-based compensation. Therefore, as a result of adopting Statement No. 123(R), the Company’s net loss for the year ended December 31, 2006 was $23,000 higher than if the Company had continued to account for share-based compensation under APB Opinion No. 25.
Comprehensive Income
Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.
Accumulated other comprehensive income as of December 31, 2006 of $1,000 consisted solely of a net unrealized holding gain on available for sale securities.
Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the consolidated balance sheet when they are funded.

Note 1 — Summary of Significant Accounting Policies (continued)
Recent Accounting Pronouncements
SFAS No. 157
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 clarifies the definition of fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for the Company on January 1, 2008, and is not expected to have a significant impact on the Company’s consolidated financial statements.
SFAS No. 159
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for our Company January 1, 2008. The Company is evaluating the impact that the adoption of SFAS No. 159 will have on its consolidated financial statements.
SAB 108
In September 2006, the SEC issued SAB 108 to add section N, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” to Topic 1, Financial Statements, of the Staff Accounting Bulletin Series. Section N provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. These methods are referred to as the “roll-over” and “iron curtain” methods. The roll-over method quantifies the amount by which the current year income statement is misstated. Exclusive reliance on an income statement approach can result in the accumulation of errors on the balance sheet that may not have been material to any individual income statement, but which may misstate one or more balance sheet accounts. The iron curtain method quantifies the error as the cumulative amount by which the current year balance sheet is misstated. The Company has analyzed SAB 108 and determined that upon adoption it will have no impact on the reported consolidated results of operations or financial condition.
FASB Interpretation No. 48
In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.” FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the tax law may be uncertain. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 applies to fiscal years beginning after

Note 1 — Summary of Significant Accounting Policies (continued)
December 15, 2006 for public companies and has been deferred for non-public companies until years beginning after December 15, 2007. As required by Interpretation 48, which clarifies Statement 109, “Accounting for Income Taxes,” the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon settlement with the relevant tax authority. The Company has analyzed FIN 48 and determined that upon adoption it will have no impact on the reported consolidated results of operations or financial condition.
The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income before income taxes. Penalties are recorded in other expenses, net, and interest paid or received is recorded in interest expense or interest income, respectively, in the consolidated statement of income. As of September 30, 2007, there was no interest or penalties accrued for the Company.
FIN 48-1
In May 2007, the FASB issued FIN 48-1, “Definition of Settlement in FIN 48” to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP FIN 48-1 is effective retroactively to January 1, 2007. The implementation of this standard did not have any impact on the Company’s consolidated financial position or results of operations.

Note 2—Restrictions on Cash and Due From Banks
As of December 31, 2006 and 2005, the Company did not need to maintain reserves (in the form of deposits with the Federal Reserve Bank or a correspondent bank on behalf of the Federal Reserve Bank) to satisfy federal regulatory requirements.
Note 3 — Securities Available for Sale
The amortized cost, unrealized gains and losses, and the estimated fair value of the Company’s investment securities available for sale are as follows:

	December 31, 2006
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
		(Dollars in thousands)
Available for sale
Obligations of other U.S. government agencies and corporations	$52,993	$5	$(4)	$52,994

Total investment securities available for sale	$52,993	$5	$(4)	$52,994

	December 31, 2005
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)
Available for sale
Obligations of other U.S. government agencies and corporations	$29,986	$—	$—	$29,986

Total investment securities available for sale	$29,986	$—	$—	$29,986

The table below indicates the length of time individual securities have been in a continuous unrealized loss position at December 31, 2006:

	December 31, 2006
	Less than 12 months			12 months or longer			Total
Description of	# of	Fair	Unrealized	# of	Fair	Unrealized	# of	Fair	Unrealized
Securities	Securities	Value	Losses	Securities	Value	Losses	Securities	Value	Losses
				(Dollars in thousands)
Obligations of other U.S. government agencies and corporations	2	$2,996	$(4)	—	$—	$—	2	$2,996	$(4)

Totals	2	$2,996	$(4)	—	$—	$—	2	$2,996	$(4)

The unrealized losses associated with these securities that management has the ability and intent to hold, are not considered to be other-than-temporary because the unrealized losses are related to changes in interest rates and do not affect the expected cash flows of the underlying collateral or issuer. There were no individual securities in a continuous unrealized loss position for twelve months or longer as of December 31, 2006.
Securities with a carrying value of $21.7 million and $9.4 million at December 31, 2006 and 2005, respectively, were pledged to secure repurchase agreements and other borrowings.

Note 3 — Securities Available for Sale (continued)
The amortized cost and fair value of securities as of December 31, 2006 by contractual maturity are shown below. Certain of these investment securities have call features which allow the issuer to call the security prior to its maturity date at the issuer’s discretion.

	December 31, 2006
	Available for Sale Securities
	Amortized Cost	Fair Value
	(Dollars in thousands)
Due within one year	$46,993	$46,993
Due after one year through five years	6,000	6,001

Total	$52,993	$52,994

Note 4 — Loans Receivable
Loans receivable consist of the following at December 31:

	2006	2005
	(Dollars in thousands)
Commercial	$14,138	$—
Commercial real estate	12,473	—
Residential real estate	9,014	—
Home equity lines of credit	7,328	76
Consumer	7,396	35

Total Loans	50,349	111

Less:
Allowance for loan losses	(634)	(2)
Net deferred loan costs	74	—

Net Loans	$49,789	$109

Approximately 55% of total loans were variable interest rate loans at December 31, 2006 with the remaining 45% comprised of fixed interest rate loans.
The Company actively monitors the risk of loan concentration, and as of December 31, 2006, does not have any significant concentrations to any one industry or customer.
Note 5 — Transactions with Executive Officers, Directors and Principal Stockholders
The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and do not involve more than the normal risk of collectibility. Loans

Note 5 — Transactions with Executive Officers, Directors and Principal Stockholders (continued)
receivable and deposits of related parties totaled $494,000 and $6,427,000, respectively, at December 31, 2006 and $10,000 and $623,000 respectively, at December 31, 2005.
Activity of these loans is as follows:

		For the period from
		May 25, 2005 (date
	For the year ended	of inception to
	December 31, 2006	December 31, 2005
	(Dollars in thousands)
Balance , beginning of period	$10	$0
New loans	1,157	70
Repayments and other reductions	(673)	(60)

Balance, December 31	$494	$10

Note 6 — Allowance for Loan Losses
The changes in the allowance for loan losses for the year ended December 31, 2006 and for the period ended December 31, 2005 are as follows:

	2006	2005
	(Dollars in thousands)
Balance, beginning	$2	$—
Provision for loan losses	632	2

Balance, ending	$634	$2

As of December 31, 2006 and 2005, the Company had no impaired loans, no non-accrual loans, and no loans past due 90 days or more.

Note 7 — Premises and Equipment
The components of premises and equipment at December 31, 2006 and 2005 are as follows:

	2006	2005
	(Dollars in thousands)
Leasehold improvements	$139	$127
Furniture, fixtures and equipment	194	158
Automobile	21	—
Computer equipment and data processing software	165	154

	519	439
Accumulated depreciation	(95)	(11)

	$424	$428

Depreciation expense for the year ended December 31, 2006 and for the period from May 25, 2005 (date of inception) to December 31, 2005, was $84,000 and $11,000, respectively.
Note 8 — Deposits
The components of deposits at December 31, 2006 and 2005 are as follows:

	2006	2005
	(Dollars in thousands)
Demand, non-interest bearing	$2,098	$66
Demand, interest-bearing	1,173	163
Money market and savings accounts	33,737	305
Time, $100,000 and over	12,588	200
Time, other	14,821	55

	$64,417	$789

Included in time deposits, other at December 31, 2006 are brokered deposits of $4,477,000. There were no brokered deposits at December 31, 2005.
At December 31, 2006, the scheduled maturities of time deposits are as follows:

2006
(Dollars in thousands)

2007	$13,343
2008	13,593
2009	339
2010	—
2011	134

$27,409

Note 9 — Short-Term Borrowings
The Company’s short-term borrowings generally consist of Federal funds purchased, securities sold under repurchase agreements and other secured borrowings from correspondent banks. These borrowings generally represent overnight borrowings.
At December 31, 2006, the Company had three short-term borrowing facilities with correspondent banks totaling $50 million. The first facility is for $10 million, of which $2 million is available unsecured. The remaining $8 million is a secured line of credit with security provided by a pledge of Company investment assets at 125% of the amount borrowed. The remaining facilities are for $20 million each and would be secured by a pledge of Company investment assets. All secured facilities are available for short-term limited purpose usage.
At December 31, 2006, the Company had total short-term borrowings of $22,965,000. These borrowings were comprised of $4,968,000 in Federal funds purchased, of which $2,000,000 was unsecured, and $17,991,000 of other secured borrowings provided by a correspondent bank. The Company also had borrowings from securities sold under repurchase agreements of $6,000 at December 31, 2006. The secured borrowings were collateralized by a pledge of investment securities available for sale in the aggregate amount of $21,718,000. At December 31, 2005, the Company had borrowings of Federal funds purchased of $9,547,000. These borrowings consisted of a $2,000,000 unsecured Federal funds borrowing facility and a $7,547,000 secured Federal funds borrowing facility provided by another bank. The secured borrowing facility was collateralized with a lien on the Company’s investment portfolio securities in an amount totaling 1.25% of the amount of the borrowings, or $9,434,000.
Note 10 — Lease Commitments
In November 2006, the Company entered into an operating lease for a market service office located in Wyomissing, Pennsylvania. The lease is for a term of 120 months and commenced on March 1, 2007. In August 2005, the Company entered into an operating sub-lease agreement for its main banking office. The lease is for a term of 125 months. Rent expense for this sub-lease for the year ended December 31, 2006 and the period ended December 31, 2005 was $198,000 and $75,000, respectively.
The Company is also required to pay a monthly fee for its portion of certain operating expenses, including real estate taxes, insurance, utilities, maintenance and repairs in addition to the base rent on both of these leases.

Note 10 — Lease Commitments (continued)
Future minimum lease payments by year and in the aggregate, under these lease agreements, are as follows:

Minimum
Lease
Payments
(Dollars
in thousands)
2007	$240
2008	248
2009	249
2010	249
2011	249
Thereafter	1,070

$2,305

Note 11 — Change in Control Agreements
The Company has entered into change of control agreements with its Chief Executive Officer and other senior officers. Upon resignation after a change in the control of the Company, as defined in the agreements, the individual will receive monetary compensation in the amount set forth in the agreement. The agreements will automatically renew each year unless written notice electing not to renew is given by the Company or individual.
Note 12 — Stockholders’ Equity
During 2005, the Company sold 2,107,500 shares of common stock at $10.00 per share, which resulted in net proceeds of $21,019,000 under an initial stock offering of 1,500,000 to 2,500,000 shares of common stock. In addition, one (1) warrant to purchase one (1) share of common stock at a price of $12.50 was issued for each five (5) shares of common stock purchased in the offering. A total of 421,500 warrants were issued in the offering. The warrants expire five years from the date of issuance.
The Pennsylvania Department of Banking, in issuing its charter to the Bank, required an allocation of its initial capital to an Expense Fund in the amount of $750,000 to defray anticipated initial losses. Accordingly, $750,000 of the Bank’s surplus is reserved for this purpose until the Bank becomes profitable.
Note 13 — Stock Option Plan
In 2005, the Company adopted the 2005 Stock Option Plan. The Plan allows equity benefits to be awarded in the form of Incentive Stock Options, Compensatory Stock Options or Restricted Stock. The Plan authorizes the Board of Directors to grant options up to an aggregate of 20% of the common stock outstanding to a maximum of 450,000 shares to officers, other employees and directors of the Company. Only employees of the Company will be eligible to receive Incentive

Note 13 — Stock Option Plan (continued)
Stock Options and such grants are subject to the limitations under Section 422 of the Internal Revenue Code.
All options granted under the Plan vest in four years and terminate ten years from the date of the grant. The exercise price of the options granted shall be the fair market value of a share of common stock at the time of the grant, but not less than $10 per share. Restrictive Stock grants will be subject to five year vesting requirements.
A summary of the status of the Company’s stock option plan as of December 31, 2006 and 2005, and the change in outstanding stock options during the year ended December 31, 2006 and the period ended December 31, 2005 is presented below:

		Weighted
		Average Exercise
	Shares	Price

Outstanding at May 25, 2005	—	$—

Granted in 2005	381,500	10.00

Outstanding at December 31, 2005	381,500	10.00

Granted in 2006	55,400	10.00
Forfeited/cancelled in 2006	(25,500)	10.00

Outstanding at December 31, 2006	411,400	$10.00

Exercisable at December 31, 2006	—	—

The weighted average remaining contractual life of the outstanding stock options at December 31, 2006 is 9.06 years. The aggregate intrinsic value of options outstanding was $-0- as of December 31, 2006.
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions for grants in 2006: dividend yield of 0%, risk-free interest rate of 4.58% — 5.00%, expected life of 7 years, and expected volatility of 25%. The volatility percentage was based on the average expected volatility of similar public financial institutions in the Company’s market area. The weighted average fair value of options granted in 2006 was $3.92 per share.
At January 1, 2006, the Company began recognizing compensation expense for stock options with the adoption of SFAS No. 123(R) under the modified prospective application method of transition. Prior to January 1, 2006, the Corporation followed SFAS No. 123 and APB Opinion No. 25 with pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 has been applied.

Note 13 — Stock Option Plan (continued)
Effective January 1, 2006, the Company recognizes compensation expense, for stock option awards granted subsequent to that date and for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS No. 123 for pro forma disclosures. For new grants awarded on or after January 1, 2006, the Company has chosen to continue the use of the Black-Scholes option-pricing model (as used under SFAS No. 123) to estimate the fair value of each option on the date of grant.
Total stock based compensation cost for the year ended December 31, 2006 related to stock options granted in 2006 was $23,000. As of December 31, 2006, there was $185,000 of unrecognized compensation cost related to nonvested stock options granted in 2006. That cost is expected to be recognized over a weighted average period of 3.6 years.
The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123(R) to stock-based employee compensation for the period from May 25, 2005 (date of inception) to December 31, 2005.

		Period from May 25,
	For the year ended	2005 (date of
	December 31,	inception) to December
	2006	31, 2005
	(Dollars in thousands except per share
	information)
Net loss	$(2,436)	$(969)
Stock-based compensation expense included in reported net loss, net of related tax effects	22	—
Stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(256)	(6)

Pro forma	$(2,670)	$(975)

Earnings per share (Basic and Diluted)
As reported	$(1.16)	$(0.46)
Pro forma	$(1.27)	$(0.46)
Note 14 — Federal Income Taxes
There is no provision for income taxes for the year ended December 31, 2006 and the period ended December 31, 2005 due to the net operating losses incurred.

Note 14 — Federal Income Taxes (continued)
The components of the net deferred tax asset at December 31, 2006 and 2005 are as follows:

	2006	2005
	(Dollars in thousands)
Deferred tax assets:
Allowance for loan losses	$186	$1
Cash basis conversion	—	14
Organization and start-up costs	223	239
Net operating loss carryforwards	819	80
Contribution carryforward	1	—
Non-qualified stock option expense	6	—

	1,235	334

Valuation allowance	(1,148)	(329)

Total Deferred Tax Assets, Net of Valuation Allowance	87	5

Deferred tax liabilities:
Discount accretion	17	5
Property and equipment	27	—
Cash basis conversions	43	—

	87	5

Net Deferred Tax Asset	$—	$—

The Company has net operating loss carryforwards available for federal income tax purposes of approximately $2,372,000 at December 31, 2006, which expire in 2025 and 2026.
Note 15—Earnings Per Share
The calculations of basic earnings per share and diluted earnings per share are presented below. All weighted average shares, actual shares and per share information in the financial statements have been adjusted retroactively for the effect of stock dividends and splits, if applicable. See Note 1 of the consolidated financial statements for a discussion on the calculation of earnings per share.
Options to purchase 411,400 and 381,500 shares of common stock outstanding at December 31, 2006 and December 31, 2005, respectively, and warrants to purchase common stock were not included in dilutive earnings per share since their exercise price exceeded the fair value of the related common stock.

Note 15—Earnings Per Share (continued)
The Bank was incorporated on May 25, 2005 and commenced operations on November 14, 2005. For purposes of the basic and diluted earnings per share calculation for the period from May 25, 2005 (date of inception) to December 31, 2005, the weighted average common shares outstanding reflects the average shares on a pro forma basis as if they were issued on May 25, 2005.

		For the period from May
		25, 2005 (date of
	For the year ended	inception to December 31,
	December 31, 2006	2005
	(In thousands, except per share information)
Basic and diluted loss per share
Net loss	$(2,436)	$(969)
Weighted average common shares outstanding	2,108	2,108
Basic and diluted loss per share	$(1.16)	$(0.46)
Note 16 — Financial Instruments with Off-Balance Sheet Risk
The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet.
The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.
At December 31, 2006 and 2005, outstanding commitments to extend credit consisting of total unfunded commitments under lines of credit were $17,448,000 and $65,000, respectively.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Note 17 — Regulatory Matters
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 2006, that the Bank meets all capital adequacy requirements to which it is subject.
The Federal Deposit Insurance Corporation requires that the Bank maintain a ratio of Tier 1 leverage capital to total assets of at least 8% during the first three years of operation. Under these guidelines, the Bank is considered well capitalized as of December 31, 2006 and 2005.
The Bank’s actual capital amounts and ratios at December 31, 2006 and 2005 are presented below:

							To be Well Capitalized under
							Prompt Corrective Action
	Actual		For Capital Adequacy Purposes				Provisions
	Amount	Ratio	Amount		Ratio		Amount		Ratio
			(Dollars in thousands)
December 31, 2006
Total capital (to risk-weighted assets)	$18,270	31.20%	$≥	4,685	≥	8.0%	$≥	5,856	≥	10.0%
Tier 1 capital (to risk-weighted assets)	17,636	30.12	≥	2,343	≥	4.0	≥	3,514	≥	6.0
Tier 1 capital (to total assets)	17,636	24.08	≥	5,860	≥	8.0	≥	5,860	≥	8.0

December 31, 2005
Total capital (to risk-weighted assets)	$20,051	549.85%	$≥	292	≥	8.0%	$≥	365	≥	10.0%
Tier 1 capital (to risk-weighted assets)	20,050	549.80	≥	146	≥	4.0	≥	219	≥	6.0
Tier 1 capital (to total assets)	20,050	94.15	≥	1,704	≥	8.0	≥	1,704	≥	8.0
The Bank is subject to certain restrictions on the amount of dividends that it may declare due to regulatory considerations. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings.

Note 17 — Regulatory Matters (continued)
The Federal Reserve Board approved a final rule in February 2006 that expands the definition of a small bank holding company (“BHC”) under the Board’s Small Bank Holding Company Policy Statement and the Board’s risk-based and leverage capital guidelines for bank holding companies. In its revisions to the Policy Statement, the Federal Reserve Board has raised the small BHC asset size threshold from $150 million to $500 million and amended the related qualitative criteria for determining eligibility as a small BHC for the purposes of the policy statement and the capital guidelines. The policy statement facilitates the transfer of ownership of small community banks by permitting debt levels at small BHC’s that are higher than what would typically be permitted for larger BHC’s. Because small BHC’s may, consistent with the policy statement, operate at a level of leverage that generally is inconsistent with the capital guidelines, the capital guidelines provide an exemption for small BHC’s. Based on the ruling, First Priority Financial Corp. meets the eligibility criteria of a small BHC and is exempt from regulatory capital requirements administered by the federal banking agencies.
Note 18 — Fair Value of Financial Instruments
SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” requires the disclosure of estimated fair values for financial instruments at December 31, 2006. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. Because no quoted market prices exist for a significant part of the Company’s financial instruments, the fair value of such instruments has been derived based on management’s assumptions with respect to future economic conditions, the amount and timing of future cash flows, and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the actual fair value if the asset or liability were to be sold or settled at the current date could be materially different from the estimates presented below. In addition, the estimates are only indicative of individual financial instruments’ values and should not be considered an indication of the fair value of the Company taken as a whole. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from disclosure requirements. Accordingly, aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

Note 18 — Fair Value of Financial Instruments (continued)
At December 31, 2006, the estimated fair values of the Company’s financial instruments were as follows:

	December 31, 2006
	Carrying Amount	Fair Value
	(Dollars in thousands)
Assets:
Cash and cash equivalents	$1,984	$1,984
Securities available for sale	52,994	52,994
Loans receivable, net	49,789	50,085
Restricted stock	50	50
Accrued interest receivable	320	320

Liabilities:
Deposits	64,417	64,370
Borrowings	22,965	22,965
Accrued interest payable	282	282

Off-balance sheet credit related instruments:
Commitments to extend credit	—	—
The following methods and assumptions were used by the Bank in estimating the fair value of its financial instruments:
Cash and Cash Equivalents
The carrying amounts reported in the consolidated balance sheet approximate fair values.
Securities Available for Sale
Fair values for securities are based on quoted market prices.
Loans
The fair values for loans are estimated through discounted cash flow analysis, using interest rates currently offered for loans with similar terms and credit quality.
Restricted Bank Stock
The carrying value approximates fair value based on the redemption provisions of the underlying stock.
Deposit Liabilities
The fair values disclosed for demand deposits, money market deposit accounts and savings accounts are, by definition, equal to the amount payable on demand at the reporting date, i.e.,

Note 18 — Fair Value of Financial Instruments (continued)
their carrying amounts. Fair values of time deposits are estimated using a discounted cash flow calculation that applies current interest rates to the schedule of time deposit maturities as of the reporting date. The Company believes that deposit accounts have a value greater than that prescribed by SFAS No. 107. The Company feels, however, that the value associated with these deposits is greatly influenced by characteristics of the buyer, such as the ability to reduce the costs of servicing the deposits and deposit attrition which often occurs following an acquisition. Accordingly, estimating the fair value of deposits with any degree of certainty is not practical.
Borrowings
The carrying amounts of Federal funds purchased, secured borrowings from correspondent banks and securities sold under repurchase agreement approximate their fair value due to the short-term nature of the borrowings, all of which mature or reprice within one week.
Accrued Interest
The carrying amounts of accrued interest approximate fair value.
Off—Balance Sheet
The fair value of credit related instruments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the arrangements and the present creditworthiness of the counter parties.
Note 19 — Subsequent Events
Long—Term Debt
In June and July 2007, in order to provide operating capital within the bank holding company, First Priority Financial Corp. issued $380,000 5.30% convertible subordinated debentures due June 21, 2012 (“Debentures”). First Priority’s directors and management were the purchasers of the Notes. The Notes provide that this Debenture will be automatically converted into shares of First Priority’s common stock, $1.00 par value per share (“Common Stock”), immediately prior to the consummation of a Qualified Offering consisting of either a public offering or a private offering pursuant to Regulation D, promulgated under the Securities Act of 1933, of Common Stock resulting in aggregate net proceeds of at least $4 million. The numbers of shares of Common Stock shall be determined based on the offer price at time of offering.
In addition, both payee and maker of the Debenture have the right to convert the Debenture into Common Stock after one year from issuance at an initial conversion price of $10.25 per share, adjusted for any subdivision or combination of the common stock of First Priority. If not sooner paid, the unpaid principal balance of this Debenture shall be due and payable in full on June 21, 2012.

Note 19 — Subsequent Events (continued)
Proposed Acquisition of Prestige Community Bank
On October 19, 2007, First Priority Financial Corp., First Priority Bank, and Prestige Community Bank signed a definitive agreement to merge Prestige with and into FPB, a wholly owned subsidiary of First Priority. Upon completion of the merger, Prestige shareholders will receive one share of common stock and one warrant of First Priority for each share of common stock and each warrant of Prestige held immediately prior to the closing of the transaction. The transaction, which is subject to regulatory approval as well as approval by Prestige Community Bank’s shareholders, is anticipated to close in the first quarter of 2008 and must be completed on or prior to June 30, 2008.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
     The bylaws of First Priority provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law.
     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by First Priority.
Item 21. Exhibits and Financial Statement Schedules.
Exhibits.
2.1	Agreement and Plan of Merger, dated as of October 19, 2007, by and among First Priority Financial Corp., First Priority Bank and Prestige Community Bank (included as Annex A to the proxy statement/prospectus and incorporated herein by reference) (schedules are omitted; First Priority Financial Corp. agrees to furnish copies of such schedules to the Commission upon request)*

3.1	Articles of Incorporation of First Priority Financial Corp. (attached as Exhibit B to the Proxy Statement/Prospectus filed as part of registration statement No. 333-140879 with the Securities and Exchange Commission on February 23, 2007 and incorporated herein by reference)

3.2	Bylaws of First Priority Financial Corp. (attached as Exhibit C to the Proxy Statement/Prospectus filed as part of registration statement No. 333-140879 with the Securities and Exchange Commission on February 23, 2007 and incorporated herein by reference)

5.1	Opinion and consent of Stevens & Lee as to the validity of the securities being issued*

8.1	Opinion of Stevens & Lee regarding the federal income tax consequence of the merger*

10.1	First Priority Stock Compensation Program*

10.2	Change in Control Agreement between First Priority Bank and David E. Sparks

10.3	Change in Control Agreement between First Priority Bank and Lawrence E. Donato

10.4	Change in Control Agreement between First Priority Bank and Mary Ann Messmer

21	Subsidiaries of the Registrant*

23.1	Consent of Beard Miller Company LLP

23.2	Consent of Curtis Financial Group, LLC*

23.3	Consent of Stevens & Lee (incorporated by reference to Exhibit 5.1)*

23.4	Consent of Howard R. Berlin

23.5	Consent of Samuel J. Worthington, Jr.

23.6	Consent of Christopher E. Spineo

23.7	Consent of Robert J. Fairbaugh

24.1	Powers of Attorney of Directors and Officers (included on signature page)*

99.1	Form of Opinion of Curtis Financial Group, LLC (included as Annex B to the proxy statement/prospectus)*

99.2	Form of Proxy for the Special Meeting of Shareholders of Prestige Community Bank*

*	Previously filed
     (b) Financial Statement Schedules.
     None required.
Item 22. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
          The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
          The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on January 4, 2008.

FIRST PRIORITY FINANCIAL CORP. (Registrant)
By:	/s/ David E. Sparks
David E. Sparks,
Chairman and Chief Executive Officer

SIGNATURE	TITLE	DATE

/s/ David E. Sparks David E. Sparks	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	January 4, 2008

/s/ Lawrence E. Donato Lawrence E. Donato	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 4, 2008

/s/ David E. Sparks Vincent P. Small, Jr.*	Director	January 4, 2008

/s/ David E. Sparks William L. Wetty*	Director	January 4, 2008

/s/ David E. Sparks John K. Desmond, Jr.*	Director	January 4, 2008

/s/ David E. Sparks Mary Ann Messmer*	Director	January 4, 2008

/s/ David E. Sparks Scott J. Tarte*	Director	January 4, 2008

/s/ David E. Sparks Richard M. Wesselt*	Director	January 4, 2008

/s/ David E. Sparks Alan P. Novak*	Director	January 4, 2008

/s/ David E. Sparks Mel A. Shaftel*	Director	January 4, 2008

*	By David E. Sparks, Attorney-in-fact

EXHIBIT INDEX
2.1	Agreement and Plan of Merger, dated as of October 19, 2007, by and among First Priority Financial Corp., First Priority Bank and Prestige Community Bank (included as Annex A to the proxy statement/prospectus and incorporated herein by reference) (schedules are omitted; First Priority Financial Corp. agrees to furnish copies of such schedules to the Commission upon request)

3.1	Articles of Incorporation of First Priority Financial Corp. (attached as Exhibit B to the Proxy Statement/Prospectus filed as part of registration statement No. 333-140879 with the Securities and Exchange Commission on February 23, 2007 and incorporated herein by reference)

3.2	Bylaws of First Priority Financial Corp. (attached as Exhibit C to the Proxy Statement/Prospectus filed as part of registration statement No. 333-140879 with the Securities and Exchange Commission on February 23, 2007 and incorporated herein by reference)

5.1	Opinion and consent of Stevens & Lee as to the validity of the securities being issued*

8.1	Opinion of Stevens & Lee regarding the federal income tax consequence of the merger*

10.1	First Priority Stock Compensation Program*

10.2	Change in Control Agreement between First Priority Bank and David E. Sparks

10.3	Change in Control Agreement between First Priority Bank and Lawrence E. Donato

10.4	Change in Control Agreement between First Priority Bank and Mary Ann Messmer

21	Subsidiaries of the Registrant*

23.1	Consent of Beard Miller Company LLP

23.3	Consent of Curtis Financial Group, LLC*

23.4	Consent of Howard R. Berlin

23.5	Consent of Samuel J. Worthington, Jr.

23.6	Consent of Christopher E. Spineo

23.7	Consent of Robert J. Fairbaugh

24.1	Powers of Attorney of Directors and Officers (included on signature page)*

99.1	Form of Opinion of Curtis Financial Group, LLC (included as Annex B to the proxy statement/prospectus)*

99.2	Form of Proxy for the Special Meeting of Shareholders of Prestige Community Bank*

*	Previously filed

Annex A
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
FIRST PRIORITY FINANCIAL CORP.
FIRST PRIORITY BANK
AND
PRESTIGE COMMUNITY BANK
DATED AS OF OCTOBER 19, 2007

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EXHIBITS:
Exhibit 1            Plan of Merger

INDEX OF DEFINED TERMS

Acquisition Proposal	32
Agreement	1
Articles of Merger	2
Authorizations	12
Banking Code	1
BHCA	7
Business Combination	42
Certificate	3
Change in Prestige Recommendation	32
Closing	2
Closing Date	2
Code	1
Effective Date	48
Effective Time	2
Environmental Laws	15
ERISA	11
ERISA Affiliate	11
Exchange Act	7
FDIA	5
FDIC	5
First Priority Bank	1
FPFC	1
FPFC Common Stock	3
FPFC Disclosure Schedule	19
FPFC Option	3
FPFC Regulatory Agreement	26
FPFC Warrant	3
FRB	7
GAAP	5
Governmental Entity	7
Indemnified Parties	35
Insurance Amount	36
Liens	6
Loan	17
Material Adverse Effect	5
Merger	1
PABCL	1
Plan of Merger	1
Plans	11
Prestige	1
Prestige Common Stock	3
Prestige Contract	13
Prestige Designees	2
Prestige Disclosure Schedule	4
Prestige Option	3
Prestige Plans	34
Prestige Recommendation	32
Prestige Regulatory Agreement	14
Prestige Regulatory Reports	8
Prestige Shareholder Approval	6
Prestige Shareholders Meeting	32
Prestige Stock Plan	6
Prestige Termination Fee	41
Prestige Warrant	3
Registration Statement	7
Requisite Regulatory Approval	7
SEC	7
Superior Proposal	33
Surviving Corporation	1
Tax Return	11
Taxes	11
USA Patriot Act	18

AGREEMENT AND PLAN OF MERGER
          This AGREEMENT AND PLAN OF MERGER, dated as of October 19, 2007 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among First Priority Financial Corp., a Pennsylvania corporation (“FPFC”), First Priority Bank, a Pennsylvania bank and a wholly-owned subsidiary of FPFC (“First Priority Bank”), and Prestige Community Bank, a Pennsylvania bank (“Prestige”).
BACKGROUND
          The respective Boards of Directors of each of FPFC, First Priority Bank and Prestige have determined that it is in the best interests of their respective companies to consummate the business combination transaction provided for herein in which Prestige would merge with and into First Priority Bank with First Priority Bank being the surviving corporation (the “Merger”) in accordance with the plan of merger attached hereto as Exhibit 1 (the “Plan of Merger”), and such Boards of Directors have approved the Merger (and, in the case of the Board of Directors of Prestige, have declared this Agreement advisable and recommended that it be adopted by the shareholders of Prestige), upon the terms and subject to the conditions set forth in this Agreement.
          The parties intend that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Internal Revenue Code (the “Code”) section 368(a), and that this Agreement, together with the Plan of Merger, will constitute a plan of reorganization with respect thereto.
          FPFC, First Priority Bank and Prestige desire to make certain representations, warranties, covenants, and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.
          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
THE MERGER
          1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania (the “PABCL”) and the Pennsylvania Banking Code of 1965, as amended (the “Banking Code”), at the Effective Time, Prestige shall merge with and into First Priority Bank. First Priority Bank shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”) in the Merger, and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania. Upon consummation of the Merger, the separate corporate existence of Prestige shall terminate; provided, however, that is the intent of FPFC that Prestige be operated as a separate division of First Priority Bank for a period of three (3) years under the name “Prestige Community Bank Division of First Priority Bank”.

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          1.2 Effective Time. The Plan of Merger shall also constitute Articles of Merger under the laws of the Commonwealth of Pennsylvania (the “Articles of Merger”). First Priority Bank and Prestige shall file the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania on the Closing Date (as hereinafter defined). The term “Effective Time” shall mean the time when the Merger becomes effective, which shall be upon the filing of the Articles of Merger or at such later time as the parties may agree and as is set forth in the Articles of Merger.
          1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the PABCL and the Banking Code.
          1.4 Closing of the Merger. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place not later than twenty (20) days after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VIII hereof, other than conditions which by their terms are to be satisfied at Closing, but subject to satisfaction or waiver of such conditions. The actual date, time and place of the Closing shall be as agreed to by the parties and is hereinafter referred to as the “Closing Date”.
          1.5 Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation and the bylaws of First Priority Bank shall continue as the articles of incorporation and bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.
          1.6 Board of Directors and Officers.
                    (a) At the Effective Time, the Board of Directors of FPFC and the Board of Directors of First Priority Bank, as the Surviving Corporation, shall consist of (i) those persons holding such offices immediately prior to the Effective Time and (ii) four (4) additional persons designated by Prestige and reasonably acceptable to FPFC (the “Prestige Designees”), each to hold office until his or her successor is elected and qualified in accordance with applicable law, and the articles of incorporation and bylaws of each of FPFC and First Priority Bank.
                    (b) At the Effective Time, the officers of First Priority Bank duly elected and holding office immediately prior to the Effective Time shall be the officers of First Priority Bank, as the Surviving Corporation, each to hold office until his or her successor is elected and qualified in accordance with applicable law, and the articles of incorporation and bylaws of First Priority Bank. In addition, the officers of Prestige shall continue as officers of the Prestige Community Bank Division of First Priority Bank.
                    (c) For a period of three years after the Effective Time, the Prestige Community Bank Division of First Priority Bank will have a separate Board of Advisors which shall consist of (i) those persons constituting the Board of Directors of Prestige immediately prior to the Effective Time and (ii) three (3) additional persons designated by FPFC.
          1.7 Change to Structure of Merger. The parties may at any time change the method of effecting the business combination contemplated by this Agreement if and to the

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extent requested by any party and consented to by the other parties (such consent not to be unreasonably withheld); provided, however, that no such change shall: (i) alter or change the amount or kind of merger consideration (as hereinafter defined), (ii) adversely affect the tax treatment or consequences of the business combination to any party to this Agreement or to the shareholders of Prestige as a result of receiving the Merger Consideration, or (iii) materially impede or delay completion of the transactions contemplated by this Agreement.
ARTICLE II
CONSIDERATION; EXCHANGE PROCEDURES
          2.1 Conversion of Prestige Common Stock. At the Effective Time, by virtue of the Merger:
                    (a) Each share of common stock, $1.00 par value per share, of Prestige (“Prestige Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one validly issued, fully paid and nonassessable share of common stock, $1.00 par value per share, of FPFC (“FPFC Common Stock”).
                    (b) Each warrant to acquire a share of Prestige Common Stock at an exercise price of $12.50 per share on or before October 16, 2012 (a “Prestige Warrant”) shall be converted into the right to receive a warrant to acquire a share of FPFC Common Stock at an exercise price of $12.50 per share on or before October 16, 2012 (a “FPFC Warrant”)
                    (c) Each option to acquire a share of Prestige Common Stock at an exercise price of $10.00 per share (a “Prestige Option”) that is then outstanding immediately prior to the Effective Time shall be converted into the right to receive an option to acquire a share of FPFC Common Stock at $10.00 per share (a “FPFC Option”) and shall contain substantially the same terms regarding vesting, termination and other matters as contained in the Prestige Option.
                    (d) Each holder of a certificate that immediately prior to the Effective Time represented shares of Prestige Common Stock (a “Certificate”) shall thereafter cease to have any rights with respect to such shares of Prestige Common Stock, except the right to receive the merger consideration upon the surrender of such Certificate.
ARTICLE III
EXCHANGE OF CERTIFICATES FOR MERGER CONSIDERATION
          3.1 Exchange Agent. FPFC shall act as its own exchange agent for the purpose of exchanging Prestige Common Stock for FPFC Common Stock.
          3.2 Exchange of Shares.
                    (a) As soon as reasonably practicable after the Effective Time, and in no event more than ten (10) Business Days thereafter, FPFC shall mail to each holder of record of

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Prestige Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Prestige Common Stock shall pass, only upon delivery of the Certificates representing the Prestige Common Stock to FPFC) and instructions for use in effecting the surrender of the Certificates in exchange for issuance of FPFC Common Stock therefor. Upon proper surrender of a Certificate for exchange and cancellation to FPFC, together with a letter of transmittal, duly executed, and any other documentation reasonably requested by FPFC, the holder of such Certificate shall be entitled to receive in exchange therefor one share of FPFC Common Stock for each share formerly represented by such Certificate, and such Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Article III, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender that number of shares of FPFC Common Stock as contemplated by Section 2.1.
                    (b) If FPFC Common Stock is to be issued to a person other than the registered holder of Prestige Common Stock, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to FPFC in advance any applicable stock transfer or other Taxes (as hereinafter defined) or shall establish to the reasonable satisfaction of FPFC that such Taxes have been paid or are not payable.
                    (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by FPFC, the posting by such person of a bond in such amount as FPFC may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, FPFC will issue in exchange for such lost, stolen or destroyed Certificate the shares of FPFC Common Stock deliverable in respect thereof pursuant to this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PRESTIGE
          4.1 Disclosure Schedule. As of the date hereof, Prestige has delivered to FPFC a schedule (the “Prestige Disclosure Schedule”) setting forth, among other things, certain items, the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article IV or to one or more covenants contained in Article VI. No representation or warranty of Prestige contained in this Article IV shall be deemed untrue or incorrect, and Prestige shall not be deemed to have breached a representation or warranty, or to have failed to satisfy a related condition, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with that or any other representation or warranty, has had or is reasonably likely to have a Material Adverse Effect (as hereinafter defined). Each section of the Prestige Disclosure Schedule qualifies the correspondingly numbered representation or warranty and any other representation or warranty contained in this Article IV if it is

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reasonably apparent that the disclosure set forth in the Prestige Disclosure Schedule is applicable to such other representation or warranty.
               As used in this Agreement, the term “Material Adverse Effect” means a material adverse effect on the business, operations, results of operations in the current or any future fiscal year, or financial condition of a party or a material adverse effect on that party’s ability to consummate the transactions contemplated hereby on or before June 30, 2008, in each case as determined from the perspective of a reasonable person in the position of the other party. In determining whether a Material Adverse Effect has occurred, there shall be excluded any effect resulting from or attributable to: (i) any change after the date of this Agreement in laws, rules or regulations or published interpretations thereof by courts or governmental authorities or in generally accepted accounting principles (“GAAP”) or regulatory accounting requirements, in any such case applicable to banks, savings banks, mortgage banks, mortgage brokers, savings associations or their holding companies generally, except for any such change that has a disproportionate impact on a party relative to the other participants in their industry, (ii)  the announcement of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken pursuant to the terms of this Agreement or with the consent or at the direction of the other party, or (iii) changes after the date of this Agreement in general economic conditions or interest rates affecting banks, savings banks, mortgage banks, mortgage brokers, savings associations or their holding companies generally, except for any such change that has a disproportionate impact on a party relative to the other participants in their industry.
               Prestige hereby represents and warrants to FPFC and First Priority Bank that, except as set forth in the Prestige Disclosure Schedule, but only to the extent the exception is reasonably apparent from such disclosure:
          4.2 Corporate Organization.
                    (a) Prestige is a commercial bank that was incorporated under the Banking Code on April 4, 2007, and as such is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Prestige received a certificate of authority from the Pennsylvania Department of Banking to operate as a commercial bank on October 16, 2007. Prestige has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The copies of the articles of incorporation and bylaws of Prestige which have previously been made available to FPFC are true, complete, and correct copies of such documents as in effect as of the date of this Agreement. Prestige received a certificate of insurance of accounts from the Federal Deposit Insurance Corporation (the “FDIC”) dated October 16, 2007 and the deposits of Prestige are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act (the “FDIA”).
          4.3 Capitalization.
                    (a) The authorized capital stock of Prestige consists of 5,000,000 shares of Prestige Common Stock, of which as of the date of this Agreement no shares were issued and

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held as treasury shares. As of the date hereof, there are 828,958 shares of Prestige Common Stock outstanding. As of the date of this Agreement, no shares of Prestige Common Stock were reserved for issuance, except for an aggregate of 165,791 shares of Prestige Common Stock reserved for issuance upon the exercise of Prestige Warrants and 146,379 shares of Prestige Common Stock reserved for issuance upon the exercise of Prestige Options issued pursuant to the Prestige Stock Compensation Plan (the “Prestige Stock Plan”) and granted to the founders of Prestige. All of the issued and outstanding shares of Prestige Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above or in Section 4.3(a) of the Prestige Disclosure Schedule, Prestige does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, redemption, sale or issuance of any shares of Prestige Common Stock or any other equity securities of Prestige or any securities representing the right to purchase or otherwise receive any shares of Prestige capital stock or any other equity security of Prestige (including any rights plan or agreement). Section 4.3(a) of the Prestige Disclosure Schedule contains a true, correct, and complete list as of the date hereof of the number of outstanding Prestige Warrants and the Prestige Options, the exercise price of such Prestige Warrants and Prestige Options and the number of shares of Prestige Common Stock pursuant to such Prestige Warrants and Prestige Options.
                    (b) Except as set forth in Section 4.3(b ) of the Prestige Disclosure Schedule, Prestige does not own any equity interest, directly or indirectly, in any other company or controls any other company. Prestige has good, valid, and marketable title, free and clear of all liens, charges, encumbrances, adverse rights or claims and security interests whatsoever (“Liens”), to any such interests disclosed on the Prestige Disclosure Schedule. There are no subscriptions, options, warrants, calls, commitments, agreements or other rights outstanding and held by Prestige with respect to any other company’s capital stock or the equity of any other person.
          4.4 Authority; No Violation.
                    (a) Prestige has full corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the shareholders of Prestige under the Banking Code and in accordance with Prestige’s articles of incorporation and bylaws (the “Prestige Shareholder Approval”), to consummate the transactions contemplated hereby. The Board of Directors of Prestige, by resolutions duly adopted by a unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has (i) determined that this Agreement and the Merger are advisable and in the best interests of Prestige, and (ii) adopted and approved this Agreement and approved the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement have been duly and validly approved by all necessary corporate action and, except for the Prestige Shareholder Approval, no other corporate or shareholder proceedings on the part of Prestige are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Prestige and (assuming due authorization, execution and delivery by FPFC and First Priority bank) constitutes a valid and binding obligation of Prestige, enforceable against Prestige in

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accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
                    (b) Neither the execution and delivery of this Agreement by Prestige nor the consummation by Prestige of the transactions contemplated hereby, nor compliance by Prestige with any of the terms or provisions hereof, will: (i) violate any provision of the articles of incorporation or bylaws of Prestige, or (ii) assuming that the consents and approvals referred to in Section 4.5 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Prestige or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Prestige under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Prestige is a party, or by which it or any of its respective properties or assets may be bound.
          4.5 Consents and Approvals. Except for: (i) the filing by FPFC with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 (the “Registration Statement”), and other filings or approvals as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or applicable state securities laws, (ii) the Prestige Shareholder Approval, (iii) the approval of the acquisition of Prestige by the Board of Governors of the Federal Reserve System (the “FRB”) under the Bank Holding Company Act of 1956, as amended (“BHCA”), (iv) the approval of the Merger by Pennsylvania Department of Banking under the Banking Code and the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania, (v) the approval of the Merger by the FDIC under the FDIA, and (vi) the consents and approvals set forth in Section 4.5 of the Prestige Disclosure Schedule, no consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization (each, a “Governmental Entity”) or of or with any other third party are necessary in connection with the execution and delivery by Prestige of this Agreement, the consummation by Prestige of the Merger and the consummation of the other transactions contemplated hereby. As of the date of this Agreement, Prestige does not know of any reason why the approval of the FRB, the FDIC and the Pennsylvania Department of Banking (each a “Requisite Regulatory Approval”) should not be obtained on a timely basis, or will be received with conditions, limitations or restrictions unacceptable to it or FPFC or that would adversely impact Prestige’s ability to complete the transactions contemplated by this Agreement.
          4.6 Reports. Prestige has timely filed all applications, reports, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since the date of its incorporation, with any Governmental Entity (“Prestige Regulatory Reports”) and has paid all fees and assessments due and payable in connection therewith and none of such Prestige Regulatory Reports, or any amendments thereto, when filed contained or will contain any untrue statement of a

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material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of Prestige or as set forth in Section 4.6 of the Prestige Disclosure Schedule, no Governmental Entity has initiated any proceeding or, to the knowledge of Prestige, threatened an investigation into the business or operations of Prestige since the date of its incorporation. Except as set forth in Section 4.6 of the Prestige Disclosure Schedule, there is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any Prestige Regulatory Report filed by, or relating to any examinations by any such Governmental Entity of, Prestige.
          4.7 Financial Statements.
                    (a) Prestige has previously made available or will make available to FPFC the Prestige Regulatory Reports. The Prestige Regulatory Reports have been, or will be, prepared in all respects in accordance with applicable regulatory accounting principles and practices, throughout the periods covered by such statements, and fairly present, or will fairly present in all respects, the financial position, results of operations and changes in shareholders’ equity of Prestige as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.
                    (b) Prestige has previously made available to FPFC its financial statement for the period beginning on the date of its incorporation and ended September 30, 2007. The financial statement has been prepared in accordance with GAAP applied on a consistent basis throughout the period covered by such statement, except as noted therein, and fairly presents the consolidated financial position, results of operations and cash flows of Prestige as of and for the period ended on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.
                    (c) Since the date of its incorporation, Prestige has not had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in its financial statements or Prestige Regulatory Reports or in the footnotes thereto which are not appropriately reflected or reserved against therein or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not reasonably expected to have a Material Adverse Effect and which are incurred in the ordinary course of business, consistent with past practice, liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.
          4.8 Books and Records; Internal Controls.
                    (a) Prestige has maintained records of the proceedings of its governing body and each committee thereof, and of the owners of shares of its capital stock. The minute books of Prestige contain complete and accurate records of all meetings held of, and action taken by, the shareholders, the board of directors and each committee of the board of directors

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or other governing body of each such entity, and no meetings of such shareholders or of any such board of directors, body or committee have been held for which minutes have not been prepared and included in such minute books. True, correct, and complete copies of all such minute books have been made available to FPFC.
                    (b) The books, records, and accounts of Prestige accurately and fairly reflect its income, expense, assets, liabilities, transactions, and dispositions of its assets in reasonable detail. Prestige maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of Prestige and to maintain accountability for the assets of Prestige, (iii) access to the assets of Prestige is permitted only in accordance with management’s authorization, and (iv) the reporting of the assets of Prestige is compared with existing assets at regular intervals.
          4.9 Broker’s Fees. Except for Curtis Financial Group, LLC , neither Prestige nor any of its officers or directors has employed any broker or finder or incurred any liability, contingent or otherwise, for any broker’s fees, commissions, or finder’s fees in connection with any of the transactions contemplated by this Agreement.
          4.10 Absence of Certain Changes or Events. Except as set forth in Section 4.10 of the Prestige Disclosure Schedule, (i) since the date of its incorporation, no event has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect , and (ii) since the date of its incorporation to the date hereof, Prestige has not taken any action that would have been prohibited by Section 6.2 if taken after the date of this Agreement.
          4.11 Legal Proceedings. Except as set forth in Section 4.11 of the Prestige Disclosure Schedule, there are no pending or, to the best of Prestige’s knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting Prestige. No notice has been received that such a legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation is likely to be asserted, commenced, taken, or otherwise pursued in the future. Neither Prestige nor any of its affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree, or award of any governmental authority, or has entered into any settlement agreement, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          4.12 Taxes. Except as set forth in Section 4.12 of the Prestige Disclosure Schedule:
                    (a) (x) Prestige has: (i) duly and timely filed (including pursuant to applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed by it, and such Tax Returns are true, correct and complete, and (ii) paid in full or made adequate provision in the financial statements of Prestige (in accordance with GAAP) for all Taxes, whether or not shown as due on such Tax Returns; (y) no deficiencies for any Taxes have been proposed or assessed in writing against or with respect to any Taxes due by, or Tax Returns of, Prestige; and (z) there are no Liens for Taxes upon the assets of Prestige except for

9

statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.
               (b) Prestige: (i) is not nor has it ever been a member of an affiliated group (other than a group the common parent of which is Prestige) filing a consolidated tax return, or (ii) has any liability for Taxes of any person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise.
               (c) Prestige is not a party to or bound by, and has no obligation under, any Tax sharing or Tax indemnity agreement or similar contract or arrangement.
               (d) All Taxes required to be withheld, collected or deposited by or with respect to Prestige have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.
               (e) Prestige has not granted any waiver of any federal, state, local, or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.
               (f) Except as set forth in Section 4.12(g) of the Prestige Disclosure Schedule, Prestige is not a party to any agreement, contract, arrangement or plan that has resulted or could result, individually or in the aggregate, in connection with this Agreement in the payment of any “excess parachute payments” within the meaning of section 280G of the Code, and Prestige is not required to “gross up” or otherwise compensate any individual because of the imposition of any excise tax (and related interest or penalties) on any such individual resulting from the applicability of sections 280G and 4999 of the Code.
               (g) Prestige is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code.
               (h) The tax basis in the assets of Prestige, for purposes of determining its future amortization, depreciation and other federal income tax deductions, is accurately reflected on the tax books and records Prestige.
               (i) For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto.
               (j) For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information

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returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.
          4.13 Employees; Employee Benefit Plans.
                    (a) Section 4.13 of the Prestige Disclosure Schedule contains a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor), including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, restricted stock, severance, employment, loan, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation under which any current or former employee, director or independent contractor of Prestige has any present or future right to benefits or under which Prestige has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Plans.”
                    (b) With respect to each Plan, Prestige has made available to FPFC a current, accurate and complete copy thereof (or a written summary of the material terms of any unwritten plan) and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter and any current application for such letter, if applicable; and (iii) the most recent summary plan description and any subsequent summaries of material modifications.
                    (c) (i) Each Plan has been established and administered in all respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter as to its qualification, and with respect to all plan document qualification requirements for which the applicable remedial amendment period under Code section 401(b) has closed, any amendments required by such determination letter were made as and when required by such determination letter, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject Prestige, solely by reason of its affiliation with any past or present “ERISA Affiliate” (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any Tax, fine, lien, penalty or other liability imposed by ERISA or the Code; (iv) except as set forth in Section 4.13 of the Prestige Disclosure Schedule, no Plan provides, and Prestige has no obligation to provide, any welfare benefits to any employee or service provider (or any beneficiary thereof) after the employee’s termination of employment and/or the service provider’s termination of service other than as required by section 4980B of the Code; and (v) Prestige has made or provided for all contributions required under the terms of each Plan and all contributions have been made within the time required by applicable law.
                    (d) Prestige does not maintain, and has never maintained, a defined benefit plan. None of the Plans is a multiemployer plan (within the meaning of ERISA section 3(37))

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and none of Prestige or any ERISA Affiliate has any liability with respect to a multiemployer plan that remains unsatisfied.
                    (e) Except as set forth in Section 4.13 of the Prestige Disclosure Schedule, with respect to any Plan, the assets of any trust under such Plan, Plan sponsor, Plan fiduciary or Plan administrator, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Prestige, threatened and, (ii) no facts or circumstances exist to the knowledge of Prestige that could reasonably be expected to give rise to any such actions, suits or claims.
                    (f) Except as set forth in Section 4.13 of the Prestige Disclosure Schedule, the consummation of the transactions contemplated herein will not, separately or together with any other event, (i) entitle any employee, officer or director of Prestige to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any such employee, officer or director.
                    (g) All Plans which provide for the deferral of compensation, within the meaning of Code section 409A, have been administered in good faith compliance with Code section 409A and the guidance and regulations issued thereunder. Except as set forth in Section 4.13 of the Disclosure Schedule, no outstanding stock options and no shares of restricted stock are subject to Code section 409A. In addition, Section 4.13 of the Disclosure Schedule sets forth the amounts of unfunded deferred compensation.
                    (h) Prestige has not communicated to any current or former employee thereof any intention or commitment to modify any Plan or contract or to establish or implement any other employee or retiree benefit or compensation plan or arrangement.
          4.14 Compliance With Applicable Law. Except as disclosed in Section 4.14 of the Prestige Disclosure Schedule:
                    (a) Prestige holds all licenses, franchises, permits and authorizations (“Authorizations”) necessary for the lawful conduct of its business, and is not in violation of any applicable law, statute, order, rule or regulation of any Governmental Entity relating to Prestige or its business. All Authorizations are in full force and effect without any default or violation thereunder. Prestige has not received any written notice of any claim or charge that it is in potential violation of or in default under any such Authorization, or of any actual, proposed, or potential revocation, suspension, termination or limitation of, or refusal to grant, any such Authorization that has not been fully resolved. No event has occurred or circumstance exists that may (with or without notice or passage of time) constitute or result directly or indirectly in a violation of or a failure to comply by Prestige with any term or requirement of any Authorization.
                    (b) Prestige has complied in all respects with all laws applicable to it or to the operation of its business. Prestige has not received any notice of any alleged or threatened claim, violation, or liability under any such laws that has not heretofore been cured and for which there is no remaining liability.

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                    (c) Prestige is “well capitalized” under the Federal Deposit Insurance Improvement Act of 1991, as amended, and the regulations thereunder.
          4.15 Certain Contracts.
                    (a) Except as set forth in Section 4.15(a) of the Prestige Disclosure Schedule, as of the date of this Agreement, Prestige is not a party to or bound by any contract, written arrangement, commitment or understanding (whether written or oral): (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to be performed in whole or in part after the date of this Agreement, (ii) which is with any entity in which Prestige holds an equity investment that is accounted for using the equity method of accounting, or (iii) which limits the freedom of Prestige to compete in any line of business, in any geographic area or with any person, or which requires referrals of business or requires Prestige to make available investment opportunities to any person on a priority or exclusive basis. Each contract, arrangement, commitment or understanding of the type required to be listed in Section 4.15(a) of the Prestige Disclosure Schedule, whether or not set forth in Section 4.15(a) of the Prestige Disclosure Schedule, is referred to herein as a “Prestige Contract.”
                    (b) Except as set forth in Section 4.15(b) of the Prestige Disclosure Schedule: (i) each Prestige Contract is legal under applicable law, valid and binding on Prestige and in full force and effect, except to the extent such Prestige Contract or any portion thereof has expired in accordance with its terms, (ii) Prestige has performed all obligations required to be performed by it to date under each Prestige Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default on the part of Prestige or, to the knowledge of Prestige, any other party thereto, under any such Prestige Contract, and (iv) the execution of this Agreement and the consummation of the transactions contemplated hereby will not give rise to any right of termination or any other material right under any Prestige Contract or otherwise require any consent under any Prestige Contract. To the extent that execution of this Agreement and the consummation of the transactions contemplated hereby will give rise to any right of termination under any Prestige Contract or otherwise require any consent under any Prestige Contract, Prestige has no reason to believe that such right of termination will be exercised or such consent will not be given.
          4.16 Agreements With Regulatory Agencies. Except as set forth in Section 4.16 of the Prestige Disclosure Schedule, Prestige is not subject to any cease-and-desist or other order issued by, and is not a party to any written agreement, consent agreement or memorandum of understanding with, and is not a party to any commitment letter or similar undertaking to, and is not a recipient of any extraordinary supervisory letter from, or subject to any order or directive by, and has not adopted any board resolutions at the request of, any Governmental Entity (each, whether or not set forth in Section 4.16 of the Prestige Disclosure Schedule, a “Prestige Regulatory Agreement”), that currently restricts or by its terms will in the future restrict the conduct of its business or relates to its capital adequacy, its credit or risk management policies, its dividend policies, its management or its business, nor has Prestige been advised by any Governmental Entity that it is considering issuing or requesting Prestige to enter into or become bound by any Prestige Regulatory Agreement.

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          4.17 Prestige Information. The information contained in the Registration Statement regarding Prestige (but excluding any information relating to FPFC and its subsidiaries provided by FPFC for inclusion in the Registration Statement) or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.
          4.18 Title to Property.
                    (a) Except as disclosed in Section 4.18(a) of the Prestige Disclosure Schedule, Prestige does not own any real property. All real property and fixtures material to the business, operations, or financial condition of Prestige are in good condition and repair. Section 4.18(a) of the Prestige Disclosure Schedule identifies by street address each parcel of real property leased by Prestige and the lessor and lessee of each parcel of leased real property and the parties to any agreement (other than a lease) under which any such property is held by Prestige. Such real property and the premises located thereon: (i) are sufficient for the operational requirements of the business conducted thereon and are expected to continue to be sufficient for the continued conduct of such business after the Closing in substantially the same manner as conducted before the Closing, and (ii) comply with all applicable laws, ordinances and regulations, including, without limitation, all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present use, of such structures, improvements, furniture, fixtures and equipment located thereon. A copy of each lease and other material contracts relating to such real property has been furnished to or made available to FPFC.
                    (b) Prestige has good, valid, and marketable title to all tangible personal property owned by it, free and clear of all Liens except as disclosed in Section 4.18(b) of the Prestige Disclosure Schedule. All tangible personal property material to the business, operations or financial condition of Prestige is in good condition and repair (ordinary wear and tear excepted).
                    (c) All leases of real property and all other leases material to Prestige and under which Prestige, as lessee, leases real or other personal property are in full force and effect in accordance with their respective terms, and there is not under such lease any existing default by Prestige or, to the knowledge of Prestige, any other party thereto, or any event which with notice or lapse of time, or both, would constitute such a default.
                    (d) Prestige currently maintains insurance considered by Prestige to be reasonably prudent for its operations in accordance with industry practice and sufficient for compliance by Prestige with all requirements of law and agreements to which Prestige is party. Prestige has not received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or that Prestige is in default thereunder, or (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) that a policy will not be renewed upon expiration thereof. Except with regard to ordinary course claims under Prestige’s medical insurance plans, and except as disclosed in the Prestige Disclosure Schedule, there are presently no material claims pending under such policies of insurance and no notices have been given by Prestige under such policies with

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respect to any potential material claims. All such insurance is valid and enforceable and in full force and effect, and Prestige has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies. Section 4.18(d) of the Prestige Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Prestige as of the date hereof, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds are in full force and effect and have been in full force and effect since their respective dates of inception. True, correct, and complete copies of all such policies and bonds reflected in Section 4.18(d) of the Prestige Disclosure Schedule have been furnished to or made available to the FPFC.
          4.19 Environmental Liability. Except as set forth in Section 4.19 of the Prestige Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or, to the knowledge of Prestige, threatened against Prestige, or seeking to impose, or that reasonably could be expected to result in the imposition, on Prestige of any liability or obligation arising under common law standards relating to environmental protection, human health or safety, or under any local, state or federal statute, regulation or ordinance, relating to pollution or the discharge of, or exposure to hazardous materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, the “Environmental Laws”). To the knowledge of Prestige, there is no reasonable basis for any such proceeding, claim, action, or governmental investigation that would impose any liability or obligation. To the knowledge of Prestige, during the period of: (i) its ownership or operation of any of its respective current properties, (ii) its participation in the management of any property, or (iii) its holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property. Prestige has complied with all applicable Environmental Laws. Prestige has previously made available to FPFC copies of any and all environmental reports, studies, assessments, and information regarding underground storage tanks or relating to the environmental condition of any property owned or operated by Prestige.
          4.20 Derivative Instruments. Prestige is not a party to any equity, interest rate or other swaps, caps, floors, option agreements, futures, and forward contracts and other similar risk management arrangements, whether entered into for the account of Prestige or for the account of one or more of its customers.
          4.21 Opinion of Financial Advisor. Prestige has received the opinion of Curtis Financial Group, LLC dated as of the date of this Agreement, to the effect that, as of such date, the consideration to be paid to the shareholders of Prestige in the Merger is fair from a financial point of view to such holders of Prestige Common Stock and Curtis Financial Group, LLC has consented to the inclusion of its opinion in the Registration Statement.
          4.22 Intellectual Property. Prestige owns or possesses, or is licensed or otherwise has the right to use, all proprietary rights, including all patents, trademarks, trade

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names, service marks and copyrights, necessary for the conduct of its existing business and, to the knowledge of Prestige, the use of such proprietary rights by Prestige does not infringe on or otherwise violate the rights of any person. Except for the agreements listed in Section 4.22 of the Prestige Disclosure Schedule, Prestige is not bound by or a party to any licenses or agreements of any kind with respect to any patents, trademarks, trade names, service marks or copyrights which it claims to own. Section 4.22 of the Prestige Disclosure Schedule lists all (i) material trademarks, trade names, service marks and copyrights owned by Prestige, indicating for each whether or not it is registered or is the subject of a pending application with the U.S. Patent and Trademark Office, (ii) material software owned or licensed by Prestige that is material to the operation of the business of Prestige, (iii) material patents and patent applications owned or filed by or on behalf of Prestige, other than commonly available, off-the-shelf software, and (iv) material licenses and other agreements relating to the foregoing (whether as licensor or licensee). Prestige has not received any communications alleging that it has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or otherwise challenges or questions the validity or effectiveness of any of Prestige’s proprietary rights.
          4.23 Labor Matters.
                    (a) Prestige is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Prestige the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or violated any law relating to labor or employment or seeking to compel Prestige to bargain with any labor organization as to wages or conditions of employment, nor is there any work stoppage, strike or other material labor dispute or disputes involving it pending, or to Prestige’s knowledge, threatened, nor is Prestige aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.
                    (b) Section 4.23(b) of the Prestige Disclosure Schedule contains the following true, correct and complete information for each current full-time employee, including each employee on leave of absence or layoff status, of Prestige: name; job title; date of commencement of employment; current compensation paid or payable and any change in compensation since Prestige’s formation, sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Plan.
                    (c) Except for any Prestige Contract, and except as set forth on Section 4.23(c) of the Prestige Disclosure Schedule, there is no contract, agreement, commitment, or understanding with any independent contractor, consultant, or agent for Prestige that is not terminable upon 30 days notice.
                    (d) To the knowledge of Prestige, no officer, director, agent, employee, consultant or contractor of Prestige is bound by any contract that purports to limit the ability of such person (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Prestige or (ii) to assign to Prestige or to any other person any rights to any invention, improvement, or discovery. To the knowledge of Prestige, no former or

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current employee of Prestige is a party to, or is otherwise bound by, any contract that in any way adversely affected, affects, or will affect the ability of Prestige or the Surviving Corporation to conduct their respective businesses as heretofore carried on.
          4.24 Loan Matters.
                    (a) The allowance for loan losses reflected in the Prestige Regulatory Reports is established in compliance with the requirements of all applicable regulatory criteria, and the allowance for loan losses shown on the balance sheets contained in the Prestige Regulatory Reports are established in compliance with the applicable requirements of GAAP.
                    (b) Each outstanding extensions of credit (including commitments to extend credit) (a “Loan” (including Loans held for resale to investors)) has been solicited and originated and is administered and serviced, and the relevant Loan files are being maintained in accordance with the relevant loan documents, Prestige’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of federal, state and local laws, regulations and rules. To the knowledge of Prestige, each Loan constitutes the legal, valid, and binding obligation of the obligor named therein.
                    (c) All Loans receivable and accrued interest entered on the books of Prestige arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of their respective businesses, and the notes or other evidences of indebtedness with respect to such Loans (including discounts) are true and genuine and are what they purport to be.
          4.25 Investment Portfolio. Prestige has furnished or made available to FPFC true, correct, and complete information concerning its investments, or investments made by entities managed by it, in any securities, whether held for sale or held to maturity, in private equity, venture capital, or similar types of investments. All such investments are owned by Prestige, directly or indirectly, free and clear of all Liens and there have been no adverse events or developments with respect to any such investment since October 16, 2007.
          4.26 Related Party Transactions. Except as disclosed in Prestige’s financial statements, or in Section 4.26 of the Prestige Disclosure Schedule, Prestige is not a party to any transaction (excluding deposits in the ordinary course of business) with any affiliate of Prestige, including, without limitation, any Loan. Except as listed in the Prestige Disclosure Schedule, all such Loans and other transactions are and were made or entered into in compliance with all applicable laws and regulations. All such transactions were: (i) made in the ordinary course of business, (ii) made on substantially the same terms, including, with respect to Loans, interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities, and (iii) with respect to Loans, did not involve more than the normal risk of collectibility or present other risks or unfavorable features. No Loan to any affiliate of Prestige is presently in default. Prestige has not been notified that principal and interest with respect to any such Loan will not be paid when due or that the Loan grade classification accorded such Loan by Prestige is inappropriate.

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          4.27 Takeover Laws. Prestige has taken all action required to be taken by it in order to exempt the Merger, this Agreement, and the transactions contemplated hereby from, and the Merger, this Agreement, and the transactions contemplated hereby, are exempt from, the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination,” or other anti-takeover laws and regulations of any jurisdiction, including, without limitation, the Commonwealth of Pennsylvania.
          4.28 Community Reinvestment Act, Anti-Money Laundering and Customer Information Security. Except as set forth in the Prestige Disclosure Schedule, Prestige is not aware of, has not been advised of, nor has reason to believe that any facts or circumstances exist, that would cause Prestige to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory.” Prestige is operating in compliance with: (i) the federal Bank Secrecy Act, as amended, (the “USA Patriot Act”), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law, statute, rule or regulation, and (ii) applicable privacy or customer information requirements contained in any federal or state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Prestige pursuant to 12 C.F.R. Part 364. Except as set forth in Section 4.28 of the Prestige Disclosure Schedule, the board of directors of Prestige has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification certification procedures that has not been deemed ineffective by any Regulatory Authority and that meets the requirements of Section 352 of the USA Patriot Act and the regulations thereunder, and has implemented such anti-money laundering mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied with, applicable anti-money laundering laws.
          4.29 Quality of Representations. The representations and warranties made by Prestige in this Agreement and the Prestige Disclosure Schedule in connection with the transactions contemplated hereby are true, correct and complete and do not omit statements necessary to make the representations and warranties or such Prestige Disclosure Schedules not misleading under the circumstances.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF FPFC
          5.1 Disclosure Schedule; Disclosure Standard. As of the date hereof, FPFC has delivered to Prestige a schedule (the “FPFC Disclosure Schedule”) setting forth, among other things, certain items, the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article V or to one or more covenants contained in Article VI. No representation or warranty of FPFC contained in this Article V shall be deemed untrue or incorrect, and FPFC shall not be

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deemed to have breached a representation or warranty, or failed to satisfy a related condition, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with that or any other representation or warranty, has had or is reasonably likely to have a Material Adverse Effect on FPFC. For purposes of this Article V, references to FPFC include FPFC and its subsidiaries unless the context otherwise requires.
          FPFC hereby represents and warrants to Prestige that, except as set forth in the FPFC Disclosure Schedule:
          5.2 Corporate Organization.
                    (a) FPFC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FPFC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. FPFC is duly registered with the Board of Governors of the Federal Reserve System as a bank holding company under the BHCA. The copies of the articles of incorporation and bylaws of FPFC that have previously been made available to Prestige are true, complete, and correct copies of such documents as in effect as of the date of this Agreement.
                    (b) First Priority Bank is duly organized and validly existing as a bank under the laws of the Commonwealth of Pennsylvania, is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. First Priority Bank’s deposits are insured by the FDIC to the fullest extent permitted by the FDIA.
                    (c) FPFC owns beneficially and of record all of the outstanding capital stock of First Priority Bank free and clear of all Liens.
          5.3 Capitalization.
                    (a) The authorized capital stock of FPFC consists of 10,000,000 shares of FPFC Common Stock and 10,000,000 shares of FPFC preferred stock, of which as of the date of this Agreement no shares were issued and held as treasury shares. As of the date hereof, there are 2,107,500 shares of FPFC Common Stock outstanding and no shares of FPFC preferred stock outstanding. As of the date of this Agreement, no shares of FPFC Common Stock were reserved for issuance, except for (i) an aggregate of 421,000 shares of FPFC Common Stock reserved for issuance upon the exercise of stock options issued pursuant to the FPFC Stock Compensation Plan, (ii) 421,500 shares of FPFC Common Stock reserved for issuance upon the exercise of warrants, and (iii) 38,000 shares of FPFC Common Stock reserved for issuance upon

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conversion of certain subordinated convertible debentures. All of the issued and outstanding shares of FPFC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as set forth above or in Section 5.3(a) of the FPFC Disclosure Schedule, FPFC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, redemption, sale or issuance of any shares of FPFC Common Stock or any other equity securities of FPFC or any securities representing the right to purchase or otherwise receive any shares of FPFC capital stock or any other equity security of FPFC (including any rights plan or agreement).
                    (b) Except as set forth in Section 5.3(b) of the FPFC Disclosure Schedule, FPFC does not own any equity interest, directly or indirectly, in any other company other than First Priority Bank nor does FPFC control any other company. FPFC has good, valid, and marketable title, free and clear of all Liens, to any such interests disclosed on the FPFC Disclosure Schedule. There are no subscriptions, options, warrants, calls, commitments, agreements or other rights outstanding and held by FPFC with respect to any other company’s capital stock or the equity of any other person.
          5.4 Authority; No Violation.
                    (a) Each of FPFC and First Priority Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly and validly approved by the boards of directors of FPFC and the board of directors of First Priority Bank, and no other corporate or shareholder proceedings on the part of FPFC or First Priority Bank are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of FPFC and First Priority Bank and (assuming due authorization, execution and delivery by Prestige) constitutes a valid and binding obligation of each of FPFC and First Priority Bank, enforceable against each such corporation in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
                    (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with any of the terms or provisions hereof, in each case by each of FPFC and First Priority Bank will: (i) violate any provision of the articles of incorporation or bylaws of FPFC or First Priority Bank, or (ii) assuming that the consents and approvals referred to in Section 5.5 are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FPFC, First Priority Bank or any of FPFC’s other subsidiaries or any of their respective properties or assets.
          5.5 Consents and Approvals. Except for: (i) the filing by FPFC with the SEC of the Registration Statement and other filings or approvals as may be required under the Exchange Act or applicable state securities laws, (ii) the Prestige Shareholder Approval, (iii) the approval of the acquisition of Prestige by the FRB under the BHCA, (iv) the approval of

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the Merger by Pennsylvania Department of Banking under the Banking Code and the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania, (v) the approval of the Merger by the FDIC under the FDIA, and (vi) the consents and approvals set forth in Section 5.5 of the FPFC Disclosure Schedule, no consents or approvals of, or filings or registrations with, any Governmental Entity or of or with any other third party must be obtained or made by FPFC or First Priority Bank in connection with (A) the execution and delivery by each of FPFC and First Priority Bank of this Agreement, and (B) the consummation by First Priority Bank of the Merger and the consummation by each of FPFC and First Priority Bank of the other transactions contemplated hereby. Except as set forth in Section 5.5 of the FPFC Disclosure Schedule, as of the date of this Agreement, FPFC does not know of any reason related to FPFC or its subsidiaries, directors, officers, or affiliates why any Requisite Regulatory Approval should not be obtained on a timely basis.
          5.6 Financial Statements.
                    (a) FPFC has previously made available or will make available to Prestige the FPFC Regulatory Reports. The FPFC Regulatory Reports have been, or will be, prepared in all respects in accordance with applicable regulatory accounting principles and practices, throughout the periods covered by such statements, and fairly present, or will fairly present in all respects, the financial position, results of operations and changes in shareholders’ equity of FPFC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.
                    (b) FPFC has previously made available or will make available to Prestige its financial statements for the year ended December 31, 2006, and the six months ended June 30, 2007. The financial statements have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of FPFC as of and for the periods ended on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.
                    (c) Since June 30, 2007, FPFC has not had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in its financial statements or FPFC Regulatory Reports or in the footnotes thereto which are not appropriately reflected or reserved against therein or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not reasonably expected to have a Material Adverse Effect and which are incurred in the ordinary course of business, consistent with past practice, liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.
          5.7 Books and Records; Internal Controls.
                    (a) FPFC has maintained records of the proceedings of its governing body and each committee thereof, and of the owners of shares of its capital stock. The minute books

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of FPFC contain complete and accurate records of all meetings held of, and action taken by, the shareholders, the board of directors and each committee of the board of directors or other governing body of each such entity, and no meetings of such shareholders or of any such board of directors, body or committee have been held for which minutes have not been prepared and included in such minute books. True, correct, and complete copies of all such minute books have been made available to Prestige.
                    (b) The books, records, and accounts of FPFC accurately and fairly reflect its income, expense, assets, liabilities, transactions, and dispositions of its assets in reasonable detail. FPFC maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of FPFC and to maintain accountability for the assets of FPFC, (iii) access to the assets of FPFC is permitted only in accordance with management’s authorization, and (iv) the reporting of the assets of FPFC is compared with existing assets at regular intervals.
          5.8 Broker’s Fees. Except for M.G. Advisors, Inc., neither FPFC nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement.
          5.9 Absence of Certain Changes or Events. Except as set forth in Section 5.9 of the FPFC Disclosure Schedule, (i) since the date of its incorporation, no event has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect , and (ii) since the date of its incorporation to the date hereof, FPFC has not taken any action that would have been prohibited by Section 6.2 if taken after the date of this Agreement.
          5.10 Legal Proceedings. Except as set forth in Section 5.10 of the FPFC Disclosure Schedule, there are no pending or, to the best of FPFC’s knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting FPFC. No notice has been received that such a legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation is likely to be asserted, commenced, taken, or otherwise pursued in the future. Neither FPFC nor any of its affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree, or award of any governmental authority, or has entered into any settlement agreement, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          5.11 Taxes. Except as set forth in Section 5.11 of the FPFC Disclosure Schedule:
                    (a) (x) FPFC has: (i) duly and timely filed (including pursuant to applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed by it, and such Tax Returns are true, correct and complete, and (ii) paid in full or made adequate provision in the financial statements of FPFC (in accordance with GAAP) for all Taxes, whether or not shown as due on such Tax Returns; (y) no deficiencies for any Taxes have

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been proposed or assessed in writing against or with respect to any Taxes due by, or Tax Returns of, FPFC; and (z) there are no Liens for Taxes upon the assets of either FPFC except for statutory liens for current Taxes not yet due or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.
                    (b) FPFC: (i) is not nor has ever been a member of an affiliated group (other than a group the common parent of which is FPFC) filing a consolidated tax return, or (ii) has any liability for Taxes of any person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise.
                    (c) FPFC is not a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.
                    (d) All Taxes required to be withheld, collected or deposited by or with respect to FPFC and each of its subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.
                    (e) Neither FPFC nor any of its subsidiaries has granted any waiver of any federal, state, local, or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.
                    (f) FPFC is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code.
          5.12 Employees; Employee Benefit Plans.
                    (a) Section 5.12 of the FPFC Disclosure Schedule contains a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the ERISA, and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor), including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, restricted stock, severance, employment, loan, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation under which any current or former employee, director or independent contractor of FPFC has any present or future right to benefits or under which FPFC has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Plans.”
                    (b) With respect to each Plan, FPFC has made available to Prestige a current, accurate and complete copy thereof (or a written summary of the material terms of any unwritten plan) and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter and any current application for such letter, if applicable; and (iii) the most recent summary plan description and any subsequent summaries of material modifications.

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               (c) (i) Each Plan has been established and administered in all respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter as to its qualification, and with respect to all plan document qualification requirements for which the applicable remedial amendment period under Code section 401(b) has closed, any amendments required by such determination letter were made as and when required by such determination letter, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject FPFC, solely by reason of its affiliation with any past or present “ERISA Affiliate” (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any Tax, fine, lien, penalty or other liability imposed by ERISA or the Code; (iv) except as set forth in Section 5.12 of the FPFC Disclosure Schedule, no Plan provides, and FPFC has no obligation to provide, any welfare benefits to any employee or service provider (or any beneficiary thereof) after the employee’s termination of employment and/or the service provider’s termination of service other than as required by section 4980B of the Code; and (v) FPFC has made or provided for all contributions required under the terms of each Plan and all contributions have been made within the time required by applicable law.
               (d) FPFC does not maintain, and has never maintained, a defined benefit plan. None of the Plans is a multiemployer plan (within the meaning of ERISA section 3(37)) and none of FPFC or any ERISA Affiliate has any liability with respect to a multiemployer plan that remains unsatisfied.
               (e) Except as set forth in Section 5.12 of the FPFC Disclosure Schedule, with respect to any Plan, the assets of any trust under such Plan, Plan sponsor, Plan fiduciary or Plan administrator, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of FPFC, threatened and, (ii) no facts or circumstances exist to the knowledge of FPFC that could reasonably be expected to give rise to any such actions, suits or claims.
               (f) Except as set forth in Section 5.12 of the FPFC Disclosure Schedule, the consummation of the transactions contemplated herein will not, separately or together with any other event, (i) entitle any employee, officer or director of FPFC to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any such employee, officer or director.
               (g) All Plans which provide for the deferral of compensation, within the meaning of Code section 409A, have been administered in good faith compliance with Code section 409A and the guidance and regulations issued thereunder. Except as set forth in Section 5.12 of the Disclosure Schedule, no outstanding stock options and no shares of restricted stock are subject to Code section 409A. In addition, Section 5.12 of the Disclosure Schedule sets forth the amounts of unfunded deferred compensation.

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                    (h) FPFC has not communicated to any current or former employee thereof any intention or commitment to modify any Plan or contract or to establish or implement any other employee or retiree benefit or compensation plan or arrangement.
          5.13 Compliance With Applicable Law. Except as disclosed in Section 5.13 of the FPFC Disclosure Schedule:
                    (a) FPFC holds all Authorizations necessary for the lawful conduct of its business, and is not in violation of any, applicable law, statute, order, rule or regulation of any Governmental Entity relating to FPFC or its business. All Authorizations are in full force and effect without any default or violation thereunder. FPFC has not received any written notice of any claim or charge that it is in potential violation of or in default under any such Authorization, or of any actual, proposed, or potential revocation, suspension, termination or limitation of, or refusal to grant, any such Authorization that has not been fully resolved. No event has occurred or circumstance exists that may (with or without notice or passage of time) constitute or result directly or indirectly in a violation of or a failure to comply by FPFC with any term or requirement of any Authorization.
                    (b) FPFC has complied in all respects with all laws applicable to it or to the operation of its business. FPFC has not received any notice of any alleged or threatened claim, violation, or liability under any such laws that has not heretofore been cured and for which there is no remaining liability.
                    (c) First Priority Bank is “well capitalized” under the Federal Deposit Insurance Improvement Act of 1991, as amended, and the regulations thereunder.
          5.14 Agreements With Regulatory Agencies. Except as set forth in Section 5.14 of the FPFC Disclosure Schedule, FPFC is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Entity (each, whether or not set forth in Section 5.14 of the FPFC Disclosure Schedule, a “FPFC Regulatory Agreement”), that currently restricts or by its terms will in the future restrict the conduct of its business or relates to its capital adequacy, its credit or risk management policies, its dividend policies, its management or its business, nor has FPFC been advised by any Governmental Entity that it is considering issuing or requesting FPFC to enter into or become bound by any FPFC Regulatory Agreement.
          5.15 FPFC Information. The information relating to FPFC and its subsidiaries to be provided by FPFC to be contained in the Registration Statement (except for any information concerning Prestige that was provided by Prestige for inclusion in the Registration Statement) or in any other document filed with any other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

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          5.16 Environmental Liability. Except as set forth in Section 5.16 of the FPFC Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or, to the knowledge of FPFC, threatened against FPFC, or seeking to impose, or that reasonably could be expected to result in the imposition, on FPFC of any liability or obligation arising under the Environmental Laws. To the knowledge of FPFC, there is no reasonable basis for any such proceeding, claim, action, or governmental investigation that would impose any liability or obligation. To the knowledge of FPFC, during the period of: (i) its ownership or operation of any of its respective current properties, (ii) its participation in the management of any property, or (iii) its holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property. FPFC has complied with all applicable Environmental Laws. FPFC has previously made available to Prestige copies of any and all environmental reports, studies, assessments, and information regarding underground storage tanks or relating to the environmental condition of any property owned or operated by FPFC.
          5.17 Opinion of Financial Advisor. FPFC has received the opinion of M.G. Advisors, Inc. dated as of the date of this Agreement, to the effect that, as of such date, the consideration to be paid to the shareholders of Prestige in the Merger is fair from a financial point of view to such holders of FPFC Common Stock and M.G. Advisors, Inc. has consented to the inclusion of its opinion in the Registration Statement.
          5.18 Labor Matters. FPFC is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is FPFC the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or violated any law relating to labor or employment or seeking to compel FPFC to bargain with any labor organization as to wages or conditions of employment, nor is there any work stoppage, strike or other material labor dispute or disputes involving it pending, or to FPFC’s knowledge, threatened, nor is FPFC aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.
          5.19 Quality of Representations. The representations and warranties made by FPFC in this Agreement and the FPFC Disclosure Schedule in connection with the transactions contemplated hereby are true, correct and complete and do not omit statements necessary to make the representations and warranties or such FPFC Disclosure Schedules not misleading under the circumstances.
ARTICLE VI
COVENANTS RELATING TO CONDUCT OF BUSINESS
          6.1 Conduct of Business of Prestige Prior to the Effective Time. Except as otherwise contemplated or permitted by this Agreement, as required by applicable law or regulation or with the prior written consent of FPFC, during the period from the date of this

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Agreement to the Effective Time, Prestige shall: (i) conduct its business in the usual, regular and ordinary course consistent with the business plan and related pro forma financial projections contained in its application to Governmental Entities in connection with its formation, and (ii) use reasonable best efforts to (A) maintain and preserve intact its business organization, and its material rights, franchises and other Authorizations issued by Governmental Entities, and (B) preserve its advantageous business relationships with customers, vendors and others doing business with it.
          6.2 Prestige Forbearances. Except as otherwise contemplated or permitted by this Agreement, as set forth in Section 6.2 of the Prestige Disclosure Schedule, or as required by applicable law or regulation or a Governmental Entity of competent jurisdiction, during the period from the date of this Agreement to the Effective Time, Prestige shall not without the prior written consent of FPFC:
                    (a) (i) adjust, split, combine or reclassify any capital stock; (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or grant any person any right to acquire any shares of its capital stock or any stock appreciation rights; (iii) issue or commit to issue any additional shares of capital stock, Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any additional shares of capital stock or Voting Debt, other than the issuance of shares of Prestige Common Stock upon exercise and in accordance with the terms of outstanding Prestige Options or Prestige Warrants; or (iv) amend or reprice any outstanding right, Prestige Option or Prestige Warrant;
                    (b) enter into any line of business other than community banking;
                    (c) sell, lease, transfer, mortgage, encumber or otherwise dispose of any of its material assets or properties to any person, corporation or other entity except as expressly required by the terms of any contracts or agreements in force at the date of this Agreement and specifically identified as subject to this Section 6.2(c) in Section 4.15 of the Prestige Disclosure Schedule;
                    (d) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, association or other business organization or division thereof other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;
                    (e) (i) increase the size of its board of directors, (ii) increase the compensation or fringe benefits of any present or former director or officer of Prestige, (iii) increase the compensation or fringe benefits of any present or former employee of Prestige, (iv) establish, adopt, enter into, amend or terminate any Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, or (v) hire or terminate any officer or employee of Prestige;

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               (f) make capital expenditures in excess of $5,000 in the aggregate;
               (g) make application for the opening or relocation of any, or open or relocate any, branch office;
               (h) enter into or renew any lease for real property;
               (i) except in the ordinary course of business (i) incur any indebtedness for borrowed money, or (ii) guarantee or agree to guarantee, or endorse or assume responsibility for, the obligations of any person (other than the endorsement of checks and other negotiable instruments in the normal process of collection);
               (j) amend its articles of incorporation, bylaws or similar governing documents or take or authorize any action to wind up its affairs, liquidate or dissolve or change its corporate or other organizational form;
               (k) make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under GAAP as concurred in by Prestige’s independent public accountants;
               (l) grant any retention, severance, or termination pay (other than pursuant to written policies or agreements of Prestige in effect on the date hereof) or enter into any new or amend any existing employment, severance or change in control agreement with, any employee, officer or director of Prestige;
               (m) materially change its investment securities portfolio policy or make any investment other than in U. S. treasury securities, federal agency securities or any security rated AAA, or invest in any securities with a maturity of greater than ninety (90) days;
               (n) make or acquire any Loan (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $90,000 in the aggregate, or increase, compromise, extend, renew or modify any existing Loan in excess of $90,000;
               (o) make any change in policies in any material respect with respect to the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investments, deposits, asset and liability management, or other banking policies;
               (p) pay, discharge, settle or compromise any legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigation, other than any such payment, discharge, settlement or compromise in the ordinary course of business that involves solely money damages in the amount not in excess of $5,000 individually or $25,000 in the aggregate;

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                    (q) except as set forth in Section 6.2(q) of the Prestige Disclosure Schedule, waive, release, terminate, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Prestige is a party, or enter into any agreement, arrangement or commitment not made in the ordinary course of business;
                    (r) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Sections 8.1 or 8.2 not being satisfied (or in the satisfaction thereof being materially delayed) or in a Requisite Regulatory Approval not being obtained (or being materially delayed);
                    (s) incur any material expense that is not included in the operating budget contained in the application Prestige filed with each Governmental Entity in connection with the formation of Prestige;
                    (t) hire any consultant, outside agency or professional services firm for an amount in excess of $5,000, except for professional services provided directly in connection with the Merger; or
                    (u) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.
ARTICLE VII
ADDITIONAL AGREEMENTS
          7.1 Regulatory Matters.
                    (a) FPFC shall, as soon as reasonably practicable following the date of this Agreement, prepare and file with the SEC the Registration Statement. Prior to filing the Registration Statement with the SEC, Prestige shall provide FPFC with all information necessary to prepare such Registration Statement. FPFC shall use its reasonable best efforts to (i) have the Registration Statement declared effective by the SEC as promptly as practicable after the date hereof, and (ii) mail the Registration Statement to Prestige shareholders as promptly as practicable thereafter.
                    (b) Subject to the other provisions of this Agreement, the parties hereto shall cooperate with each other and use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. Prestige and FPFC shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Prestige and FPFC, as the case may be, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this

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Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties or Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated hereby.
                    (c) FPFC and Prestige shall, upon request, furnish each other with all information concerning themselves, their directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the preparation of the Registration Statement or any other statement, filing, notice or application made by or on behalf of FPFC, Prestige to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, and each of FPFC and Prestige will promptly correct any such information in the event it becomes materially false or misleading.
                    (d) Prestige and FPFC shall promptly furnish each other with copies of all written communications received by Prestige and FPFC, as the case may be from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.
          7.2 Access to Information.
                    (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall afford to the officers, employees, accountants, counsel and other representatives of the other party access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives, in each case in a manner not unreasonably disruptive to the operation of the business of such party, and, during such period, such party shall make available to the other party all other information concerning its business, properties and personnel as such party may reasonably request. Each party shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule or regulation applicable to the institution in possession or control of such information. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
                    (b) No investigation by a party hereto or its representatives shall constitute a waiver of or otherwise affect the representations, warranties, covenants, or agreements of the other party set forth herein.
          7.3 Shareholder Approval. Prestige shall call a meeting of its shareholders as promptly as reasonably practicable following the date of this Agreement (the “Prestige Shareholders Meeting”) for the purpose of obtaining the Prestige Shareholder Approval and, except as provided hereby, shall take all lawful action to solicit the adoption of this Agreement by such shareholders. The Board of Directors of Prestige shall recommend adoption of this Agreement and the transactions contemplated hereby by the shareholders of

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Prestige (the “Prestige Recommendation”); provided, however, that the Board of Directors of Prestige may: (i) withdraw, modify, qualify in any manner adverse to FPFC, condition or refuse to make such recommendation, or (ii) take any other action or make any other public statement in connection with the Prestige Shareholders Meeting inconsistent with such recommendation (clause (i) and (ii) collectively, a “Change in Prestige Recommendation”) if the Board of Directors of Prestige determines, in good faith after consultation with its outside financial and legal advisors, that the failure to take such action would or could reasonably be expected to breach its fiduciary obligations under applicable law. Notwithstanding anything to the contrary herein, Prestige shall not be required to hold the Prestige Shareholders Meeting if this Agreement is terminated prior thereto.
          7.4 Acquisition Proposals.
                    (a) Prestige agrees that neither it nor any of its officers, employees or directors shall, and it shall not authorize its agents and representatives (including any investment banker, attorney or accountant retained by it) to, directly or indirectly: (i) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Prestige, or any sale of 15% or more of the consolidated assets of Prestige in a single transaction or series of related transactions, or any issuance or sale of, or tender or exchange offer for, in a single transaction or series of related transactions, its voting securities that, if consummated, would result in any person (or the shareholders of such person) beneficially owning securities representing 15% or more of its total voting power (or of the surviving parent entity in such transaction) (any such proposal or offer (other than a proposal or offer made by FPFC) being hereinafter referred as an “Acquisition Proposal”), (ii) have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt by any person to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iv) approve or recommend, or publicly propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or publicly propose or agree to do any of the foregoing. Notwithstanding the foregoing provisions of this Section 7.4(a), in the event that, prior to the date of the Prestige Shareholders Meeting, Prestige receives an unsolicited bona fide Acquisition Proposal, Prestige may, and may permit its representatives to: (x) furnish or cause to be furnished confidential information or data, (y) participate in such negotiations or discussions and (z) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal if Prestige’s Board of Directors concludes in good faith after consultation with its outside legal counsel and financial advisors that, in the case of any action described in clauses (x) or (y) above, such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal (as hereinafter defined) and, in the case of any action described in clause (z) above, such Acquisition Proposal constitutes a Superior Proposal; provided that prior to providing (or causing to be provided) any confidential information or data permitted to be provided pursuant to this sentence, Prestige shall have entered into a confidentiality agreement with such third party.

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                    (b) Notwithstanding anything in this Agreement to the contrary, if, at any time prior to the adoption of this Agreement by Prestige’s shareholders in accordance with this Agreement, Prestige’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Acquisition Proposal that was not solicited in material violation of Section 7.4(a), that such proposal is a Superior Proposal, Prestige or its Board of Directors may terminate this Agreement; provided, however, that Prestige shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless Prestige prior to or concurrently with such termination pursuant to this Section 7.4(b) pays to FPFC the fee payable pursuant to Section 9.2(b); and provided, further, however, that Prestige shall not be permitted to exercise its right to terminate this Agreement pursuant to this Section 7.4(b) until after 72 hours following the provision of written notice to FPFC advising FPFC that Prestige’s Board of Directors intends to cause Prestige to accept such Superior Proposal, specifying the material terms and conditions of the Superior Proposal, during which time Prestige shall negotiate in good faith with FPFC to make such adjustments in the terms and conditions of this Agreement as would enable Prestige to proceed with the Merger and the transactions contemplated by this Agreement if and to the extent FPFC elects to make any such adjustments.
                    (c) For purposes of this Agreement, “Superior Proposal” with respect to Prestige means a bona fide written Acquisition Proposal involving, or any purchase or acquisition of, all or substantially all of the voting power of Prestige’s capital stock or all or substantially all of the consolidated assets of Prestige, for cash and/or readily marketable securities, which Acquisition Proposal the Board of Directors of Prestige concludes in good faith, after consultation with its financial advisors and outside legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), is more favorable to the shareholders of Prestige from a financial point of view than the transactions contemplated by this Agreement, and that the failure to pursue such Acquisition Proposal would or could reasonably be expected to breach its fiduciary obligations under applicable law.
                    (d) Prestige will immediately cease and cause to be terminated any activities, discussions, or negotiations conducted before the date of this Agreement with any persons other than FPFC with respect to any Acquisition Proposal. Prestige will promptly (within one Business Day) following the receipt of any Acquisition Proposal, or of any inquiry that could reasonably be expected to lead to an Acquisition Proposal, advise FPFC of the material terms thereof and will keep FPFC reasonably apprised of any material developments related thereto.
          7.5 Legal Conditions to Merger.
                    (a) Subject to the terms and conditions of this Agreement, each of FPFC and Prestige shall use their reasonable best efforts: (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement, and (ii) to obtain (and to cooperate with the other parties to obtain) any consent, authorization, order or

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approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Prestige, FPFC or First Priority Bank in connection with the Merger and the other transactions contemplated by this Agreement.
               (b) Subject to the terms and conditions of this Agreement, each of FPFC and Prestige agrees to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby.
          7.6 Employees; Employee Benefits.
               (a) Employees. FPFC and Prestige intend, to the extent practical, to continue the employment on and after the Closing Date of substantially all employees of Prestige who were employed by Prestige immediately prior to the Closing Date at the same locations with the same or equivalent salary.
               (b) Benefits. Except as otherwise specifically provided in this Section 7.6, FPFC shall decide at least sixty (60) days prior to the Effective Time whether the employee pension and welfare benefit plans and arrangements of Prestige (“Prestige Plans”) will continue to be maintained after the Effective Time or whether such Prestige Plans shall be amended, frozen, and/or terminated prior to or as of the Effective Time. Prestige shall cooperate with FPFC in implementing such decisions and in taking all actions necessary, subject to requirements of applicable law, to amend, freeze and/or terminate such Prestige Plans as FPFC shall designate. Nothing contained herein shall be construed to modify the “at will” employee status of the Prestige employees and FPFC shall retain the absolute right to terminate such Prestige employees at any time and for any reason or no reason on or after the Closing Date.
               (c) Nonqualified Deferred Compensation Plans. With respect to any nonqualified deferred compensation plans subject, or potentially subject, to Code section 409A which are not otherwise specifically addressed in this Section 7.6, Prestige shall amend, or shall cause its subsidiaries to amend, prior to the earlier of December 31, 2007 or the Effective Time, such deferred compensation plans to the extent necessary to comply with Code section 409A. In the event that FPFC directs termination of such a plan, if permitted in accordance with Code section 409A, or that participation and accruals be frozen, such action shall be effected in such a manner that no person receives redundant benefits, loses existing benefits, or results in an acceleration of payment unless such acceleration is permitted under Code section 409A or a participant’s prior election form so provides.
               (d) Plan Amendments. Notwithstanding the provisions of this Section 7.6 to the contrary, Prestige shall, at the reasonable request of FPFC, amend prior to the Effective Time each employee benefit plan subject to Code section 409A or to cause each such plan to be amended to the extent necessary to comply with Code section 409A. Such amendments shall be provided to FPFC and its counsel at least ten days prior to their proposed adoption by Prestige and shall be subject to the approval of FPFC, which approval shall not be unreasonably withheld. Prestige shall, if requested by FPFC, terminate, in whole or in part, any employee benefit plan subject to Code section 409A prior to December 31, 2007, in accordance with the

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requirements of Code section 409A and provide a lump sum payment to each affected participant in an amount equal to each participant’s account balance as of the termination date of such plans.
                    (e) Welfare Benefit Plans. In the event of any termination of, or consolidation of a Prestige welfare plan with, any FPFC welfare plan, all Prestige employees who become employees of FPFC or a subsidiary of FPFC and who are eligible for coverage under the Prestige welfare plan shall have immediate coverage under any successor welfare plan without the necessity of satisfying a waiting period for coverage of any pre-existing condition and shall become participants in the FPFC welfare benefit plans, subject to the terms and conditions of such plans, including the required cost allocation between employer and employee and co-pays, deductibles and out-of-pocket expenses.
                    (f) Other Prestige Plans. From the date of this Agreement through the Effective Time of the Merger, without the prior written consent of FPFC and except as otherwise expressly permitted by this Agreement, no further benefits, grants or awards shall be made available under any other Prestige plans to employees or directors, including, without limitation, the granting of stock options, stock appreciation rights, restricted shares, re-load stock options and performance shares.
                    (g) No Restriction on Future Amendment. Nothing in this subsection shall be construed as precluding FPFC from amending or terminating any plan, program, or arrangement following the Effective Time of the Merger.
          7.7 Indemnification; Directors’ and Officers’ Insurance.
                    (a) From and after the Effective Time, in the event of any threatened or actual claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative, and whether brought by, or in the name of, Prestige and its respective successors or assigns, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer, employee or agent of Prestige (the “Indemnified Parties”) is, or is threatened to be, made a party: (i) by reason of the fact that he is or was a director, officer, employee or agent of Prestige or was prior to the Effective Time serving at the request of any such party as a director, officer, employee, fiduciary or agent of another corporation, partnership, trust or other enterprise, or (ii) based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, or any of the transactions contemplated hereby and all actions taken by an Indemnified Party in connection herewith, whether in any case asserted or arising before or after the Effective Time, FPFC shall indemnify each such Indemnified Party against any expenses (including reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of an undertaking from such Indemnified Party to repay such advanced expenses if it is determined by a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Party in connection with any such threatened or actual claim, action, suit or proceeding, subject to the limitations under

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Pennsylvania law related to the indemnification of directors, officers, and other representatives of Pennsylvania corporations.
                    (b) FPFC shall pay all reasonable costs and expenses, including attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 7.7 to the fullest extent permitted by applicable law if the Indemnified Party is awarded substantially all of the relief sought by a court of competent jurisdiction.
                    (c) FPFC shall cause the persons covered by Prestige’s directors’ and officers’ liability insurance policy immediately prior to the Effective Time to be covered for a period of six (6) years from the Closing Date by the directors’ and officers’ liability insurance policy or policies maintained by FPFC with respect to claims arising from facts or events that occurred at or prior to the Effective Time, provided that FPFC’s policy or policies provide at least the same coverage and amounts containing terms and conditions which are not less advantageous to such directors and officers of Prestige than the terms and conditions of the directors’ and officers’ liability insurance policy of Prestige existing on September 30, 2007. FPFC will not be required to expend, in respect of its obligations to such covered persons as described in the preceding sentence, in any one year an amount in excess of 200% of the annual premiums currently paid by Prestige for the insurance covering the officers and directors of Prestige (the “Insurance Amount”), provided, that if such expenditure would exceed the Insurance Amount, FPFC shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.
                    (d) The provisions of this Section 7.7 will survive the Merger.
                    (e) If FPFC or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of FPFC shall assume the obligations set forth in this Section 7.7.
          7.8 Advice of Changes. FPFC and Prestige shall promptly advise the other party of any change or event: (i) which, individually or in the aggregate with other such changes or events, would, or would be reasonably likely to, cause or constitute a material breach of any of its representations, warranties or covenants set forth herein or has or would reasonably be expected to have a Material Adverse Effect or a material adverse effect on its ability to consummate the transactions contemplated by this Agreement on a timely basis, or (ii) which it believes would or would be reasonably likely to cause a condition to Closing not to be satisfied or satisfaction thereof to be materially delayed. Prestige and FPFC shall update their respective Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Disclosure Schedule. The delivery of such updated Disclosure Schedule shall not relieve Prestige or FPFC, as the case may be, from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Article VIII; provided, however, that any noncompliance with the foregoing provisions of this Section 7.8 shall not constitute

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failure of a condition set forth in Article VIII or give rise to any right of termination under Article IX unless the underlying change or event shall independently constitute such a failure or give rise to such a right.
          7.9 Merger. From and after the date hereof, FPFC and Prestige shall take all reasonable action necessary to complete the Merger as soon as practicable.
          7.10 Current Information. During the period from the date of this Agreement to the Effective Time, Prestige shall, upon the request of FPFC, cause one or more of its designated representatives to confer on a weekly or more frequent basis with representatives of FPFC regarding the financial condition, operations, and business matters of Prestige and the completion of the transactions contemplated hereby. Within fifteen (15) days after the end of each month, Prestige will deliver to FPFC a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month for Prestige.
          7.11 Undertakings by Prestige.
                    (a) From and after the date of this Agreement, Prestige shall:
                         (i) Committee Meetings. To the extent permitted by applicable law, permit a representative of FPFC to attend all management committee meetings of Prestige, including, without limitation, any loan, finance, budget, marketing, community relations, asset/liability, investment, or risk management committees;
                         (ii) Employment Policies. Deliver to FPFC all personnel policy manuals, memoranda and postings, and all employee handbooks or other communications with employees regarding personnel policies and practices; furnish additional information as reasonably requested by FPFC with respect to such policies and practices and any others not covered by any such written materials;
                         (iii) Employment Law Claims. Inform FPFC promptly upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local Government Entity) relating to the alleged liability of Prestige under any labor and employment law;
                         (iv) Environmental Review. Permit FPFC, if it so elects at FPFC’s expense, to cause a “phase I environmental audit” to be performed at any physical location owned or occupied by Prestige;
                         (v) Maintenance of Insurance. Maintain insurance in such amounts as is reasonable to cover such risks as are customary in relation to the character and location of their respective properties and the nature of their respective businesses;
                         (vi) Maintenance of Books and Records. Maintain books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered; and

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                         (vii) Taxes. File all federal, state and local Tax returns required to be filed by Prestige on or before the date such returns are due (including any extensions) and pay all Taxes shown to be due on such returns on or before the date such payment is due and provide for and properly accrue for Taxes not yet due and payable.
                    (b) Opening Plan and Budget. Within ten (10) days after execution of this Agreement, Prestige shall deliver to FPFC a written plan and operating budget detailing the steps necessary to complete the process of opening Prestige and the related costs.
ARTICLE VIII
CONDITIONS PRECEDENT
          8.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:
                    (a) Shareholder Approval. Prestige shall have obtained the Prestige Shareholder Approval.
                    (b) Regulatory Approvals. Each Requisite Regulatory Approval required to consummate the Merger shall have been obtained without any material conditions, limitations or restrictions unacceptable to FPFC or Prestige and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.
                    (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction, or decree shall have been enacted, entered, promulgated, or enforced by any Governmental Entity that prohibits or makes illegal the consummation of the Merger.
                    (d) Tax Opinion. FPFC and Prestige shall have received an opinion of Stevens & Lee that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Code section 368(a).
          8.2 Conditions to Obligations of FPFC. The obligations of FPFC to effect the Merger are also subject to the satisfaction or waiver by FPFC at or prior to the Closing of the following conditions:
                    (a) Representations and Warranties. Each of the representations and warranties of Prestige set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such specified date), in each case subject to the standard set forth in Section 4.1 (except for sections 4.2, 4.3 and 4.4(a) which shall be true and correct without regard to the standard set forth in Section 4.1), and FPFC shall have received a certificate signed

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on behalf of Prestige by the Chief Executive Officer and Chief Financial Officer of Prestige to such effect.
                    (b) Performance of Obligations of Prestige. Prestige shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FPFC shall have received a certificate signed on behalf of Prestige by the Chief Executive Officer and the Chief Financial Officer of Prestige to such effect.
          8.3 Conditions to Obligations of Prestige. The obligation of Prestige to effect the Merger is also subject to the satisfaction or waiver by Prestige at or prior to the Closing of the following conditions:
                    (a) Representations and Warranties. Each of the representations and warranties of FPFC set forth in this Agreement shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such specified date), in each case subject to the standard set forth in Section 5.1 (except for sections 5.2, 5.3 and 5.4 (a) which shall be true and correct without regard to the standard set forth in Section 5.1); and Prestige shall have received a certificate signed on behalf of FPFC by the Chief Executive Officer and the Chief Financial Officer of FPFC to such effect.
                    (b) Performance of Obligations of FPFC and First Priority Bank. Each of FPFC and First Priority Bank shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Prestige shall have received a certificate signed on behalf of FPFC by the Chief Executive Officer and the Chief Financial Officer of FPFC to such effect.
ARTICLE IX
TERMINATION AND AMENDMENT
          9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or (except as otherwise expressly provided in this Section 9.1) after adoption of this Agreement by the shareholders of Prestige:
                    (a) by mutual consent of FPFC, First Priority Bank and Prestige in a written instrument, if the Board of Directors of each of FPFC, First Priority Bank and Prestige so determines;
                    (b) by either FPFC or Prestige if: (i) any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b) if the denial or order referred to above shall be due to the failure of the party seeking to terminate this Agreement (or

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in the case of FPFC, First Priority Bank) to perform or observe any of its covenants or agreements set forth herein;
                    (c) by either FPFC or Prestige if the Effective Time shall not have occurred on or before June 30, 2008, unless the failure of the Effective Time to occur by such date shall be due to the failure of the party seeking to terminate to perform or observe any of its covenants or agreements set forth herein;
                    (d) by either FPFC or Prestige, provided that the terminating party (or, in the case of FPFC, First Priority Bank) is not then in material breach of any representation, warranty, covenant or other agreement contained herein, if the other party (or, in the case of a termination by Prestige, FPFC or First Priority Bank) shall have breached: (i) any of the covenants or agreements made by such other party herein, or (ii) any of the representations or warranties made by such other party herein, and in either case, such breach (x) is not cured within 30 days following written notice to the party committing such breach specifying in reasonable detail the nature of such breach, or which breach, by its nature, cannot be cured prior to the Closing, and (y) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article VIII hereof;
                    (e) by either FPFC or Prestige if the Prestige Shareholder Approval shall not have been obtained at the Prestige Shareholders Meeting or at any adjournment or postponement thereof;
                    (f) by FPFC, if the Board of Directors of Prestige shall have: (i) breached, in any material respect the provisions of Section 7.4(a), (ii) effected a Change in Prestige Recommendation, or (iii) failed to call, give notice of, convene or hold a meeting of shareholders to consider the Merger within six months after the date hereof;
                    (g) by Prestige, prior to the adoption of this Agreement by the shareholders of Prestige, in accordance with, and subject to the terms and conditions of, Section 7.4(b); provided, however, if Prestige elects to exercise its termination right pursuant to this clause, it must have complied with its obligation to provide advance written notice to FPFC as provided in Section 7.4(b);
          9.2 Effect of Termination.
                    (a) In the event of any termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of FPFC, First Priority Bank, Prestige or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that: (i) Section 7.2(b), this Section 9.2, and Article X shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, none of FPFC, First Priority Bank or Prestige shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

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               (b) Prestige shall pay FPFC, by wire transfer of immediately available funds the sum of $500,000 (the “Prestige Termination Fee”) if this Agreement is terminated as follows:
                    (i) if this Agreement is terminated by Prestige pursuant to Section 9.1(g), Prestige shall pay the entire Prestige Termination Fee at or prior to the time of such termination;
                    (ii) if this Agreement is terminated by FPFC pursuant to Section 9.1(f), Prestige shall pay the entire Prestige Termination Fee on or before the second Business Day after the date of such termination; and
                    (iii) if this Agreement is terminated by FPFC or Prestige pursuant to Section 9.1(e), and a proposal from a third party with respect to a Business Combination (as hereinafter defined) shall have been publicly announced or otherwise communicated or made known to the shareholders of Prestige at any time after the date of this Agreement and on or prior to the date of the Prestige Shareholders Meeting, then if within 12 months after such termination Prestige enters into a definitive agreement with respect to, or consummates, a Business Combination with the third party that made the public announcement or communication, Prestige shall pay the Prestige Termination Fee on or before the second Business Day after the date of such execution or consummation.
                    (iv) if this Agreement is terminated by FPFC or Prestige pursuant to Section 9.1(c) and within six months following such termination Prestige enters into a definitive agreement with respect to, or consummates, a Business Combination, Prestige shall pay the Prestige Termination Fee to FPFC on or before the second Business Day after the date of such execution or consummation.
               For purposes of this Section 9.2(b), the term “Business Combination” means (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Prestige as a result of which the holders of the Prestige Common Stock prior to such transaction (by virtue of their ownership of such stock) cease to own, in the aggregate, at least 50% of the total voting power of the entity surviving or resulting from such transaction (or, if applicable, the ultimate parent thereof), (ii) any sale in a single transaction or series of transactions of more than 50% of the consolidated assets of Prestige, or (iii) any issuance or sale of, or tender or exchange offer for, in a single transaction or series of transactions, voting securities of Prestige resulting in the ownership by any person of more than 50% of the voting power of Prestige (unless the shareholders of Prestige immediately prior to such transaction would own in the aggregate more than 50% of such acquiring person) or by any person (other than Prestige or any of its Affiliates) of more than 50% of the voting power of Prestige.
               (c) Any Prestige Termination Fee that becomes payable pursuant to Section 9.2(b) shall be paid by wire transfer of immediately available funds to an account designated by FPFC.

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                    (d) Prestige and FPFC agree that the agreements contained in Section 9.2(b) are an integral part of the transactions contemplated by this Agreement, that without such agreement neither Prestige nor FPFC would have entered into this Agreement, and that neither the Prestige Termination Fee nor the FPFC Termination Fee constitutes a penalty. If Prestige fails to pay the amount due under Section 9.2(b) within the time period specified in such paragraph, Prestige shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by FPFC in connection with any action, including the filing of any lawsuit, taken to collect payment of such amount, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.
          9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Prestige; provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
          9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
ARTICLE X
GENERAL PROVISIONS
          10.1 Nonsurvival of Representations, Warranties, and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for: (i) those covenants and agreements contained herein and therein which by their terms survive, apply or are to be performed in whole or in part after the Effective Time, and (ii) this Article X.
          10.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except as provided in Section 9.2.

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          10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or telecopied on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
                    (a) if to FPFC or First Priority Bank, to:
First Priority Financial Corp.
2 West Liberty Blvd.
Suite 104
Malvern, Pennsylvania 19355
Attention: David E. Sparks, Chief Executive Officer
Fax No.: (610) 484-5038
                      with a copy to:
Stevens & Lee
620 Freedom Business Center
Suite 200
King of Prussia, Pennsylvania 19406
Attention: Jeffrey P. Waldron
Fax No.: (610) 371-7974
                    (b) if to Prestige, to:
Prestige Bank
104 Pheasant Run
Newtown, Pennsylvania 18940
Attention: Michael Johnson, Chief Executive Officer
Fax No.: (215) 867-2409
                      with a copy to:
Rhoads & Sinon LLP
One South Market Square, 12th Floor
Harrisburg, Pennsylvania 17108
Attention: Charles J. Ferry
Fax No.: (717) 231-6669
          10.4 Interpretation. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words

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“without limitation”. Whenever the word “person” is used in this Agreement, it shall mean an individual, corporation, partnership, association, limited liability company, joint stock company, trust, estate, unincorporated organization, Governmental Entity, or any other legally recognizable entity. Whenever the words “law” or “statute” are used in this Agreement, they shall mean any law, statute, ordinance, regulation, permit, license, certificate, judgment, order, or award of any Governmental Entity. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require Prestige, FPFC or affiliates to take any action which would violate or conflict with any applicable law (whether statutory or common), rule or regulation.
          10.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
          10.6 Entire Agreement. This Agreement (together with the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms.
          10.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (without giving effect to choice of law principles thereof).
          10.8 Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its shareholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
          10.9 Publicity. FPFC and Prestige shall consult with each other before issuing any press release with respect to the Merger or this Agreement and neither FPFC (or any of its subsidiaries) nor Prestige shall issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed.
          10.10 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of any party hereunder shall be assigned by any of the

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parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Except as expressly provided in Section 7.7, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
               IN WITNESS WHEREOF, FPFC, First Priority Bank, and Prestige have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date first above written.

FIRST PRIORITY FINANCIAL CORP.
By:	/s/ David E. Sparks
	Name:	David E. Sparks
	Title:	President and Chief Executive Officer

FIRST PRIORITY BANK.
By:	/s/ David E. Sparks
	Name:	David E. Sparks
	Title:	Chief Executive Officer

PRESTIGE COMMUNITY BANK
By:	/s/ Michael Johnson
	Name:	Michael Johnson
	Title:	President and Chief Executive Officer

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PLAN OF MERGER
OF
PRESTIGE COMMUNITY BANK
WITH AND INTO
FIRST PRIORITY BANK

          PLAN OF MERGER (“Plan of Merger”) dated as of October 19, 2007, regarding PRESTIGE COMMUNITY BANK, a Pennsylvania banking institution (“Prestige”), and FIRST PRIORITY BANK, a Pennsylvania banking institution (“First Priority”).
          WHEREAS, the Boards of Directors of First Priority and Prestige have determined that the merger of Prestige with and into First Priority pursuant to the terms and conditions herein set forth is desirable and in the best interests of First Priority and Prestige, respectively;
          WHEREAS, the Board of Directors of First Priority has approved this Plan of Merger and has authorized First Priority’s execution of this Plan of Merger in accordance with the provisions of the Pennsylvania Banking Code of 1965, as amended (the “Banking Code”); and
          WHEREAS, the Board of Directors of Prestige has approved this Plan of Merger and has authorized Prestige’s execution of this Plan of Merger in accordance with the provisions of the Pennsylvania Banking Code.
          NOW, THEREFORE, First Priority and Prestige, intending to be legally bound and in accordance with the applicable provisions of the Pennsylvania Banking Code, hereby agree as follows:
ARTICLE I.
Merger
          Subject to the terms and conditions of this Plan of Merger and in accordance with the Pennsylvania Banking Code on the Effective Date (as that term is defined in Article V hereof), Prestige shall merge with and into First Priority, the separate corporate existence of Prestige shall cease, and First Priority shall be the surviving corporation under First Priority’s name and charter (such transaction being hereinafter referred to as the “Merger”).

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ARTICLE II.
Articles of Incorporation and By-Laws
          On the Effective Date, the Articles of Incorporation and the By-Laws of First Priority, as in effect immediately prior to the Effective Date, shall continue to be the Articles of Incorporation and By-Laws of the surviving corporation until altered, amended, or repealed.
ARTICLE III.
Board of Directors and Officers
          On the Effective Date, the directors of First Priority shall continue to serve as the Board of Directors of the surviving corporation until such time as their successors have been elected and qualified.
          On the Effective Date, all persons who are executive or other officers of First Priority shall continue to be the officers of the surviving corporation until such time as the Board of Directors of First Priority shall otherwise determine.
ARTICLE IV.
Conversion and Exchange of Shares
          All of the shares of common stock of First Priority outstanding immediately prior to the Effective Date shall continue to remain outstanding after the Effective Date.
          Each share of common stock and each warrant of Prestige outstanding immediately prior to the Effective Date shall be, on the Effective Date, immediately and automatically shall be converted into one share of common stock and one warrant of First Priority Financial Corp. without any further action on the part of Prestige or First Priority.
ARTICLE V.
Effective Date of the Merger
          The Merger shall be effective at the time and on the date specified as the Effective Date in the Articles of Merger filed in accordance with the Pennsylvania Banking Code (such date being referred to herein as the “Effective Date”).
ARTICLE VI.
Effect of the Merger
          On the Effective Date, the separate corporate existence of Prestige shall cease, and all of the property, real, personal, and mixed, and franchises of Prestige, and all debts due on whatever account to it, including subscriptions to shares and other choses in action, shall be deemed to be vested in First Priority, without further act or deed. First Priority shall thenceforth

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be responsible for all the liabilities and obligations of, and shall be the owner of all the assets of, each of Prestige and First Priority, as provided in the Pennsylvania Banking Code.

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ARTICLE VII.
Termination
          This Plan of Merger shall terminate in the event of the termination of the Agreement and Plan of Merger, dated October 19, 2007, by and among First Priority Financial Corp., First Priority Bank and Prestige Community Bank, in accordance with its terms.
          IN WITNESS WHEREOF, First Priority and Prestige have each caused this Plan of Merger to be executed by its duly authorized officers as of the date first written above.

FIRST PRIORITY BANK
By	/s/ David E. Sparks
Name: David E. Sparks
Title: Chief Executive Officer

PRESTIGE COMMUNITY BANK
By	/s/ Michael Johnson
Name: Michael Johnson
Title: President and Chief Executive Officer

48

Annex B
October 18, 2007
Board of Directors
Prestige Community Bank
104 Pheasant Run
Newtown, Pennsylvania 18940
Members of the Board:
Prestige Community Bank (the “Company”) and First Priority Financial Corp. (the “Buyer”) have entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Company will merge with and into a subsidiary of the Buyer (the “Transaction”). Under the terms set forth in the Agreement dated October 18, 2007, at the effective time of the Transaction each outstanding share of the Company’s common stock, $1.00 par value, (“Company Common Stock”), shall be converted into one share of Buyer’s common stock, subject to adjustment as provided in the Agreement. Each option and warrant to purchase Company Common Stock will be converted into an option and warrant, as the case may be, to purchase Buyer’s common stock, as described more fully in the Agreement. The stock received for the Company Common Stock and the options and/or warrants received under the Agreement are referred to as the “Transaction Consideration”. The terms and conditions of the Transaction are set out more fully in the Agreement.
You have asked us, as of the date hereof, whether, in our opinion, the Transaction Consideration is fair, from a financial point of view, to the “Owners of Company Common Stock”. For purposes of this letter, the “Owners of Company Common Stock” shall be defined as all holders of Company Common Stock other than Buyer, any affiliates of Buyer, or any holders of Dissenting Shares.
Curtis Financial Group LLC and affiliates, as part of its investment banking business, is engaged in the valuation of securities and companies for a variety of purposes and in connection with various types of transactions including mergers and acquisitions.
For purposes of this opinion we have, among other things:
(i)	reviewed the historical financial performance, recent financial position and general prospects of the Company and Buyer using publicly available information;

(ii)	reviewed certain internal financial statements and other financial and operating data concerning the Company and Buyer prepared by the Company’s and/or Buyer’s management teams;

Board of Directors
Prestige Community Bank
October 18, 2007

(iii)	reviewed certain financial forecasts and other forward looking financial information prepared by the Company’s and Buyer’s management teams;

(iv)	held discussions with the senior managements of the Company and Buyer concerning the business, past and current operations, financial condition and future prospects of the Company and Buyer;

(v)	reviewed the financial terms and conditions set forth in the Agreement;

(vi)	compared the financial performances of the Company and Buyer with that of certain other banking companies we deemed similar to the Company and Buyer;

(vii)	compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

(viii)	prepared discounted dividend analysis of the Company and Buyer using data and projections supplied by Company and Buyer management;

(ix)	reviewed the relative contribution of assets, liabilities, equity and earnings of the Company and Buyer on a pro forma basis and the relative pro forma ownership of the shareholders of Company and Buyer; and

(x)	made such inquiries and took into account such other matters as we deemed relevant, including our assessment of general economic, market and monetary conditions.
In our review and analysis, and in arriving at our opinion, we have assumed and relied upon, without further due diligence or independent confirmation on our part, the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the Company’s and Buyer’s management as well as information provided by recognized independent sources) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. In addition, we note that you have instructed us to disregard any potential acquisition by the Buyer in our analysis, and the pro forma financial information reviewed by us for the purpose of expressing this opinion did not include the impact of any acquisition or the potential need to raise capital by the Buyer to fund such an acquisition. We have relied upon the assurances of the Company’s and Buyer’s management that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets (including loans) or liabilities (contingent or otherwise) of the Company or Buyer, nor were we furnished with any such evaluation or appraisal. We did not make any independent evaluation of the adequacy of

Board of Directors
Prestige Community Bank
October 18, 2007

the allowance for loan losses of Company or Buyer nor have we reviewed any individual credit files. We have assumed, with your consent, that the Company’s and Buyer’s allowances for loan losses are adequate to cover such losses.
With respect to the status of the Company’s and Buyer’s financial forecasts and projections (and the assumptions and bases therefore) that we have reviewed, upon the advice of the Company’s and Buyer’s managements, we have assumed, without further due diligence or independent confirmation on our part, that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company and Buyer, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have assumed that the Transaction will be consummated upon the terms set forth in the Agreement without material alteration thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on the Company or the Buyer or the contemplated benefits of the Transaction. We have assumed that all of the representations and warranties contained in the Agreement are true and correct and that Company and Buyer will each perform the covenants required by the Agreement. In addition, we have assumed that the historical financial statements of the Company and Buyer reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. We have also assumed, with your consent, that the Transaction will be treated as a tax-free reorganization for federal income tax purposes.
This opinion is necessarily based upon market, economic and other conditions in effect on, and information made available to us as of, the date hereof. We have also assumed for purposes of this opinion that there has been no material change in the financial condition or results of operation of the Company and Buyer from those reflected in its financial statements at and for the period ended June 30, 2007. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. We are expressing no opinion about, nor have any of our analyses taken into account, the impact of any other acquisition the Buyer might make, whether currently contemplated or not. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Owners of Company Common Stock of the Transaction Consideration. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Transaction or (ii) any tax, accounting, legal or other consequences that might result from the Transaction. Our opinion does not address the relative merits of the Transaction and the other business strategies that the Company’s Board of Directors has considered or may be considering, nor does it address the decision of the Company’s Board of Directors to proceed with the Transaction. We are not expressing an opinion as to the prices at which the Company’s or Buyer’s common stock may trade at any time.

Board of Directors
Prestige Community Bank
October 18, 2007

We understand and consent that this opinion will be included in proxy materials mailed to shareholders of the Company. Any other use or publication of all or part of this opinion may be made only with our advance written consent. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement.
Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Transaction. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote, or to take any other action, with respect to the Transaction. This opinion may not be summarized, described or referred to or furnished to any party except with our express, prior written consent.
Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Transaction Consideration is fair to the Owners of Company Common Stock from a financial point of view.

Sincerely, CURTIS FINANCIAL GROUP, LLC
/s/ Curtis Financial Group, LLC

ANNEX C
Section 1930 and Subchapter D of Chapter 15
Dissenters’ Rights
§ 1930. Dissenters rights
     (a) General rule. — If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 151 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).
     (b) Plans adopted by directors only. — Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).
     (c) Cross references. — See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).
     1988, Dec. 21, P.L. 1444, No. 177, § 103, effective Oct. 1, 1989. Amended.
     1992, Dec. 18, P.L. 1333, No. 169, § 3, effective in 60 days.
§ 1571. Application and effect of subchapter.
     (a) General rule. — Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See
     Section 1906(c) (relating to dissenters rights upon special treatment).
     Section 1930 (relating to dissenters rights).
     Section 1931(d) (relating to dissenters rights in share exchanges).
     Section 1932(c) (relating to dissenters rights in asset transfers).
     Section 1952(d) (relating to dissenters rights in division).
     Section 1962(c) (relating to dissenters rights in conversion).
     Section 2104(b) (relating to procedure).
     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

[1]	15 Pa. C.S.A. § 1571 et seq.

     Section 2325(b) (relating to minimum vote requirement).
     Section 2704(c) (relating to dissenters rights upon election).
     Section 2705(d) (relating to dissenters rights upon renewal of election).
     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
     Section 7104(b)(3) (relating to procedure).
     (b) Exceptions. —
          (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:
          (i) listed on a national securities exchange; or
          (ii) held of record by more than 2,000 shareholders;
shall not have the right to obtain payment of the fair value of any such shares under this subchapter.
          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:
          (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.
          (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.
          (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights under special treatment).
          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.
     (c) Grant of optional dissenters rights. — The bylaws or a resolution of the board of directors may direct that all or part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.
     (d) Notice of dissenters rights. — Unless otherwise provided by statute, is a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and
          (2) a copy of this subchapter.
     (e) Other statutes. — The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.
     (f) Certain provisions of articles ineffective. — This subchapter may not be relaxed by any provision of the articles.
     (g) Cross references. — See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).
     1988, Dec. 21, P.L. 1444, No. 177, § 103, effective Oct. 1, 1989. Amended 1990, Dec. 19, P.L. 834, No. 198, § 102, imd. effective.
§ 1572. Definitions
     The following words and phrase when used in this subchapter shall have the meanings given to them in this section unless the contest clearly indicates otherwise:
     “Corporation.” The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division and other liabilities under this subchapter except as otherwise provided in the plan of division.
     “Dissenter.” A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.
     “Fair value.” The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.
     “Interest.” Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.
     1988, Dec. 21, P.L. 14444, No. 177, § 103, effective Oct. 1, 1989. Amended 1990, Dec. 19, P.L. 834, No. 198, § 102, imd. effective.
§ 1573. Record and beneficial holders and owners
     (a) Record holders of shares. — A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.
     (b) Beneficial owners of shares. — A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.
     1988, Dec. 21, P.L. 1444, No. 177, § 103, effective Oct. 1, 1989. Amended 1992, Dec. 18, P.L. 1333, No. 169, § 3, effective in 60 days.
§ 1574. Notice of intention to dissent
     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.
     1988, Dec. 21, P.L. 14444, No. 177, § 103, effective Oct. 1, 1989.
§ 1575. Notice to demand payment
     (a) General rule. — If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:
          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.
          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.
          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.
          (4) Be accompanied by a copy of this subchapter.
     (b) Time for receipt of demand for payment. — The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.
     1988, Dec. 21, P.L. 1444, No. 177, § 103, effective Oct. 1, 1989.
§ 1576. Failure to comply with notice to demand payment, etc.
     (a) Effect of failure of shareholder to act. — A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares. — If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).
     (c) Rights retained by shareholder. — The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.
     1988, Dec. 21, P.L. 1444, No. 177, § 103, effective Oct. 1, 1989. Amended 1990, Dec. 19, P.L. 834, No. 198, § 102, imd. effective.
§ 1577. Release of restrictions or payment for shares
     (a) Failure to effectuate corporate action. — Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.
     (b) Renewal of notice to demand payment. — When uncertified shares have been release from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirement of section 1575 (relating to notice to demand payment), with like effect.
     (c) Payment of fair value of shares. — Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, timely receipt of demand for payment if the corporate action has the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:
          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.
          (2) A statement of the corporation’s estimate of the fair value of the shares.
          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.
     (d) Failure to make payment. — If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.
     1988, Dec. 21, P.L. 1444, No. 177, § 103, effective Oct. 1, 1989. Amended 1990, Dec. 19, P.L. 834, No. 198, § 102, imd. effective.

§ 1578. Estimate by dissenter of fair value of shares
     (a) General rule. — If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter’s shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.
     (b) Effect of failure to file estimate. — Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.
     1988, Dec. 21, P.L. 1444, No. 177, § 103, effective Oct. 1, 1989. Amended 1990, Dec. 19, P.L> 834, No. 198, § 102, imd. effective.
§ 1579. Valuation proceedings generally
     (a) General rule. — Within 60 days after the latest of:
          (1) effectuation of the proposed corporate action;
          (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or
          (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);
if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.
     (b) Mandatory joinder of dissenters. — All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).2
     (c) Jurisdiction of the court. — The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.
     (d) Measure of recovery. — Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.
     (e) Effect of corporation’s failure to file application. — If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an

[2]	42 Pa.C.S.A. § 5301 et seq.

application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation’s estimate of the fair value of the shares and no more, and may bring action to recover any amount not previously remitted.
     1988, Dec. 21, P.L. 1444, No. 177, § 103, effective Oct. 1, 1989.